UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Filed by a Party other than the Registrant  ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a–12
FARADAY FUTURE INTELLIGENT ELECTRIC INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a–6(i)(1) and 0–11

FARADAY FUTURE INTELLIGENT ELECTRIC INC.
18455 S. Figueroa Street
Gardena, California 90248
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON AUGUST 16, 2023
Dear Stockholder:
You are cordially invited to attend a Special Meeting of Stockholders (including any adjournment, postponement or rescheduling thereof, the “Special Meeting”) of Faraday Future Intelligent Electric Inc., a Delaware corporation (“FF” or the “Company”), which will be held on August 16, 2023 at 9:00 a.m. Pacific Time. In light of our successful virtual stockholder meetings in the past, which allowed for greater participation by our stockholders, we have determined that the Special Meeting will be held in a virtual meeting format only, via live audio webcast. Stockholders will not be able to attend the Special Meeting in person. To attend the Special Meeting, please visit www.virtualshareholdermeeting.com/FFIE2023. The live audio webcast will begin promptly at 9:00 a.m. Pacific Time, with online access beginning at 8:45 a.m. Pacific Time. If you plan to attend the Special Meeting, please refer to the attendance and registration information in the accompanying proxy statement (the “Proxy Statement”).
The Special Meeting will be held for the purpose of voting upon the following three proposals:
Proposal 1: Proposal to approve an amendment to the Company’s Second Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s common stock by a ratio of any whole number in the range of 1-for-2 to 1-for-90 (the “Reverse Stock Split”), with such ratio to be determined in the discretion of the board of directors of the Company and with such action to be effected at such time and date, if at all, as determined by the board of directors of the Company within one year after the conclusion of the Special Meeting (the “Reverse Stock Split Proposal”).
THE BOARD RECOMMENDS VOTING “FOR” THE REVERSE STOCK SPLIT PROPOSAL.
Proposal 2: Proposal to approve, if and only if the Reverse Stock Split Proposal is approved and the Reverse Stock Split is implemented at a ratio of 1-for-8 or greater, an amendment to the Company’s Second Amended and Restated Certificate of Incorporation, as amended, if necessary to reduce the number of authorized shares of the Company’s common stock to a number equal to 12,355,000,000 divided by the reverse stock split ratio determined by the Board (the “Authorized Share Cap Proposal”).
THE BOARD RECOMMENDS VOTING “FOR” THE AUTHORIZED SHARE CAP PROPOSAL.
Proposal 3: Proposal to approve, as is required by the applicable rules and regulations of the Nasdaq Stock Market, transactions involving notes and warrants of the Company issued or to be issued pursuant to the Securities Purchase Agreement, dated May 8, 2023, (as amend, supplemented or otherwise modified) among the Company and the purchasers party thereto, including the issuance of any shares in excess of 19.99% of the issued and outstanding shares of the Company’s common stock in respect of such notes and warrants (the “Share Issuance Proposal”).
THE BOARD RECOMMENDS VOTING “FOR” THE SHARE ISSUANCE PROPOSAL.
Proposal 4: Proposal to approve an amendment to the Faraday Future Intelligent Electric Inc. Amended and Restated 2021 Stock Incentive Plan (the “2021 Plan”) in order to increase the number of shares of Class A Common Stock available for issuance under the 2021 Plan by an additional 206,785,991 shares, subject to approval by the Company’s stockholders (the “2021 Plan Proposal”).
THE BOARD RECOMMENDS VOTING “FOR” THE 2021 PLAN PROPOSAL.

Proposal 5. Proposal to approve one or more adjournments of the Special Meeting by the Company from time to time to permit further solicitation of proxies, if necessary or appropriate, if sufficient votes are not represented at the Special Meeting to approve the Reverse Stock Split Proposal at the time of such adjournment or if otherwise determined by the chairperson of the Special Meeting to be necessary or appropriate (the “Adjournment Proposal”).
THE BOARD RECOMMENDS VOTING “FOR” THE ADJOURNMENT PROPOSAL.
Each proposal is more fully described in the Proxy Statement accompanying this notice.
This Notice of Special Meeting, the accompanying Proxy Statement and the form of proxy are first being mailed on or about July 20, 2023 to stockholders of record as of June 23, 2023 (the “Record Date”). Only stockholders of record at the close of business on the Record Date may vote at the Special Meeting.
YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, WE ENCOURAGE YOU TO READ THE PROXY STATEMENT AND SUBMIT YOUR PROXY OR VOTE INSTRUCTIONS AS SOON AS POSSIBLE SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND SO THAT THE PRESENCE OF A QUORUM MAY BE ASSURED.
You may cast your vote over the Internet, by telephone or by completing and mailing the proxy card by following the instructions on the enclosed proxy card. Signing and returning the proxy card or submitting your proxy by Internet or telephone in advance of the Special Meeting will not prevent you from voting at the Special Meeting if you attend virtually, but will assure that your vote is counted if you are unable to attend the Special Meeting. Proxies forwarded by or for banks, brokers or other nominees should be returned as requested by them. We encourage you to vote promptly to ensure your vote is represented at the Special Meeting, regardless of whether you plan to attend the Special Meeting.
If you have any questions or need assistance voting, please contact our proxy solicitor:
Georgeson LLC
1290 Avenue of the Americas
New York, NY
Phone: 1-866-295-8105 (toll-free within the United States) or 1-781-575-2137 (outside of the United States)
Email: Faraday@georgeson.com
This 20th day of July, 2023.
By Order of the Board of Directors

/s/ Adam (Xin) He
Adam (Xin) He Interim Board Chairman Gardena, California

i

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

18455 S. Figueroa Street
Gardena, California 90248
SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 16, 2023

PROXY STATEMENT

INTRODUCTION
This proxy statement (this “Proxy Statement”) and the accompanying proxy card are being furnished to stockholders of Faraday Future Intelligent Electric Inc., a Delaware corporation (“FF,” the “Company,” “our,” “us,” or “we”), in connection with the solicitation of proxies by our board of directors (the “Board”) for use at our Special Meeting of Stockholders to be held August 16, 2023 (including any adjournment, postponement or rescheduling thereof, the “Special Meeting”). The Special Meeting will be held at 9:00 a.m. Pacific Time. In light of our successful virtual stockholder meetings in the past, which allowed for greater participation by our stockholders, we have determined that the Special Meeting will be held in a virtual meeting format only, via live audio webcast. Stockholders will not be able to attend the Special Meeting in person. To attend the Special Meeting, please visit www.virtualshareholdermeeting.com/FFIE2023. The live audio webcast will begin promptly at 9:00 a.m. Pacific Time, with online access beginning at 8:45 a.m. Pacific Time. You will be able to vote and submit questions online through the virtual meeting platform during the Special Meeting.
Only stockholders of record as of the close of business on June 23, 2023, the record date for determination of the stockholders entitled to vote at the Special Meeting (the “Record Date”), will be entitled to vote at the Special Meeting.
INFORMATION ABOUT THE SPECIAL MEETING
Why is the Company holding a Special Meeting of Stockholders?
The Board has called this Special Meeting of the Company’s stockholders to vote on four proposals.
Proposal 1 is to approve an amendment to the Company’s Second Amended and Restated Certificate of Incorporation (as amended, the “Charter”) to effect a reverse stock split of the Company’s common stock by a ratio of any whole number in the range of 1-for-2 to 1-for-90 (the “Reverse Stock Split”), with such ratio to be determined in the discretion of the Board and with such action to be effected at such time and date, if at all, as determined by the Board within one year after the conclusion of the Special Meeting (the “Reverse Stock Split Proposal”). For further information regarding the Reverse Stock Split Proposal, please refer to page 9 of this Proxy Statement.
Proposal 2 is to approve, if the Reverse Stock Split Proposal is approved and the Reverse Stock Split is implemented at a ratio of 1-for-8 or greater, an amendment to the Charter, if necessary to reduce the number of authorized shares of the Company’s common stock to a number equal to 12,355,000,000 divided by the reverse stock split ratio determined by the Board (the “Authorized Share Cap Proposal”). For further information regarding the Authorized Share Cap Proposal, please refer to page 15 of this Proxy Statement.
Proposal 3 is to approve, as is required by the applicable rules and regulations of The Nasdaq Stock Market LLC (“Nasdaq”), transactions involving notes and warrants of the Company issued or to be issued pursuant to the Securities Purchase Agreement, dated May 8, 2023 (as amended by that certain Amendment No.1 dated June 26, 2023 (“Amendment No. 1”), that certain Joinder and Amendment Agreement dated as of June 26, 2023, and that certain Second Joinder and Amendment Agreement dated as of June 26, 2023, the “Unsecured SPA”), among the Company and the purchasers party thereto, including the issuance of any shares in excess of 19.99% of the issued and outstanding shares of the Company’s common stock in respect of such notes and warrants (the “Share Issuance Proposal”). For further information regarding the Share Issuance Proposal, please refer to page 18 of this Proxy Statement.

Proposal 4 is to approve an amendment to the Faraday Future Intelligent Electric Inc. Amended and Restated 2021 Stock Incentive Plan (the “2021 Plan”) in order to increase the number of shares of the Company’s Class A common stock (the “Class A Common Stock”) available for issuance under the 2021 Plan by an additional 206,785,991 shares (the “2021 Plan Proposal”). For further information regarding the 2021 Plan Proposal, please refer to page 22 of this Proxy Statement.
Proposal 5 is to approve one or more adjournments of the Special Meeting by the Company from time to time to permit further solicitation of proxies, if necessary or appropriate, if sufficient votes are not represented at the Special Meeting to approve the Reverse Stock Split Proposal at the time of such adjournment or if otherwise determined by the chairperson of the Special Meeting to be necessary or appropriate (the “Adjournment Proposal”).
WE ENCOURAGE YOU TO RETURN YOUR PROXIES OR VOTING INSTRUCTIONS FOR THE SPECIAL MEETING TO ENSURE THAT YOUR VOTES ARE COUNTED ON EACH MATTER THAT IS BROUGHT TO A VOTE OF THE COMPANY’S STOCKHOLDERS.
When and where will the Special Meeting be held?
The Special Meeting will be held on August 16, 2023 at 9:00 a.m. Pacific Time at www.virtualshareholdermeeting.com/FFIE2023.
Why am I receiving these materials?
You are receiving this Proxy Statement and the enclosed proxy card because the Board is soliciting your vote at the Special Meeting. This Proxy Statement summarizes material information with respect to the Special Meeting and the proposals being voted upon thereat. You may cast your vote over the Internet, by telephone or by completing and mailing the proxy card by following the instructions on the enclosed proxy card. You do not need to attend the Special Meeting to vote your shares.
How can I attend the Special Meeting?
Stockholders as of the Record Date (or their authorized representatives) may attend, vote and submit questions virtually at the Special Meeting by logging in at www.virtualshareholdermeeting.com/FFIE2023. To log in, stockholders (or their authorized representatives) will need the control number provided on their proxy card or voting instruction form. If you are not a stockholder or do not have a control number, you may still access the Special Meeting as a guest, but you will not be able to submit questions or vote at the Special Meeting.
The Special Meeting will begin promptly at 9:00 a.m. Pacific Time, on August 16, 2023. We encourage you to access the Special Meeting prior to the start time. Online access will open at 8:45 a.m. Pacific Time, and you should allow ample time to log in to the meeting webcast and test your computer audio system. We recommend that you carefully review the procedures needed to gain admission in advance.
What if I have technical difficulties or trouble accessing the virtual Special Meeting?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Special Meeting. If you encounter any difficulties accessing the virtual meeting during check-in or during the meeting, please call the technical support number that will be posted on the virtual stockholder meeting login page at www.virtualshareholdermeeting.com/FFIE2023.
What proposals will be voted on at the Special Meeting? What is the Board’s voting recommendation?
At the Special Meeting, stockholders will be asked to consider the Reverse Stock Split Proposal, the Authorized Share Cap Proposal, the Share Issuance Proposal, the 2021 Plan Proposal and the Adjournment Proposal.
THE BOARD RECOMMENDS VOTING “FOR” EACH OF THE REVERSE STOCK SPLIT PROPOSAL, THE AUTHORIZED SHARE CAP PROPOSAL, THE SHARE ISSUANCE PROPOSAL, THE 2021 PLAN PROPOSAL AND THE ADJOURNMENT PROPOSAL.
Will any other business not discussed in this Proxy Statement come before the Special Meeting?
No. Pursuant to the amended and restated bylaws of the Company (the “Bylaws”), any business transacted at any special meeting of stockholders will be limited to the purposes stated in the notice of the meeting.

What is the quorum requirement?
A quorum of stockholders is necessary to hold the Special Meeting and vote upon the Reverse Stock Split Proposal, the Authorized Share Cap Proposal, the Share Issuance Proposal, the 2021 Plan Proposal and the Adjournment Proposal. The presence, by virtual attendance, remote communication, if applicable, or represented by proxy duly authorized, of the holders of one-third of the voting power of the outstanding shares of Common Stock and Series A Preferred Stock issued and outstanding on the Record Date and entitled to vote at any meeting of stockholders shall constitute a quorum for the transaction of business at the Special Meeting. On the Record Date, there were 1,487,895,221 shares outstanding and entitled to vote and one share of Series A Preferred Stock outstanding and entitled to vote on the Reverse Stock Split Proposal (subject to the requirements set forth in the Certificate of Designation for the Series A Preferred Stock being satisfied). Thus, in addition to the presence of the Series A Preferred Stock at the meeting, the holders of 495,965,074 shares of the Company's Common Stock must be present by virtual attendance or represented by proxy at the Special Meeting to have a quorum.
In addition, unless at least one-third of the shares of Common Stock outstanding on the Record Date are present by virtual attendance at the Special Meeting or represented by proxy, the holder of Series A Preferred Stock will not cast any votes on the Reverse Stock Split Proposal.
Your shares will be counted toward the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote online during the Special Meeting. Abstentions will be counted toward the quorum requirement.
If there is no quorum, the Special Meeting may be adjourned to another date by the holders of a majority of shares present by virtual attendance at the meeting or represented by proxy or by the chairperson of the meeting without any action by the stockholders to permit further solicitation of proxies.
Who is entitled to vote?
The Record Date for the Special Meeting is the close of business on June 23, 2023. As of the Record Date, 1,487,895,221 shares of FF common stock, par value $0.0001 per share, were outstanding, consisting of 1,423,894,633 shares of Class A Common Stock and 64,000,588 shares of Class B common stock (the “Class B Common Stock” and, together with the Class A Common Stock, “Common Stock”), and one share of Series A Preferred Stock. Only holders of record of Common Stock and Preferred Stock as of the Record Date will be entitled to notice of, and to vote at, the Special Meeting. Each stockholder is entitled to one vote for each share of Class A Common Stock and/or Class B Common Stock held by such stockholder and 60,000,000,000 votes for each share of Series A Preferred Stock held by such stockholder on the Record Date. The share of Series A Preferred Stock may only vote on the Reverse Stock Split Proposal as described below.
On June 15, 2023, the holder of all of the issued and outstanding shares of Class B Common Stock, pursuant to and in accordance with Article VI, Section 6.1 of the Charter and Section 229 of the Delaware General Corporation Law, approved on behalf of the Class B Common Stock (among other things) the issuance of the share of Series A Preferred Stock and terms of the Series A Preferred Stock.
In June 2023, the Company entered into separate Share Allocation and Voting Agreements (the “Voting Agreements”) with each of V W Investment Holding Limited, Senyun International Ltd. and Metaverse Horizon Limited, as holders of senior unsecured convertible promissory notes issued pursuant to the Unsecured SPA and/or senior secured convertible notes (the “Parties”). Pursuant to the Voting Agreements, the Company has agreed to allocate additional shares of Class A Common Stock to the Parties and the Parties have agreed to vote, or cause to be voted, all outstanding shares of Class A Common Stock held by the Parties affirmatively in favor of certain matters proposed for approval and recommended by the Board at the Special Meeting, including the Reverse Stock Split Proposal. In June 2023, the Company also entered into the Voting Agreement with FF Prosperity Ventures LLC pursuant to which FF Prosperity Ventures LLC agreed to vote all shares of Class A Common Stock held by it affirmatively in favor of the Reverse Stock Split Proposal.
How many votes do I have?
For each proposal on the agenda for the Special Meeting, you have one vote for each share of Common Stock you owned as of the Record Date. The holder of the one outstanding share of our Series A Preferred Stock has 60,000,000,000 votes but has the right to vote only on the Reverse Stock Split Proposal and the Series A Preferred Stock votes must be voted in the same proportion as the votes cast by shares of Common Stock on such proposal. For example, if 60% of the votes cast by holders of common stock for the Reverse Stock Split Proposal vote “For” the proposal and 40% vote “Against” the proposal, the holder of the share of Series A Preferred Stock will cast 36,000,000,000 votes “For” the Reverse Stock Split Proposal and 24,000,000,000 votes “Against” the Reverse Stock Split Proposal. The Series A Preferred Stock will vote on the Reverse Stock Split Proposal as a single class with the Common Stock. The share of Series A Preferred Stock will be automatically redeemed by us effective upon the approval of the Reverse Stock Split Proposal (or at an earlier time as the Board may determine in its sole discretion).
How do I vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote electronically during the Special Meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy over the Internet by following the instructions on the enclosed proxy card. We urge you to vote by proxy, regardless of whether you plan to attend the Special Meeting, to ensure your vote is counted. You may still attend the Special Meeting and vote electronically during the meeting even if you have already voted by proxy.
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To vote your shares electronically during the Special Meeting, follow the instructions above for participating in the Special Meeting. Join the Special Meeting as a “Stockholder” with your control number, and click on the “Cast Your Vote” link on the meeting center website.

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To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Special Meeting, your shares will be voted as you direct.

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To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the enclosed proxy card. Your vote must be received by 8:59 p.m. Pacific Time, on August 15, 2023 to be counted.

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To vote over the Internet, go to www.virtualshareholdermeeting.com/FFIE2023 and follow the steps outlined to complete an electronic proxy card. You will be asked to provide the Company number and control number from the enclosed proxy card. Your vote must be received by 8:59 p.m. Pacific Time, on August 15, 2023 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote your shares electronically during the Special Meeting, you must obtain a valid legal proxy from your broker, bank or other agent and register in advance by following the instructions above, join the Special Meeting as a “Stockholder” with your control number, and click on the “Cast Your Vote” link on the meeting center website. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.
How do I change my vote or revoke my proxy?
You may change your vote or revoke your proxy at any time before it is voted at the Special Meeting. If you are a stockholder of record, you may change your vote or revoke your proxy by:
•	delivering, to the attention of the Corporate Secretary at the address on the first page of this Proxy Statement, a written notice of revocation of your proxy;
•	delivering to us an authorized proxy bearing a later date (including a proxy over the Internet or by telephone); or
•	attending the Special Meeting and voting electronically, as indicated above under “How do I vote?” Attendance at the Special Meeting will not, by itself, revoke a proxy.
If your shares are held in the name of a bank, broker or other nominee, you may change your vote by submitting new voting instructions to your bank, broker or other nominee. Please note that if your shares are held of record by a bank, broker or other nominee, and you decide to attend and vote at the Special Meeting, your vote at the Special Meeting will not be effective unless you present a legal proxy, issued in your name from the record holder (your bank, broker or other nominee).
If I vote in advance, can I still attend the Special Meeting?
Yes. You are encouraged to vote promptly by returning your signed proxy card by mail or, if applicable, by appointing a proxy to vote electronically via the Internet or by telephone so that your shares will be represented at the Special Meeting. However, returning your proxy card does not affect your right to attend the Special Meeting.
How many votes are required for the approval of the Reverse Stock Split Proposal, the Authorized Share Cap Proposal, the Share Issuance Proposal, the 2021 Plan Proposal and the Adjournment Proposal, and how will abstentions and broker non-votes be treated?
Vote Required
Proposal 1. The affirmative vote of the holders of a majority of the voting power of the outstanding shares of Common Stock and the one share of Series A Preferred Stock, voting together as a single class, is required for the approval of Proposal 1, the Reverse Stock Split Proposal.
Proposal 2. The affirmative vote of the holders of a majority of the voting power of the outstanding shares of Common Stock is required for the approval of Proposal 2, the Authorized Share Cap Proposal. The Series A Preferred Stock is not entitled to vote on this proposal.
Proposal 3. The affirmative vote of a majority of the voting power of the shares of Common Stock present by virtual attendance or represented by proxy at the Special Meeting and entitled to vote is required for the approval of Proposal 3, the Share Issuance Proposal. The Series A Preferred Stock is not entitled to vote on this proposal.
Proposal 4. The affirmative vote of a majority of the voting power of the shares present by virtual attendance or represented by proxy at the Special Meeting and entitled to vote is required for the approval of Proposal 4, the 2021 Plan Proposal. The Series A Preferred Stock is not entitled to vote on this proposal.
Proposal 5. The affirmative vote of a majority of the voting power of the shares of Common Stock present by virtual attendance or represented by proxy at the Special Meeting and entitled to vote is required for the approval of Proposal 5, the Adjournment Proposal. The Series A Preferred Stock is not entitled to vote on this proposal.
Abstentions
A stockholder may abstain from voting with respect to each item submitted for stockholder approval. Abstentions will be counted as present for purposes of determining the existence of a quorum. For all proposals, abstentions will have the same effect as a vote against such proposal.
Broker Non-Votes
If you are a beneficial owner of shares held in street name and you do not instruct your broker how to vote your shares, the question of whether your broker will still be able to vote your shares depends on whether the New York Stock Exchange (“NYSE”) deems the particular proposal to be a “routine” matter. Although our shares are listed with Nasdaq, the NYSE regulates broker-dealers and their discretion to vote on stockholder proposals. Under the NYSE rules applicable to brokers and other similar organizations that are subject to NYSE rules, such organizations may use their discretion to vote your “uninstructed shares” with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. Under such rules and interpretations, non-routine matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. In this regard, the NYSE has advised us that the Share Issuance Proposal and the 2021 Plan Proposal should each be considered “non-routine” and, accordingly, we believe that your broker may NOT vote your shares on such proposals without your instructions. The NYSE has also advised us that that Reverse Stock Split Proposal, the Authorized Share Cap Proposal and the Adjournment Proposal should be considered as “routine” and, accordingly, we believe that your broker may vote your shares on such proposals without instructions from you. Nevertheless, whether a proposal is “routine” or “non-routine” remains subject to the final determination of the NYSE. If your shares are held by a bank, we believe your shares cannot be voted without your specific instructions. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker that holds your shares, we believe your broker should have discretionary authority under NYSE rules to vote your shares on the Reverse Stock Split Proposal, the Authorized Share Cap Proposal and the Adjournment Proposal absent additional instructions from you. Given such discretionary authority, we do not anticipate broker non-votes for these proposals.
Broker non-votes will be counted as present for purposes of determining the existence of a quorum. For the Reverse Stock Split Proposal and the Authorized Share Cap Proposal, broker non-votes will have the same effect as a vote against. Broker non-votes will have no effect on the Share Issuance Proposal, the 2021 Plan Proposal and the Adjournment Proposal. Although abstentions and broker non-votes, if any, will technically have the same effect as “Against” votes with respect to the Reverse Stock Split Proposal, because the share of Series A Preferred Stock has 60,000,000,000 votes and will vote in a manner that mirrors votes actually cast (which does not include abstentions or broker non-votes), abstentions and broker non-votes, if any, will have virtually no effect on the outcome of the Reverse Stock Split Proposal. Therefore, if you do not wish for the Reverse Stock Split Proposal to pass, you should vote “Against” this proposal.
What are the consequences if the Reverse Stock Split Proposal is not approved?
At a special meeting of stockholders of the Company held on November 3, 2022, stockholders approved a proposal to approve an amendment to the Charter to effect a reverse stock split of the Common Stock by a ratio of any whole number in the range of 1-for-2 to 1-for-10, and a corresponding reduction in the number of authorized shares of Common Stock (after adjustment of the number of authorized shares, if applicable), with such ratio to be determined in the discretion of the Board and with such action to be effected at such time and date, if at all, as determined by the Board within one year after such special meeting of stockholders. Due to such prior approval, the failure to obtain approval of the Reverse Stock Split Proposal at the Special Meeting would not hinder the Board from adopting an amendment to the Charter to effect a reverse stock split of the Common Stock by a ratio of any whole number in the range of 1-for-2 to 1-for-10, but would bar the Board from effecting a reverse stock split of the Common Stock by a ratio of any whole number in the range of 1-for-11 to 1-for-90 and may result in the Class A Common Stock becoming delisted by Nasdaq. Delisting of the Class A Common Stock by Nasdaq may hinder the Company’s ability to raise financing and may result in the Company having to file for bankruptcy.
If it passes, will the Reverse Stock Split apply proportionately to the Class A Common Stock and the Class B Common Stock?
Yes. The Reverse Stock Split will apply proportionately to the Class A Common Stock and the Class B Common Stock. For example, if the Reverse Stock Split Proposal is approved and a 1-for-2 reverse stock split is implemented, there shall be issued and outstanding immediately following such reverse stock split (i) one share of Class A Common Stock for every two shares of Class A Common Stock issued and outstanding immediately prior to such reverse stock split (before taking into account any Class A Common Stock required to be issued to individual holders to avoid fractional shares) and (ii) one share of Class B Common Stock for every two shares of Class B Common Stock issued and outstanding immediately prior to such reverse stock split (before taking into account any Class B Common Stock required to be issued to individual holders to avoid fractional shares).
What are the consequences if the Authorized Share Cap Proposal is not approved?
If the Authorized Share Cap Proposal is not approved and the Reverse Stock Split Proposal is approved and the Board subsequently determines, in its sole discretion, to implement the Reverse Stock Split, the number of outstanding shares of Common Stock will be reduced in proportion to the ratio of the Reverse Stock Split chosen by the Board, but the number of authorized shares of Common Stock will not be decreased and will effectively result in an increase of the authorized but unissued shares of Common Stock proportionate to the split ratio of the Reverse Stock Split chosen by the Board. The Authorized Share Cap Proposal will be implemented, if and only if, the Reverse Stock Split Proposal is approved and the Reverse Stock Split is implemented at a ratio of 1-for-8 or greater. Approval of the Reverse Stock Split Proposal is not contingent on approval of the Authorized Share Cap Proposal.
What are the consequences if the Share Issuance Proposal is not approved?
Pursuant to the Unsecured SPA, the Company is obligated to use reasonable best efforts to hold the Special Meeting and use reasonable best efforts to obtain stockholder approval (the “Stockholder Approval”) of the Share Issuance Proposal prior to July 7, 2023. If the Share Issuance Proposal is not approved at the Special Meeting, the Company would be obligated under the Unsecured SPA to use reasonable best efforts to seek approval of the Share Issuance Proposal at a second special meeting of stockholders within 30 days after the Special Meeting and at each annual meeting of Company stockholders thereafter (starting in 2024) until such approval is obtained or until the notes issued pursuant to the Unsecured SPA are no longer outstanding. Additionally, the Share Issuance Proposal is a closing condition for certain fundings pursuant to the Unsecured SPA. The failure to obtain approval of the Share Issuance Proposal may hinder the Company from obtaining such further funding and/or from obtaining future financing, which may result in the Company having to file for bankruptcy.
What are the consequences if the 2021 Plan Proposal is not approved?
If the 2021 Plan Proposal is not approved, then the Company will not have sufficient shares available for future grant needs and will lose a critical tool for attracting, retaining and motivating applicable executives, personnel and non-employee directors, and the Compensation Committee of the Board would be required to revise its compensation philosophy and formulate other cash-based programs to attract, retain, and compensate eligible officers, employees and non-employee directors.
What are the consequences if the Adjournment Proposal is not approved?
Our Bylaws provide that in the event a quorum is present at the Special Meeting but sufficient votes to approve any of the proposed items are not received, the chairperson of the Special Meeting may decide to adjourn the Special Meeting without any action by the stockholders to permit further solicitation of proxies. Additionally, the chairperson of the Special Meeting may decide to adjourn the Special Meeting without any action by the stockholders whenever the requisite quorum has not been obtained to permit further solicitation of proxies.
What happens if stockholders approve one or more proposals but not others?
Approval of the Reverse Stock Split (Proposal 1) is not contingent upon stockholder approval of the Authorized Share Cap Proposal (Proposal 2) or the Share Issuance Proposal (Proposal 3). However, the Authorized Share Cap Proposal is contingent on approval of the Reverse Stock Split Proposal and the implementation of the Reverse Stock Split at a ratio of 1-for-8 or greater. If our stockholders approve the Reverse Stock Split Proposal, the Board will implement the Reverse Stock Split only upon a determination that the Reverse Stock Split is in the best interests of the stockholders at that time, regardless of whether our stockholders vote against the Authorized Share Cap Proposal or the Share Issuance Proposal. The Board will then select the ratio for the Reverse Stock Split within the range approved by stockholders that the Board determines to be advisable and in the best interests of the stockholders, considering relevant market conditions at the time the Reverse Stock Split is to be implemented.
How will my shares be voted if I return a blank proxy card or voting instruction form?
If your shares are registered in your name, you must sign and return a proxy card in order for your shares to be voted, unless you vote via the Internet or by telephone, or vote at the Special Meeting. If you provide specific voting instructions, your shares will be voted as you have instructed. If you execute the proxy card and do not provide voting instructions on any given matter, your shares will be voted in accordance with our Board’s recommendations on that matter. We urge you to sign, date and return the enclosed proxy card in the postage-paid envelope provided, or vote via the Internet or by telephone as instructed on the proxy card, whether or not you plan to vote at the Special Meeting.
If your shares are held in “street name” (that is, held for your account by a broker, bank or other nominee), you will receive a voting instruction form from your broker, bank or other nominee. You must follow these instructions in order for your shares to be voted. Your broker is required to vote those shares in accordance with your instructions. If you do not instruct your broker, bank or other nominee how to vote your shares, then your shares may not be voted by your broker, bank or other nominee with regards to the Share Issuance Proposal or the 2021 Plan Proposal, but your shares may be voted on by your broker, bank or other nominee in their discretion with regards to the Reverse Stock Split Proposal, the Authorized Share Cap Proposal and the Adjournment Proposal. If your broker, bank or other nominee executes the proxy card and does not provide voting instructions on any given matter, your shares will be voted in accordance with our Board’s recommendations on that matter. We urge you to instruct your broker, bank or other nominee to vote your shares in accordance with our Board’s recommendations on the voting instruction form, whether or not you plan to vote at the Special Meeting.

What is the deadline for submitting a proxy?
To ensure that proxies are received in time to be counted prior to the Special Meeting, proxies submitted by Internet or by telephone should be received by 8:59 p.m. Pacific Time on the day prior to the date of the Special Meeting, and proxies submitted by mail should be received by the close of business on the day prior to the date of the Special Meeting.
What does it mean if I receive more than one proxy card from the Company?
If you hold your shares in more than one account, you will receive a proxy card for each account. To ensure that all of your shares are voted, please complete, sign, date and return a proxy card for each account or use the proxy card for each account to vote by Internet or by telephone. To ensure that all of your shares are represented at the Special Meeting, we recommend that you vote every proxy card that you receive.
Can I ask questions at the virtual Special Meeting?
Stockholders as of the Record Date who attend and participate in our virtual Special Meeting will have an opportunity to submit questions live via the Internet during a designated portion of the Special Meeting. To ensure the orderly conduct of the Special Meeting, we encourage you to submit questions in advance of the Special Meeting until 8:59 p.m. Pacific Time the day before the Special Meeting by going to www.virtualshareholdermeeting.com/FFIE2023 and logging in with your control number.
During the Special Meeting, we will spend up to 10 minutes answering stockholder questions that comply with the meeting rules of procedure. The rules of procedure, including the topics and types of questions that will be accepted, will be posted on the Special Meeting website during the Special Meeting. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition. Stockholders must have available their control number provided on their proxy card to ask questions during the Special Meeting.
Only questions pertinent to meeting matters will be answered during the meeting, subject to time constraints, and in accordance with our rules of conduct for the Special Meeting.
How do I ask questions during the Special Meeting?
If you are a stockholder of record, or a beneficial owner who registered in advance by following the instructions above, you can join the Special Meeting as a “Stockholder” with your control number and may submit questions during the Special Meeting at www.virtualshareholdermeeting.com/FFIE2023. We also encourage you to submit questions in advance of the meeting until 8:59 p.m. Pacific Time the day before the Special Meeting by going to www.virtualshareholdermeeting.com/FFIE2023 and logging in with your control number.
Will a stockholder list be available for inspection?
A list of stockholders entitled to vote at the Special Meeting will be available for inspection by stockholders for any purpose germane to the Special Meeting for 10 business days prior to the Special Meeting at Faraday Future Intelligent Electric Inc., 18455 S. Figueroa Street, Gardena, California 90248, between the hours of 9:00 a.m. and 5:00 p.m. Pacific Time. The stockholder list will also be available to stockholders of record for examination during the Special Meeting at www.virtualshareholdermeeting.com/FFIE2023. You will need the control number included on your proxy card or otherwise provided by your bank, broker or other nominee.
How can I find out the results of the voting at the Special Meeting?
We will report the voting results of the Special Meeting in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) within four business days following the Special Meeting, a copy of which will also be available on our website at https://investors.ff.com/.
Whom can I contact for further information?
If you have any questions, please contact our proxy solicitor:
Georgeson LLC
1290 Avenue of the Americas
New York, NY
Phone: 1-866-295-8105 (toll-free within the United States) or 1-781-575-2137 (outside of the United States)
Email: Faraday@georgeson.com

PROPOSAL 1: THE REVERSE STOCK SPLIT PROPOSAL
The Board recommends that the stockholders authorize the Board to adopt an amendment to the Charter to effect a reverse stock split of the issued and outstanding Common Stock, by a ratio of any whole number in the range of 1-for-2 to 1-for-90 (the “Reverse Stock Split”). The Board may determine, in its sole discretion, whether to implement the Reverse Stock Split, as well as its specific timing and ratio, provided that any reverse stock split is implemented within one year after the conclusion of the Special Meeting.
If the shareholders approve the Reverse Stock Split Proposal, the Board, in its discretion, may elect to effect the Reverse Stock Split Proposal, or the Board may determine in its discretion not to proceed with the Reverse Stock Split Proposal. The Reverse Stock Split will only be effected after the Board (or a duly authorized committee of the Board) authorizes the filing of a Certificate of Amendment to the Charter with the Secretary of State of the State of Delaware and upon the filing and effectiveness of such Certificate of Amendment (the “Effective Time”). The text of the form of such amendment is set forth in Annex A to this Proxy Statement. Such text is subject to amendment to include such changes as may be required by the office of the Secretary of State of Delaware or as the Board deems necessary and advisable to effect the Reverse Stock Split, if any. The Board reserves the right to abandon the Reverse Stock Split Proposal without further action by our stockholders at any time before the Effective Time, even if stockholders approve such amendment at the Special Meeting.
Reasons for the Reverse Stock Split Proposal
The purpose of the Reverse Stock Split is to increase the market price of the Class A Common Stock in order to mitigate the risk of the Class A Common Stock being delisted from The Nasdaq Capital Market. Nasdaq has several continued listing criteria that companies must satisfy in order to remain listed on the exchange. Nasdaq Listing Rule 5450(a)(1) requires that the Company maintain a closing bid price that is greater than or equal to $1.00 per share. Companies are considered out of compliance with this requirement if the closing bid price is below $1.00 per share for 30 consecutive days. On October 31, 2022, the Company received written notice from Nasdaq stating that the Company had failed to maintain a minimum bid price of at least $1.00 per share for the prior 30-consecutive-trading-day period from September 16, 2022 to October 28, 2022, based upon the closing bid price for the Common Stock. Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company had 180 calendar days, or until May 1, 2023, to regain compliance with the minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). On April 5, 2023, the Company applied to transfer the listing of its common stock from The Nasdaq Global Market to The Nasdaq Capital Market in conjunction with requesting an additional 180-calendar day grace period to regain compliance with the Minimum Bid Price Requirement. On April 21, 2023, the Company received notice from Nasdaq that the transfer was approved, effective April 25, 2023, and, on May 2, 2023, the Company was notified that it would have an additional 180-calendar-day period, or until October 30, 2023, to regain compliance with the Minimum Bid Price Requirement. If at any time during the 180-calendar-day period, the closing bid price of the Common Stock is at least $1.00 per share for a minimum of 10 consecutive business days, Nasdaq will provide written confirmation of compliance, and the matter will be closed.
The Reverse Stock Split will lower the number of shares of Common Stock outstanding and will result in an increase of the authorized but unissued shares of Common Stock. If the Reverse Stock Split Proposal is approved and the Reverse Stock Split is implemented by the Board and the Authorized Share Cap Proposal is not approved by the Company’s stockholders, the authorized number of shares of Common Stock will remain the same. In either case, the Reverse Stock Split, with or without approval of the Authorized Share Cap Proposal, will allow for a sufficient number of shares of Class A Common Stock to be available for the satisfaction of the Company’s existing obligations to issue shares of Class A Common Stock as and if they become due, for possible future financings or acquisition transactions, stock dividends or splits, stock issuances pursuant to employee benefit plans and other proper corporate purposes. In particular, in order to fund its ongoing operations and business plan, including production and delivery of the FF 91 Futurist, the Company is seeking to raise additional capital from various fundraising efforts currently underway to supplement its cash on hand as of July 18, 2023 of $23,862,997, including restricted cash of $1,500,000, which may result in additional issuances of the shares of Class A Common Stock (or securities convertible into or exchangeable for additional shares of Class A Common Stock). The Company expects that it may raise additional capital to support the ramp-up of production of the FF 91 Futurist to generate revenues to put it on a path to cash flow break-even. It is possible that some of these additional shares could be used in the future for various other purposes without further stockholder approval, except as such approval may be required in particular cases by the Charter, applicable law or the rules of any stock exchange or other quotation system on which the Company’s securities may then be listed. The Board believes that approval of the Reverse Stock Split Proposal will ensure that the Company has sufficient authorized shares to meet its existing obligations to issue shares of Class A Common Stock as and if they become due, and to secure needed financing without incurring the delay and expense of holding additional stockholders’ meetings.
In addition, the Reverse Stock Split will allow the Class A Common Stock to trade at prices within a higher range than would prevail in the absence of the Reverse Stock Split. A higher stock price trading range may increase the acceptability of the Common Stock to a number of long-term investors who may not find the Class A Common Stock attractive at the current market prices due to the trading volatility often associated with stocks below certain prices. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers or by restricting or limiting the ability to purchase such stocks on margin.
The Reverse Stock Split Proposal is not being submitted to stockholders in response to any effort of which we are aware to accumulate shares of our Common Stock or obtain control of the Company, nor is it a plan by management to recommend such actions to the Board or our stockholders. Further, the Reverse Stock Split Proposal is not contingent upon stockholder approval of the Authorized Share Cap Proposal (Proposal 2) or the Share Issuance Proposal (Proposal 3).
Certain Risks Associated with the Reverse Stock Split
There can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, including:
•
The Reverse Stock Split may not increase the price of Common Stock. Although the Board expects that the Reverse Stock Split will result in an increase in the price of Common Stock, the effect of the Reverse Stock Split cannot be predicted with certainty. Other factors, such as our financial results, market conditions and the market perception of our business, may adversely affect the stock price. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefit described above, that the stock price will increase following the Reverse Stock Split or that the stock price will not decrease in the future.

•
The Reverse Stock Split may decrease the trading market for Common Stock. Because the Reverse Stock Split will reduce the number of shares of Common Stock available in the public market, the trading market for Common Stock may be harmed, particularly if the stock price does not increase as a result of the Reverse Stock Split.

•
The Reverse Stock Split may leave certain shareholders with “odd lots.” The Reverse Stock Split may result in some shareholders owning “odd lots” of fewer than 100 shares of Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

You should also keep in mind that the implementation of the Reverse Stock Split does not have an effect on the actual or intrinsic value of our business or a stockholder’s proportional ownership in the Company (subject to the treatment of fractional shares). However, should the overall value of Common Stock decline after the proposed Reverse Stock Split, then the actual or intrinsic value of the shares of Common Stock held by you will also proportionately decrease as a result of the overall decline in value.
The Board considered all of the foregoing factors and determined that seeking stockholder approval for the Reverse Stock Split Proposal is in the best interests of the Company and the stockholders.
If the Reverse Stock Split is Not Approved
At a special meeting of stockholders of the Company held on November 3, 2022, stockholders approved a proposal to approve an amendment to the Charter to effect a reverse stock split of the Common Stock by a ratio of any whole number in the range of 1-for-2 to 1-for-10, and a corresponding reduction in the number of authorized shares of Common Stock (after adjustment of the number of authorized shares, if applicable), with such ratio to be determined in the discretion of the Board and with such action to be effected at such time and date, if at all, as determined by the Board within one year after such special meeting of stockholders. Due to such prior approval, the failure to obtain approval of the Reverse Stock Split Proposal at the Special Meeting would not hinder the Board from adopting an amendment to the Charter to effect a reverse stock split of the Common Stock by a ratio of any whole number in the range of 1-for-2 to 1-for-10, but would bar the Board from effecting a reverse stock split of the Common Stock by a ratio of any whole number in the range of 1-for-11 to 1-for-90 and may result in the Common Stock becoming delisted by Nasdaq. Delisting of the Common Stock by Nasdaq may hinder the Company’s ability to raise financing and may result in the Company having to file for bankruptcy.
If the Reverse Stock Split Proposal is Approved
If this Reverse Stock Split Proposal is approved and the Board elects to implement a Reverse Stock Split, the number of outstanding shares of Common Stock will be reduced in proportion to the ratio of the Reverse Stock Split chosen by the Board, but the number of authorized shares of Common Stock will not be so decreased (except in the case of the approval of the Authorized Share Cap Proposal in which case, the number of authorized shares of Common Stock shall be reduced if necessary to a number equal to 12,355,000,000 (which represents the current amount of authorized shares of Common Stock multiplied by seven) divided by the reverse stock split ratio determined by the Board).
Effects on the Common Stock
Depending on the ratio for a Reverse Stock Split determined by the Board, a minimum of two and a maximum of 90 shares of existing Common Stock would be combined into one new share of Common Stock. Based on 1,423,894,633 shares of Class A Common Stock and 64,000,588 shares of Class B Common Stock issued and outstanding as of June 23, 2023, immediately following a reverse stock split the Company would have approximately 711,947,317 shares of Class A Common Stock and 32,000,294 shares of Class B Common Stock issued and outstanding (without giving effect to rounding for fractional shares) if the ratio for a reverse stock split is 1-for-2, and 15,821,051 shares of Class A Common Stock and 711,117 shares of Class B Common Stock issued and outstanding (without giving effect to rounding for fractional shares) if the ratio for a reverse stock split is 1-for-90.
For the purposes of providing examples of the effect of the Reverse Stock Split on our Common Stock (without giving effect to the Authorized Share Cap Proposal), the following table contains approximate information (without accounting for the settlement of fractional shares), based on share information as of June 23, 2023, of the effect of a Reverse Stock Split at certain ratios within the range of the proposed Reverse Stock Split ratios on the number of shares of our Common Stock authorized, outstanding, and not outstanding. The actual number of shares outstanding after giving effect to the reverse stock split (and the settlement of fractional shares), if effected, will depend on the actual ratio that is determined by the Board and publicly announced prior to the Effective Time in accordance with the proposed amendment to the Charter.
Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding(1)	Number of Shares of Common Stock Authorized but Not Outstanding
Pre-Reverse Stock Split	1,765,000,000	1,487,895,221	277,104,779
Post-Reverse Stock Split 1:2	1,765,000,000	743,947,611	1,021,052,390
Post-Reverse Stock Split 1:10	1,765,000,000	148,789,522	1,616,210,478
Post-Reverse Stock Split 1:20	1,765,000,000	74,394,761	1,690,605,239
Post-Reverse Stock Split 1:30	1,765,000,000	49,596,507	1,715,403,493
Post-Reverse Stock Split 1:40	1,765,000,000	37,197,381	1,727,802,619
Post-Reverse Stock Split 1:50	1,765,000,000	29,757,904	1,735,242,096
Post-Reverse Stock Split 1:60	1,765,000,000	24,798,254	1,740,201,746
Post-Reverse Stock Split 1:70	1,765,000,000	21,255,646	1,743,744,354
Post-Reverse Stock Split 1:80	1,765,000,000	18,598,690	1,746,401,310
Post-Reverse Stock Split 1:90	1,765,000,000	16,532,169	1,748,467,831
(1)
Includes 1,423,894,633 shares of Class A Common Stock and 64,000,588 shares of Class A Common Stock issuable upon conversion of 64,000,588 shares of Class B Common Stock. Excludes shares of stock reserved for issuance or issuable upon exercise of outstanding warrants, options, RSUs or the conversion of any outstanding convertible notes.

A Reverse Stock Split would be effected simultaneously for all of our Common Stock, and the exchange ratio would be the same for all shares of Common Stock. A Reverse Stock Split would affect all holders of Common Stock uniformly and would not affect any stockholder’s percentage ownership interest in the Company. Proportionate voting rights and other rights of the holders of Common Stock will not be affected by the Reverse Stock Split, other than as a result of the treatment of fractional shares. Common Stock issued pursuant to the Reverse Stock Split would remain fully paid and non-assessable. We will not issue any fractional shares as a result of the Reverse Stock Split and in lieu thereof any shareholders that would otherwise be entitled to receive a fractional share will be entitled to have their post-Reverse Stock Split share amount rounded up to the nearest whole share (which we describe below). Each shareholder will hold the same percentage of Common Stock immediately following the Reverse Stock Split as such shareholder held immediately prior to the Reverse Stock Split other than the nominal effect of the treatment of fractional shares.
Effect on the Preferred Stock
The Reverse Stock Split, if implemented, would not affect the total authorized number of shares of our preferred stock or the par value of shares of our preferred stock. However, the outstanding share of Series A Preferred Stock will be automatically redeemed upon the effectiveness of the amendment to our Charter implementing the Reverse Stock Split.
Effect on Equity Compensation Arrangements
If the Reverse Stock Split is approved by our stockholders and the Board decides to implement the Reverse Stock Split, as of the Effective Time, based on the Reverse Stock Split ratio selected by the Board, the per share exercise price of any outstanding stock options and any applicable repurchase price of any restricted shares would be increased proportionately, and the number of shares issuable under outstanding stock options, restricted stock units, performance share units and all other outstanding equity-based awards would be reduced proportionately. The number of shares of Common Stock authorized for future issuance under our equity plans (including any increase in the number of authorized shares available under the 2021 Plan if our stockholders approve the 2021 Plan Proposal (Proposal 4)) would be proportionately reduced and other similar adjustments would be made under the equity plans to reflect the Reverse Stock Split. In addition, the performance targets to which our performance-based restricted stock units (“PSUs”) are subject, including certain stock price targets, would be proportionally adjusted based on the Reverse Stock Split ratio selected by the Board. In addition, the number of shares of Common Stock available for issuance under our equity incentive plans (including any increase in the number of authorized shares available under the 2021 Plan if our stockholders approve the 2021 Plan Proposal (Proposal 4)) will be proportionately adjusted for the Reverse Stock Split ratio selected by the Board, such that fewer shares will be subject to the equity incentive plans.
Effect on Warrants and Convertible Notes
If the Reverse Stock Split Proposal is approved by our stockholders and the Board decides to implement the Reverse Stock Split, as of the Effective Time:
•
all outstanding warrants will be adjusted in accordance with their terms, which will result in the number of shares issuable upon exercise of any such warrant being rounded up to the nearest whole share and proportionate adjustments will be made to the exercise price; and

•
all outstanding convertible notes will have adjustments to the conversion rate and the conversion price made proportionate with the reverse stock split ratio selected by the Board in accordance with their terms.

This will result in approximately the same aggregate price being required to be paid under such securities upon exercise or conversion, and approximately the same value of shares of Common Stock being delivered upon such exercise or conversion, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares reserved for issuance pursuant to these securities will be proportionately adjusted based on the Reverse Stock Split ratio.
Effect on Market Capitalization
In addition, the Reverse Stock Split will not itself immediately affect our overall market capitalization, i.e., our market capitalization immediately before the Reverse Stock Split will be the same as immediately after the Reverse Stock Split, except as a result of any rounding up of fractional shares as described below. However, if our trading price increases or declines over time following the Reverse Stock Split, we will have a higher or lower market capitalization depending on that trading price.

Effect on Exchange Act Reporting and CUSIP
After the Effective Time, we would continue to be subject to periodic reporting and other requirements of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and the Class A Common Stock would continue to be listed on Nasdaq under the symbol “FFIE.”
After the Effective Time, the post-Reverse Stock Split shares of Common Stock would have a new CUSIP number, which is a number used to identify our equity securities.
Effective Time of Reverse Stock Split
The Reverse Stock Split, if approved by stockholders, would become effective upon the date determined by the Board and, if required by law or otherwise deemed advisable by the Board, upon the filing of a Certificate of Amendment to our Charter with the Secretary of State of the State of Delaware. It is expected that this filing will take place promptly following the Special Meeting, assuming the shareholders approve the Reverse Stock Split Proposal. However, the exact timing of the filing of the amendment to our Charter will be determined by the Board based on its evaluation as to when such action will be the most advantageous to the Company and our stockholders. In addition, the Board reserves the right to elect not to effect a Reverse Stock Split, including any or all proposed Reverse Stock Split ratios, if, at any time before the Effective Time, the Board determines, in its sole discretion, that implementing a Reverse Stock Split is not in the best interests of the Company and its stockholders. If the Board does not implement a Reverse Stock Split on or prior to the one-year anniversary of the conclusion of the Special Meeting, stockholder approval would again be required prior to implementing any future reverse stock split.
Treatment of Fractional Shares
To avoid having any fractional shares of Common Stock (i.e., less than one full share of common stock) outstanding as a result of the Reverse Stock Split, no fractional shares will be issued in connection with the Reverse Stock Split. Instead, we will issue one full share of the post-Reverse Stock Split Common Stock to any shareholder who would have been entitled to receive a fractional share as a result of the process. Each holder of shares of Common Stock will hold the same percentage of the outstanding Common Stock immediately following the Reverse Stock Split as that shareholder did immediately prior to the Reverse Stock Split, except for minor adjustments due to the additional net share fraction that will need to be issued as a result of the treatment of fractional shares.
Reservation of Right to Abandon the Reverse Stock Split Proposal
The Board believes that stockholder adoption and approval of the Reverse Stock Split at a ratio of no less than 1-for-2 and no more than 1-for-90 is in the best interests of our stockholders because it provides the Board and the Company with the flexibility to achieve the desired results of the Reverse Stock Split and because it is not possible to predict market conditions at the time the Reverse Stock Split is implemented. If our stockholders approve this Reverse Stock Split Proposal, the Board will implement the Reverse Stock Split only upon a determination that the Reverse Stock Split is in the best interests of the stockholders at that time. The Board will then select the ratio for the Reverse Stock Split within the range approved by stockholders that the Board determines to be advisable and in the best interests of the stockholders, considering relevant market conditions at the time the Reverse Stock Split is to be implemented. The factors that the Board may consider in determining the Reverse Stock Split ratio include, but are not limited to, the following:
•	The historical and projected trading price and trading volume of the Common Stock;
•	General economic and other related conditions prevailing in our industry and in the marketplace; and
•	The Company’s ability to meet the Minimum Bid Price Requirement.
The Board reserves the right to abandon the Reverse Stock Split Proposal without further action by our stockholders at any time before the Effective Time, even if stockholders approve such amendment at the Special Meeting. By voting in favor of the Reverse Stock Split Proposal, stockholders are also expressly authorizing the Board to determine not to proceed with, and abandon, the Reverse Stock Split Proposal if it should so decide.
Interests of Directors and Executive Officers
Certain of our officers and directors have an interest in the Reverse Stock Split Proposal as a result of their ownership of shares of Common Stock. However, we do not believe that our officers or directors have interests in the Reverse Stock Split Proposal that are different than or greater than those of any of our other stockholders.

Proposal
The Company is seeking stockholder approval to effect a reverse stock split of the Common Stock by a ratio of any whole number in the range of 1-for-2 to 1-for-90, with such ratio to be determined in the discretion of the Board and with such action to be effected at such time and date, if at all, as determined by the Board within one year after the conclusion of the Special Meeting.
Voting Requirements
Approval of the Reverse Stock Split Proposal requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of our Common Stock and the one share of Series A Preferred Stock, voting together as a single class. Each share of Common Stock has one vote. The share of Series A Preferred Stock has 60,000,000,000 votes, but those votes must be voted in the same proportion as the votes cast by shares of Common Stock on this proposal. Abstentions will be counted towards the vote total and will have the same effect as “Against” votes for this proposal. We do not anticipate broker non-votes for this proposal because we have been advised by NYSE that this proposal should be considered “routine” under NYSE rules, and accordingly, we believe that your broker may vote your shares on this proposal without instructions from you; however, to the extent there are broker non-votes for this proposal, we believe such broker non-votes will be counted as votes “Against” such proposal. Nevertheless, whether a proposal is “routine” or “non-routine” remains subject to the final determination of NYSE. If your shares are held by a bank, we believe your shares cannot be voted without your specific instructions. Further, because the share of Series A Preferred Stock has 60,000,000,000 votes and will vote in a manner that mirrors votes actually cast (which does not include abstentions or broker non-votes), abstentions and broker non-votes, if any, will have no effect on the manner in which the Series A Preferred Stock votes are cast. Therefore, if you do not wish for this proposal to pass, you should vote “Against” this proposal.
Recommendation
THE BOARD RECOMMENDS VOTING “FOR” THE REVERSE STOCK SPLIT PROPOSAL.

PROPOSAL 2: THE AUTHORIZE SHARE CAP PROPOSAL
The Board recommends that the stockholders authorize the Board to adopt an amendment to the Charter, if and only if the Reverse Stock Split Proposal is approved and the Reverse Stock Split is implemented at a ratio of 1-for-8 or greater, an amendment to the Company’s Second Amended and Restated Certificate of Incorporation, as amended, if necessary to reduce the number of authorized shares of the Company’s Common Stock to a number equal to 12,355,000,000 (which represents the current amount of authorized shares of Common Stock multiplied by seven) divided by the reverse stock split ratio determined by the Board.
On July 2, 2023, the Board approved, subject to stockholder approval and the implementation of the Reverse Stock Split described in the Reverse Split Proposal (Proposal 1), an amendment to our Charter, if necessary to reduce the number of authorized shares of the Company’s common stock to a number equal to 12,355,000,000 (which represents the current amount of authorized shares of Common Stock multiplied by seven) divided by the reverse stock split ratio determined by the Board . If the Reverse Split Proposal (Proposal 1) and this Authorized Share Cap Proposal (Proposal 2) are approved and the Reverse Stock Split is implemented at a ratio of 1-for-8 or greater, then upon such split, the number of authorized shares of our Common Stock will then subsequently be capped at a number equal to 12,355,000,000 divided by the reverse stock split ratio determined by the Board.
The primary purpose of the Authorized Share Cap Proposal is to effectively limit the increase of authorized shares of Common Stock, after giving effect to the Reverse Stock Split at a ratio of 1-for-8 or greater. This effective limit would allow us to (i) maintain alignment with market expectations regarding the number of authorized shares of our Common Stock in comparison to the number of shares issued or reserved for issuance following any reverse stock split, and ensure that we do not have what certain stockholders might view as an unreasonably high number of authorized shares which are not issued or reserved for issuance, (ii) preserve our ability to pursue financing and corporate opportunities involving our Common Stock, which may include private or public offerings of our equity securities, and (iii) preserve our ability to grant appropriate equity incentives for our employees over time. The implementation of the Authorized Share Cap Proposal is conditioned on the approval and the implementation of the Reverse Stock Split.
The text of the proposed amendment to the Charter to effect the Authorized Share Cap Proposal is included in Annex A to this Proxy Statement (the “Authorized Share Charter Amendment”). If the Authorized Share Cap Proposal and the Reverse Stock Split Proposal are approved by the Company’s stockholders, and the Reverse Stock Split is implemented, the Company will have the authority to file the Authorized Share Charter Amendment with the Secretary of State of the State of Delaware, which will become effective upon its filing; provided, however, that the Authorized Share Charter Amendment is subject to revision to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board of Directors deems necessary and advisable. If the Authorized Share Cap Proposal is not approved the Company’s stockholders but the Reverse Stock Split Proposal is approved by the Company’s stockholders and the Reverse Stock Split is implemented, the portion of the Annex A constituting the Authorized Share Charter Amendment will be removed from Annex A and will not be filed.
Purpose
The primary purpose of the Authorized Share Cap Proposal is to effectively reduce the total number of shares that we are authorized to issue to (i) maintain alignment with market expectations regarding the number of authorized shares of our Common Stock in comparison to the number of shares issued or reserved for issuance following any reverse stock split and ensure that we do not have what certain stockholders might view as an unreasonably high number of authorized shares which are not issued or reserved for issuance, (ii) preserve our ability to pursue financing and corporate opportunities involving our Common Stock, which may include private or public offerings of our equity securities, and (iii) preserve our ability to grant appropriate equity incentives for our employees over time. The implementation of the Authorized Share Cap Proposal is expressly conditioned on the approval of the Reverse Stock Split Proposal and the implementation of the Reverse Stock Split.
Effect on Outstanding Common Stock
If the Authorized Share Cap Proposal is implemented, we will file the Authorized Share Charter Amendment with the Secretary of State of the State of Delaware to revise the total number of shares of Common Stock that we are authorized to issue to a number equal to 12,355,000,000 (which represents the current amount of authorized shares of Common Stock multiplied by seven) divided by the reverse stock split ratio determined by the Board. Such revised number of authorized shares of Common Stock will consist of such number of shares of Class A Common stock determined by dividing 11,830,000,000 (which represents the current amount of authorized shares of Class A

Common Stock multiplied by seven) by the reverse stock split ratio determined by the Board and such number of shares of Class B Common Stock determined by dividing 525,000,000 (which represents the current amount of authorized shares of Class B Common Stock multiplied by seven) by the reverse stock split ratio determined by the Board.
For the purposes of providing examples of the effect of the Authorized Share Cap Proposal on our Common Stock if the Reverse Stock Split is implemented, the following table contains approximate information (without accounting for the settlement of fractional shares), if the Reverse Stock Split Proposal and Authorized Share Cap Proposal are both approved and the Board implements a Reverse Stock Split at a ratio of 1-for-2, 1-for-8, and at certain ratios greater than 1-for-8 but within the range of the proposed Reverse Stock Split ratios. The following table assumes there are 1,487,895,221 shares of Common Stock issued and outstanding and excludes shares of Common Stock reserved for issuance or issuable upon exercise of outstanding warrants, options, RSUs or the conversion of any outstanding convertible notes. The actual number of total authorized shares of Common Stock after giving effect to the Reverse Stock Split (and the settlement of fractional shares), if effected, and the Authorized Share Cap Proposal will depend on the actual ratio that is determined by the Board and publicly announced prior to the Effective Time in accordance with the proposed amended to the Charter to effectuate the reverse stock split.
Status	Number of Shares of Common Stock Authorized (Proposal 1)	Number of Shares of Common Stock Issued and Outstanding (Proposal 1)(1)	Number of Shares of Common Stock Authorized After Authorized Share Cap (Proposal 2)	Number of Shares of Common Stock Authorized but Not Outstanding (Proposal 2)(1)
Post-Reverse Stock Split 1:2	1,765,000,000	743,947,611	1,765,000,000	1,021,052,390
Post-Reverse Stock Split 1:8	1,765,000,000	220,625,000	1,544,375,000	1,323,750,000
Post-Reverse Stock Split 1:10	1,765,000,000	148,789,522	1,235,500,000	1,086,710,478
Post-Reverse Stock Split 1:20	1,765,000,000	74,394,761	617,750,000	543,355,239
Post-Reverse Stock Split 1:30	1,765,000,000	49,596,507	411,833,333	362,236,826
Post-Reverse Stock Split 1:40	1,765,000,000	37,197,381	308,875,000	271,677,619
Post-Reverse Stock Split 1:50	1,765,000,000	29,757,904	247,100,000	217,342,096
Post-Reverse Stock Split 1:60	1,765,000,000	24,798,254	205,916,666	181,118,412
Post-Reverse Stock Split 1:70	1,765,000,000	21,255,646	176,500,000	155,244,354
Post-Reverse Stock Split 1:80	1,765,000,000	18,598,690	154,437,500	135,838,810
Post-Reverse Stock Split 1:90	1,765,000,000	16,532,169	137,277,778	120,745,609
(1)	Excludes shares of stock reserved for issuance or issuable upon exercise of outstanding warrants, options, RSUs or the conversion of any outstanding convertible notes.
The Authorized Share Cap Proposal would not have any effect on the rights of existing stockholders and the par value per share of Common Stock will remain $0.0001.
The Authorized Share Cap Proposal would effectively result in the limited increase of authorized but unissued Common Stock being available for future issuance following the Reverse Stock Split for various purposes, including raising capital or making acquisitions. We currently expect that the amount of authorized but unissued shares of Common Stock available for future issuances following the Reverse Stock Split and effective limited increase in authorized shares of Common Stock will be sufficient for our future foreseeable needs.
The Authorized Share Cap Proposal is conditioned on the approval of the Reverse Stock Split Proposal and will be effected to reduce the total number of authorized shares of the Common Stock to a number equal to 12,355,000,000 (which represents the current amount of authorized shares of Common Stock multiplied by seven) divided by the reverse stock split ratio determined by the Board.

Conditioned on Reverse Stock Split
If the Reverse Split Proposal is approved by our stockholders, the Board intends to proceed with the Authorized Share Cap Proposal after the Reverse Stock Split is implemented at a ratio of 1-for-8 or greater. Accordingly, if we do not receive approval of the Reverse Stock Split Proposal or the Board determines not to proceed with the Reverse Stock Split or proceeds with a Reviser Stock Split less than 1-for-8, then we will not implement the Authorized Share Cap Proposal.
The implementation of the Reverse Stock Split, however, is not conditioned on approval of the Authorized Share Cap Proposal. Even if the Authorized Share Cap Proposal is not approved by our stockholders the Board will retain the option to implement the Reverse Stock Split, subject to the approval of the Reverse Stock Split Proposal.
Effective Time of the Effective Increase of Authorized Shares
If the Authorized Share Cap Proposal and the Reverse Stock Split Proposal are approved by our stockholders and the Reverse Stock Split is implemented at a ratio of 1-for-8 or greater, the Authorized Share Cap Proposal would become effective when the Authorized Share Charter Amendment is accepted and recorded by the office of the Secretary of State of the State of Delaware.
Anti-Takeover Effects
Although the Authorized Share Cap Proposal is not motivated by anti-takeover concerns and is not considered by our Board to be an anti-takeover measure, the availability of additional authorized shares of Common Stock could enable the Board to issue shares defensively in response to a takeover attempt or to make an attempt to gain control of the Company more difficult or time-consuming. For example, shares of Common Stock could be issued to purchasers who might side with management in opposing a takeover bid that the Board determines is not in our best interests, thus diluting the ownership and voting rights of the person seeking to obtain control of the Company. In certain circumstances, the issuance of Common Stock without further action by the stockholders may have the effect of delaying or preventing a change in control of the Company, may discourage bids for our Common Stock at a premium over the prevailing market price and may adversely affect the market price of our Common Stock. As a result, increasing the authorized number of shares of our Common Stock could render more difficult and less likely a hostile takeover, tender offer or proxy contest, assumption of control by a holder of a large block of our stock, and the possible removal of our incumbent management. We are not aware of any proposed attempt to take over the Company or of any present attempt to acquire a large block of our Common Stock.
Proposal
The Company is seeking stockholder approval, if and only if the Reverse Stock Split Proposal is approved and the Reverse Stock Split is implemented at a ratio of 1-for-8 or greater, of an amendment to the Charter to reduce the number of authorized shares of Common Stock to a number equal to 12,355,000,000 divided by the reverse stock split ratio determined by the Board.
Voting Requirements
Approval of the Authorized Share Cap Proposal requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of our Common Stock. Each share of Common Stock has one vote. Abstentions will be counted towards the vote total and will have the same effect as “Against” votes for this proposal. We do not anticipate broker non-votes for this proposal because we have been advised by NYSE that this proposal should be considered “routine” under NYSE rules, and accordingly, we believe that your broker may vote your shares on this proposal without instructions from you; however, to the extent there are broker non-votes for this proposal, we believe such broker non-votes will be counted as votes “Against” such proposal. Nevertheless, whether a proposal is “routine” or “non-routine” remains subject to the final determination of NYSE. If your shares are held by a bank, we believe your shares cannot be voted without your specific instructions
Recommendation
THE BOARD RECOMMENDS VOTING “FOR” THE AUTHORIZED SHARE CAP PROPOSAL.

PROPOSAL 3: THE SHARE ISSUANCE PROPOSAL
On May 8, 2023, the Company entered into that certain Securities Purchase Agreement with Metaverse Horizon Limited and V W Investment Holding Limited, as purchasers (collectively with additional purchasers from time to time party thereto, the “Unsecured SPA Purchasers”), to issue and sell, subject to the satisfaction of certain closing conditions (as described further below), $100.0 million aggregate principal amount of the Company’s senior unsecured convertible promissory notes (the “May Unsecured SPA Notes”), in installments, as follows: (i) $15.0 million in the aggregate to be funded at the first closings within five business days after satisfaction of certain conditions (the “First Closings”); (ii) $15.0 million in the aggregate to be funded within 15 business days after each respective First Closing (the “Second Closings”); (iii) $15.0 million in the aggregate to be funded within 15 business days after each respective Second Closing (the “Third Closings”); (iv) $15.0 million to be funded within 15 business days after one of the Third Closings; (v) $15.0 million to be funded within 15 days after satisfaction of certain conditions (the “Fourth Closing”); (vi) $10.0 million to be funded within 15 days after the Fourth Closing (the “Fifth Closing”); (vii) $10.0 million to be funded within 15 days after the Fifth Closing (the “Sixth Closing”); (viii) $10.0 million to be funded within 15 days after the Sixth Closing (the “Seventh Closing”); and (ix) $10.0 million to be funded within 15 days after the Seventh Closing.
On June 26, 2023, the Company entered into a Joinder and Amendment Agreement (the “FFSV Joinder”) with FF Vitality Ventures LLC (“FFSV”), pursuant to which, among other items, FFSV agreed to purchase, under the Unsecured SPA, the Company’s senior unsecured convertible promissory notes in an aggregate principal amount of up to $40,000,000 (the “FFSV Unsecured SPA Notes”) in installments, as follows: (i) $5 million in principal amount under the FFSV Unsecured SPA Notes within five business days after the satisfaction of the closing conditions described below (the “FFSV Closing Conditions”) or such earlier business day as designated by FFSV by notice to the Company (the “FFSV First Closing”); (ii) $5 million in principal amount under the FFSV Unsecured SPA Notes within 15 business days after the FFSV First Closing (the “FFSV Second Closing”); (iii) $5 million in principal amount under the FFSV Unsecured SPA Notes within 15 business days after the FFSV Second Closing (the “FFSV Third Closing”); (iv) $5 million in principal amount under the FFSV Unsecured SPA Notes within 15 business days after the satisfaction of the FFSV Closing Conditions (the “FFSV Fourth Closing”); (v) $5 million in principal amount under the FFSV Unsecured SPA Notes within 15 business days after the FFSV Fourth Closing (the “FFSV Fifth Closing”); (vi) $5 million in principal amount under the FFSV Unsecured SPA Notes within 15 business days after the FFSV Fifth Closing (the “FFSV Sixth Closing”); (vii) $5 million in principal amount under the FFSV Unsecured SPA Notes within 15 business days after the FFSV Sixth Closing (the “FFSV Seventh Closing”); and (viii) $5 million in principal amount under the FFSV Unsecured SPA Notes within 15 business days after the FFSV Seventh Closing (the “FFSV Eighth Closing,” and each of the FFSV First Closing, FFSV Second Closing, FFSV Third Closing, FFSV Fourth Closing, FFSV Fifth Closing, FFSV Sixth Closing, FFSV Seventh Closing, and the FFSV Eighth Closing, a “FFSV Closing”).
Pursuant to the FFSV Joinder, FFSV may not convert any FFSV Unsecured SPA Notes to the extent that such conversion would result to FFSV, together with its affiliates and other persons acting as a group together FFSV, beneficially owning in excess of 4.99% of the number of the shares of Common Stock outstanding prior to giving effect to such conversion (the “Notes Beneficial Ownership Limitation”). Upon notice to the Company, FFSV may increase or decrease the Notes Beneficial Ownership Limitation, provided it shall not exceed 4.99% of the number of shares of Common Stock outstanding after giving effect to such conversion. In addition, pursuant to the FFSV Joinder, the warrants issued to FFSV in connection with the FFSV Unsecured SPA Notes will be subject to a beneficial ownership limitation (the “Warrants Beneficial Ownership Limitation”) that is 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon the exercise of such warrant. FFSV may also increase or decrease such Warrants Beneficial Ownership Limitation provided it will not exceed 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of such warrant, subject to the provision of the warrant.
On June 26, 2023 the Company entered into a Second Joinder and Amendment Agreement (the “Senyun Joinder”) with Senyun International Ltd. (“Senyun,” and together with FFSV and the May Unsecured SPA Note Purchasers, the “Unsecured SPA Purchasers”), pursuant to which Senyun agreed to purchase, under the Unsecured SPA, Unsecured SPA Notes in aggregate principal amount of up to $30,000,000 (and together with the FFSV Unsecured SPA Notes, the “New Unsecured SPA Notes,” and together with the May Unsecured SPA Notes, the “Unsecured SPA Notes”) in installments of $3.75 million at each of the FFSV Closing dates. The other material terms of the Senyun Joinder are the same as those set forth in the FFSV Joinder described above, except among other items (i) the applicable Notes Beneficial Ownership Limitation and Warrants Beneficial Ownership Limitation pursuant to the Senyun Joinder are each 9.99% (instead of 4.99%, in each case, set forth in the FFSV Joinder), and (ii) Senyun retained any right to preserve any potential dispute with regards to a conversion request that was sent to the Company in May 2023.
As of the date of this Proxy Statement, the Company has received aggregate gross funds of $25,202,222 under the Unsecured SPA. Each Unsecured SPA Purchaser will also have the right to invest an additional 50% in the Company on terms and conditions substantially identical to the funded Unsecured SPA Note upon at least 10 business days’ prior notice. In connection with the execution of the Unsecured SPA on May 8, 2023, the Company entered into equity commitment letters with each of FF Top and Mr. Lijun Jin to support the obligations of the Unsecured SPA Purchasers under the Unsecured SPA subject to the limitations set forth therein (the “Equity Commitment Letters”). In the event of a breach by FF Top and/or Mr. Jin of their obligations under their equity commitment letters with the Company, the Company may not be able to recover the damages caused by such breach(es) from FF Top due to the nature of their assets, including the fact that many of Mr. Jin’s assets are not located in the United States and FF Top’s only assets are shares of Class B Common Stock, a note payable from the Company, and a capital commitment from an investor with terms not disclosed to the Company or third-party beneficiary rights in favor of the Company.
The Unsecured SPA Notes are subject to an original issue discount of 10%, and are convertible into shares of Class A Common Stock, at a conversion price equal to $0.8925, plus an interest make-whole amount as set forth in the Unsecured SPA Notes, subject to certain adjustments including full ratchet anti-dilution price protection. The floor price of the New Unsecured SPA Notes issued to FFVV is $0.05 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring thereafter). The floor price of the New Unsecured SPA Notes issued to Senyun shall be the greater of 20% of the “Minimum Price” as such term is defined under IM-5635-1 of the Nasdaq rules as of the end of the trading day immediately prior to the signing of the FFSV Joinder (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring thereafter). The shares of Class A Common Stock issuable upon conversion of the Unsecured SPA Notes are not transferable for 30 days after the applicable last closing under such Unsecured SPA Note without the prior written consent of the Company (which consent shall not be unreasonably withheld). Any Unsecured SPA Purchaser may postpone or cancel any closing pursuant to the Unsecured SPA in its reasonable discretion if it reasonably determines, based on public information, that the first phase of the Company’s three-phase delivery plan as disclosed in public filings has not begun or will not begin prior to May 31, 2023 and/or the second phase of such delivery plan has not begun or will not begin prior to August 31, 2023, in each case within 15 calendar days of such deadline.
Each Unsecured SPA Note matures on the date that is six years after the date of the applicable last closing under such Unsecured SPA Note. The Unsecured SPA Notes accrue interest at 10% per annum, payable on each conversion date and the maturity date in cash, Class A Common Stock, or a combination thereof, provided that, subject to certain conditions set forth in the Unsecured SPA Notes, the Company may elect to pay such interest in Class A Common Stock at a rate equal to 15% per annum with respect to the portion of such payment made in Class A Common Stock. The Company may, from time to time, prepay the principal amount owing under the Unsecured SPA Notes, subject to the same prepayment premium percentage for the notes issued under the Securities Purchase Agreement among the Company and the purchasers thereto, dated as of August 14, 2022, as amended on September 23, 2022, September 25, 2022, October 24, 2022, November 8, 2022, December 28, 2022, January 25, 2023, February 3, 2023, March 23, 2023, and May 9, 2023 and June 26, 2023 (as amended, Agreement, dated as of August 14, 2022, among the Company and the purchasers thereto, as amended (the “Secured SPA”), so long as (i) the Company provides at least 15 business days’ prior written notice to the applicable Unsecured SPA Purchasers of such prepayment and delivers to the Unsecured SPA Purchasers an appropriately completed payment notification, (ii) the Company accompanies such prepayment with the payment of any interest make-whole amount as set forth in the Unsecured SPA Notes, (iii) certain conditions set forth in the Unsecured SPA Notes are met during each business day of the 15-business day notice period, and (iv) the Company waives the restriction on transfer of the relevant Unsecured SPA Notes.
Under the Unsecured SPA Notes, at each closing, the Unsecured SPA Purchaser is entitled to receive a warrant (an “Unsecured SPA Warrant”) registered in the name of such Unsecured SPA Purchaser to purchase up to a number of shares of Class A Common Stock equal to 33% of such shares issuable to such Unsecured SPA Purchaser upon conversion of the aggregate principal amount under the Unsecured SPA Note funded at such closing, with an exercise price equal to $0.8925 per share, subject to full ratchet anti-dilution protection and other adjustments, and are exercisable for seven years on a cash or cashless basis.
In addition, under the May Unsecured SPA Notes, the funding of each closing under the May Unsecured SPA Notes is subject to the satisfaction of the following closing conditions: (a) (i) an effective registration statement with respect to the shares of Class A Common Stock issuable upon exercise of the Unsecured SPA Warrants and the shares of Class A Common Stock issued and issuable pursuant to the terms of the May Unsecured SPA Notes (including, without limitation, shares of Class A Common Stock issued and issuable in lieu of the cash payment of interest on the May Unsecured SPA Notes in accordance with the terms thereof) (collectively, the “May Underlying Shares”) for such closing and each previous closing in the aggregate and (ii) with respect to any closing the May Underlying Shares of which, together with the May Underlying Shares of all previous closings, exceed the unissued shares of Class A Common Stock reserved for issuance as May Underlying Shares (the “May Reserved Shares”), receipt by the Company of Stockholder Approval (as defined in the Unsecured SPA) (and the filing of an amendment to the Charter to reflect the Stockholder Approval to the extent needed); (b) solely with respect to the first closing under such May Unsecured SPA Note, the Company’s receipt of bank statements showing source(s) of funding with respect to the relevant Unsecured SPA Purchaser’s funding obligations under such May Unsecured SPA Note that are reasonably satisfactory to the Company; and (c) a minimum volume weighted average price (VWAP) of the Class A Common Stock equal to no less than $0.10 during the five trading days prior to such closing.
The funding at each FFSV Closing is subject to the following FFSV Closing Conditions: (a) an effective registration statement with respect to the shares of Common Stock issuable upon exercise of the Unsecured SPA Warrant and the shares of Common Stock issued and issuable pursuant to the terms of the New Unsecured SPA Notes (including, without limitations, shares of Common Stock issued and issuable in lieu of cash payment of interest on the New Unsecured SPA Notes in accordance with the terms thereof)(collectively, the “New Underlings Shares”) for such FFSV Closing and (b) the Company shall have reserved the Required Reserve Amount (as defined in the FFSV Joinder) in full as of such FFSV Closing date.
Each May Unsecured SPA Purchaser has the option, from time to time for 12 months after the date of the Unsecured SPA and each of FFSV and Senyun has the option, from time to time for 12 months from June 26, 2023, respectively, to purchase additional convertible senior unsecured notes and warrants on the same terms as the New Unsecured SPA Notes (the “Additional Unsecured SPA Notes”) in an aggregate amount not to exceed 50% (or with the prior written consent of the Company, 100%) of the initial principal amount of the Unsecured SPA Notes issued to such Unsecured SPA Purchaser, subject to certain conditions. Additionally, from the date of the Unsecured SPA until the date that is the five-year anniversary of the date of the Unsecured SPA, upon any issuance by the Company or any of its subsidiaries of Class A Common Stock or Class A Common Stock equivalents for cash consideration, indebtedness or a combination of units thereof (subject to certain exceptions set forth in the Unsecured SPA) or an issuance of Class A Common Stock or Class A Common Stock equivalents under Section 4.25 of the Secured SPA (each, a “Subsequent Financing”), each Unsecured SPA Purchaser that then owns at least $20.0 million principal amount of Unsecured SPA Notes (when aggregated with any affiliates of such Unsecured SPA Purchaser) shall each have the right to participate in up to an amount of the Subsequent Financing such that such Unsecured SPA Purchaser’s ownership of the Company remains the same immediately following such Subsequent Financing as its ownership immediately prior to such Subsequent Financing, pursuant to the procedures outlined in the Unsecured SPA.
In addition, pursuant to the FFSV Joinder, FFSV or a permitted assign agreed to exercise its option to purchase $20,000,000 of Tranche B Notes in accordance with the terms of the Secured SPA, with a funding of 75% of such amount by July 3, 2023 and the remaining 25% of such amount within three business days thereafter, subject to the satisfaction of certain closing conditions. If FFSV exercises its option to invest another $10,000,000 of Tranche B Notes in accordance with the terms of the Secured SPA on or prior to the later of (x) August 1, 2023 or (y) four business days after the Special Meeting, then the Company agrees to subsequently amend the Unsecured SPA whereby FFSV will invest another $20,000,000 in FFSV Unsecured SPA Notes subject to terms substantially identical to those provided in the Unsecured SPA (in effect as of the date of the FFSV Joinder, including, without limitation, the funding date timeline).
Pursuant to the Unsecured SPA, the Company is required to use its reasonable best efforts to hold the Special Meeting to, among other things, obtain stockholder approval of the Share Issuance Proposal. Pursuant to the Unsecured SPA, FF Top irrevocably agreed to take reasonable efforts to vote in favor of the Share Issuance Proposal.

The Company is required to use its reasonable best efforts to efforts (i) to file, on or prior to May 31, 2023, a registration statement providing for the resale by the Unsecured SPA Purchasers of the Reserved Shares (the “First Registration Statement”); and (ii) to file, on or prior to the date that is 30 days following the Company’s receipt of Stockholder Approval (as defined in the Unsecured SPA) (and the filing of an amendment to the Charter to reflect such increased in authorized shares of Common Stock), a registration statement providing for the resale by the Unsecured SPA Purchasers of all the remaining shares issuable pursuant to the financing documents (the “Second Registration Statement” and, together with the First Registration Statement, the “Registration Statements”). The Company is also required to use reasonable best efforts (i) to cause the First Registration Statement to become effective within 90 days following the date of the Unsecured SPA; (ii) to cause the Second Registration Statement to become effective within 90 days following the Company’s filing thereof; and (iii) to keep each Registration Statement effective at all times until no Unsecured SPA Purchaser owns any Unsecured SPA Notes, Unsecured SPA Warrants, or shares of Class A Common Stock issuable upon exercise or conversion thereof.
The foregoing description of the Unsecured SPA, Amendment No.1, the FFSV Joinder, the Senyun Joinder, the May Unsecured SPA Notes, the New Unsecured SPA Notes, the Unsecured SPA Warrants and the Equity Commitment Letters is a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of Unsecured SPA, the Form of May Unsecured SPA Note, the Equity Commitment Letters and the Form of Unsecured SPA Warrant filed as Exhibits 10.3, 10.4, 10.5, 10.6 and 4.1, respectively, to the Company’s Current Report on Form 8-K filed with the SEC on May 10, 2023 and, the full text of Amendment No.1, the FFSV Joinder, the Senyun Joinder, and the Form of New Unsecured SPA Note field as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to the Company’s Current Report on Form 8-K filed with the SEC on June 27, 2023.
If the Share Issuance Proposal is not approved at the Special Meeting, the Company would be obligated under the Unsecured SPA to use reasonable best efforts to seek approval of the Share Issuance Proposal at a second special meeting of stockholders within 30 days after the Special Meeting and at each annual meeting of Company stockholders thereafter (starting in 2024) until such approval is obtained or until the Unsecured SPA Notes are no longer outstanding. Additionally, the Share Issuance Proposal is a closing condition and a FFSV Closing Condition for certain fundings pursuant to the Unsecured SPA. The failure to obtain approval of the Share Issuance Proposal may hinder the Company from obtaining such further funding and/or from obtaining future financing, which may result in the Company having to file for bankruptcy.
Proposal
The Company is seeking stockholder approval of, as is required by the applicable rules and regulations of Nasdaq, transactions involving Unsecured SPA Notes and Unsecured SPA Warrants issued or to be issued pursuant to the Unsecured SPA, including the issuance of any shares in excess of 19.99% of the issued and outstanding shares of the Company’s Common Stock in respect of such notes and warrants.
Voting Requirements
The Bylaws require the affirmative vote of the holders of a majority of the voting power of the shares present by virtual attendance or represented by proxy at the Special Meeting and entitled to vote to approve the Share Issuance Proposal.
The Series A Preferred Stock is not entitled to vote on this proposal. Abstentions will be counted as present for purposes of determining a quorum and will have the same effect as a vote “Against” this proposal. We believe that broker non-votes will be counted towards the presence of a quorum but will have no effect and will not be counted towards the vote total for this proposal because we have been advised by NYSE that this proposal should be considered “non-routine” under NYSE rules, and accordingly, we believe that your broker may not vote your shares on such proposal without instructions from you. Nevertheless, whether a proposal is “routine” or “non-routine” remains subject to the final determination of NYSE. If your shares are held by a bank, we believe your shares cannot be voted without your specific instructions.
Recommendation
THE BOARD RECOMMENDS VOTING “FOR” THE SHARE ISSUANCE PROPOSAL.

PROPOSAL 4: THE 2021 PLAN PROPOSAL
On June 12, 2023, the Board approved an amendment to the Faraday Future Intelligent Electric Inc. Amended and Restated 2021 Stock Incentive Plan (the “2021 Plan”) in order to increase the number of shares of Class A Common Stock available for issuance under the 2021 Plan by an additional 206,785,991 shares, subject to approval by the Company’s stockholders and to proportionate adjustment for stock splits and similar events as provided in the 2021 Plan (the “Plan Amendment”).
If the Plan Amendment is adopted by the stockholders, the Company will continue to be able to make awards of long-term equity incentives, which we believe are critical for attracting, motivating, rewarding and retaining a talented team who will contribute to our success. In the event that the Plan Amendment is not approved by the stockholders, we will not have sufficient shares available for future grant needs and will lose a critical tool for attracting, retaining and motivating applicable executives, personnel and non-employee directors, and the compensation committee would be required to revise its compensation philosophy and formulate other cash-based programs to attract, retain, and compensate eligible officers, employees and non-employee directors. We are therefore requesting that stockholders approve the Plan Amendment to increase the number of shares of Class A Common Stock authorized for issuance under the 2021 Plan by 206,785,991 shares.
Request for Additional Shares of Class A Common Stock
In order to provide us with the flexibility to responsibly address our future equity compensation needs and so that we may continue to attract, retain and motivate officers, employees, consultants and non-employee directors and to align their interests with the interests of stockholders, we are requesting that stockholders approve the Plan Amendment, which increases the number of shares of Class A Common Stock authorized for issuance under the 2021 Plan by 206,785,991 shares, bringing the total number of shares of Class A Common Stock available for awards under the 2021 Plan to 263,616,683 shares of Class A Common Stock. As of July 14, 2023, there were 59,597,918 shares of Class A Common Stock remaining available for grant under the 2021 Plan.
Purposes of the 2021 Plan
The purposes of the 2021 Plan are (i) to align the interests of the Company’s stockholders and the recipients of awards under the 2021 Plan by increasing the proprietary interest of such recipients in the growth, development and financial success of the Company, (ii) to advance the interests of the Company by attracting and retaining non-employee directors, officers, other employees, consultants, independent contractors and agents and (iii) to motivate such persons to act in the long-term best interests of the Company and its stockholders.
Description of the 2021 Plan
The following description is qualified in its entirety by reference to the plan document, a copy of which is attached as Annex B and incorporated into this proxy statement by reference.
Administration
The 2021 Plan will be administered by the Compensation Committee of the Board, or a subcommittee thereof, or such other committee designated by the Board (the “Plan Committee”), in each case consisting of two or more members of the Board. Each member of the Plan Committee is intended to be (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, and (ii) “independent” within the meaning of the rules of Nasdaq. The Compensation Committee of the Board currently administers the 2021 Plan.
Subject to the express provisions of the 2021 Plan, the Plan Committee has the authority to select eligible persons to receive awards and determine all of the terms and conditions of each award. All awards are evidenced by an agreement containing such provisions not inconsistent with the 2021 Plan as the Plan Committee approves. The Plan Committee also has authority to establish rules and regulations for administering the 2021 Plan and to decide questions of interpretation or application of any provision of the 2021 Plan. The Plan Committee may take any action such that (i) any outstanding options and SARs become exercisable in part or in full, (ii) all or any portion of a restriction period on any outstanding awards lapse, (iii) all or a portion of any performance period applicable to any awards lapse, and (iv) any performance measures applicable to any outstanding awards be deemed satisfied at the target, maximum or any other level.

The Plan Committee may delegate some or all of its power and authority under the 2021 Plan to the Board (or any members thereof), a subcommittee of the Board, a member of the Board, the Chief Executive Officer or other executive officer of the Company as the Plan Committee deems appropriate, except that it may not delegate its power and authority to a member of the Board, the Chief Executive Officer or any executive officer with regard to awards to persons subject to Section 16 of the Exchange Act.
Types of Awards
Under the 2021 Plan, the Company may grant:
•	Non-qualified stock options;
•	Incentive stock options (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended);
•	Stock appreciation rights (“SARs”);
•	Restricted stock, restricted stock units and other stock awards (collectively, “Stock Awards”); and
•	Performance awards.
Available Shares
If the Plan Amendment is approved by stockholders, then, subject to the capitalization adjustment provisions contained in the 2021 Plan, the number of shares of Class A Common Stock available for awards under the 2021 Plan will equal 49,573,570 shares, representing the original authorization, 8,434,666 shares of Class A Common Stock that became available for awards under the 2021 Plan on January 1, 2022 pursuant to the annual evergreen provision described, below, 28,167,311 shares of Class A Common Stock that became available for awards under the 2021 Plan on January 1, 2023 pursuant to the annual evergreen provision, and the new authorization of 206,785,991 shares of Class A Common Stock pursuant to the Plan Amendment. In addition, pursuant to the terms of the 2021 Plan, the number of shares of Class A Common Stock available under the 2021 Plan will increase annually on the first day of each calendar year, beginning with the calendar year ending December 31, 2022, and continuing until (and including) the calendar year ending December 31, 2031, with such annual increase equal to the lesser of (i) 5% of the number of shares of Class A Common Stock issued and outstanding on December 31st of the immediately preceding fiscal year and (ii) an amount determined by the Board. The closing price of a share of the Class A Common Stock as reported on Nasdaq on July 14, 2023 was $0.2540 per share.
The number of available shares under the 2021 Plan will be reduced by the sum of the aggregate number of shares of Class A Common Stock which become subject to outstanding awards. To the extent that shares of Class A Common Stock subject to an outstanding award granted under the 2021 Plan or the Smart King Ltd. Equity Incentive Plan, the Smart King Ltd. Special Talent Incentive Plan and each other equity plan maintained by the Company under which awards were outstanding as of the effective time of the 2021 Plan (collectively, the “Prior Plans”) are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award (excluding shares subject to an option canceled upon settlement of a related tandem SAR or subject to a tandem SAR cancelled upon exercise of a related option), or (ii) the settlement of such award in cash, then such shares will again be available for grant under the 2021 Plan. In addition, Class A Common Stock subject to an award under the 2021 Plan or a Prior Plan will again be available for issuance under the 2021 Plan if such shares are (i) shares that were subject to an option or stock-settled SAR and were not issued or delivered upon the net settlement or net exercise of such option or SAR, or (ii) shares delivered to or withheld by the Company to pay the purchase price or the withholding taxes related to an outstanding award. Notwithstanding the foregoing, shares repurchased by the Company on the open market with the proceeds of an option exercise will not again be available for issuance under the 2021 Plan.
Change in Control
Unless otherwise provided in an award agreement, in the event of a change in control of the Company, the Board (as constituted prior to such change in control) may, in its discretion, require that (i) some or all outstanding options and SARs will become exercisable in full or in part, either immediately or upon a subsequent termination of employment, (ii) the restriction period applicable to some or all outstanding Stock Awards will lapse in full or in part, either immediately or upon a subsequent termination of employment, (iii) the performance period applicable to some or all outstanding awards will lapse in full or in part, and (iv) the performance measures applicable to some or all outstanding awards will be deemed satisfied at the target, maximum or any other level. In addition, in the event of a change in control, the Board may, in its discretion, require that shares of capital stock of the Company resulting from or succeeding the business of the Company pursuant to such change in control, or the parent thereof, or other property be substituted for some or all of the shares of Class A Common Stock subject to outstanding awards as determined by the Board, and/or require outstanding awards, in whole or in part, to be surrendered to the Company in exchange for a payment of cash, shares of capital stock in the Company resulting from the change in control, or the parent thereof, other property, or a combination of cash and shares or other property.
Under the terms of the 2021 Plan, a change in control is generally defined as: (i) certain acquisitions by any person, entity or group of 50% or more of the total voting power of the Company; (ii) a change in the composition of a majority of the Board during any 12-month period by directors whose appointment was not endorsed by the members of the incumbent members of the Board; or (iii) certain sales of 50% or more of the Company’s assets.
Clawback of Awards
The awards granted under the 2021 Plan and any cash payment or shares of Class A Common Stock delivered pursuant to an award are subject to forfeiture, recovery by the Company or other action pursuant to the applicable award agreement or any clawback or recoupment policy which the Company may adopt from time to time, including any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and implementing rules and regulations thereunder, or as otherwise required by law.
Effective Date, Termination and Amendment
The 2021 Plan will terminate on the 10th anniversary of the date the 2021 Plan was approved by the stockholders, unless earlier terminated by the Board. If the Plan Amendment is not approved, the Company will continue to operate the 2021 Plan in accordance with its existing terms and without regard to the Plan Amendment.
The Board may amend the 2021 Plan at any time, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including any rule of Nasdaq, and provided that no amendment may be made that seeks to modify the non-employee director compensation limit under the 2021 Plan or that materially impairs the rights of a holder of an outstanding award without the consent of such holder.
Eligibility
Participants in the 2021 Plan consist of such officers, other employees, non-employee directors, consultants, independent contractors and agents of the Company and its subsidiaries (and such persons who are expected to become any of the foregoing) as selected by the Plan Committee. The aggregate value of cash compensation and the grant date fair value of shares of Class A Common Stock that may be awarded or granted during any fiscal year of the Company to any non-employee director will not exceed $750,000. As of July 14, 2023, approximately 654 employees and 5 non-employee directors, as well as approximately 59 consultants, independent contractors and agents, are eligible to participate in the 2021 Plan if selected by the Plan Committee to participate.
Stock Options and SARs
The 2021 Plan provides for the grant of stock options and SARs. The Plan Committee will determine the conditions to the exercisability of each option and SAR.
Each option will be exercisable for no more than 10 years after its date of grant. If the option is an incentive stock option and the optionee owns greater than 10% of the voting power of all shares of capital stock of the Company (a “10% holder”), then the option will be exercisable for no more than five years after its date of grant. Except in the case of substitute awards granted in connection with a corporate transaction, the exercise price of an option will not be less than 100% of the fair market value of a share of the Class A Common Stock on the date of grant, unless the option is an incentive stock option and the optionee is a 10% holder, in which case the exercise price will be the price required by the Code.
No SAR granted in tandem with an option (a “tandem SAR”) will be exercised later than the expiration, cancellation, forfeiture or other termination of the related option, and no free-standing SAR will be exercised later than 10 years after its date of grant. Other than in the case of substitute awards granted in connection with a corporate transaction, the base price of a SAR will not be less than 100% of the fair market value of a share of the Class A Common Stock on the date of grant, provided that the base price of a tandem SAR will be the exercise price of the related option. A SAR entitles the holder to receive upon exercise (subject to withholding taxes) shares of the Class A Common

Stock (which may be restricted stock) or, to the extent provided in the award agreement, cash or a combination thereof, with an aggregate value equal to the difference between the fair market value of the shares of the Class A Common Stock on the exercise date and the base price of the SAR.
All of the terms relating to the exercise, cancellation or other disposition of stock options and SARs (i) upon a termination of employment of a participant with or service to the Company of the holder of such award, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, are determined by the Plan Committee. Notwithstanding anything in the award agreement to the contrary, the holder of an option or SAR will not be entitled to receive dividend equivalents with respect to the shares of Class A Common Stock subject to such option or SAR.
The 2021 Plan expressly permits, without the approval of the Company’s stockholders, the repricing of options and SARs.
Stock Awards
The 2021 Plan provides for the grant of Stock Awards. The Plan Committee may grant a Stock Award as a restricted stock award, restricted stock unit award or other stock award. Restricted stock awards and restricted stock unit awards are subject to forfeiture if the holder does not remain continuously in the employment of the Company or its subsidiaries during the restriction period or if specified performance measures (if any) are not attained during the performance period.
Unless otherwise set forth in a restricted stock award agreement, the holder of shares of restricted stock has rights as a stockholder of the Company, including the right to vote and receive dividends with respect to shares of restricted stock and to participate in any capital adjustments applicable to all holders of the Class A Common Stock; provided, however, that a distribution with respect to shares of the Class A Common Stock, including a regular cash dividend, will be deposited by the Company and will be subject to the same restrictions as the restricted stock.
The agreement awarding restricted stock units will specify (i) whether such award may be settled in shares of the Class A Common Stock, cash or a combination thereof; and (ii) whether the holder will be entitled to receive, on a deferred basis, dividend equivalents, and, if determined by the Plan Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares of the Class A Common Stock subject to such award. Any dividend equivalents with respect to restricted stock units will be subject to the same vesting conditions as the underlying awards. Prior to settlement of a restricted stock unit in shares of the Class A Common Stock, the holder of a restricted stock unit has no rights with respect to the shares of the Class A Common Stock subject to such award.
The Plan Committee is authorized to grant other stock awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of the Class A Common Stock, including without limitation shares of the Company common stock granted as a bonus and not subject to any vesting conditions, dividend equivalents, deferred stock units, stock purchase rights and shares of Class A Common Stock issued in lieu of obligations of the Company to pay cash under any compensatory plan or arrangement, subject to such terms as determined by the Plan Committee. The Plan Committee will determine the terms and conditions of such awards. Any distribution, dividend or dividend equivalents with respect to other stock awards that are subject to vesting conditions will be subject to the same vesting conditions as the underlying awards.
All of the terms relating to the satisfaction of performance measures and the termination of a restriction period or performance period relating to a Stock Award, or the forfeiture and cancellation of a Stock Award (i) upon a termination of employment with or service to the Company or any of its subsidiaries of the holder of such award, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, will be determined by the Plan Committee.
Performance Awards
The 2021 Plan also provides for the grant of performance awards. The agreement relating to a performance award will specify whether such award may be settled in shares of Class A Common Stock (including shares of restricted stock) or cash or a combination thereof. The agreement relating to a performance award will provide, in the manner determined by the Plan Committee, for the vesting of such performance award if the specified performance measures are satisfied or met during the specified performance period and for the forfeiture of such award if the specified performance measures are not satisfied or met during the specified performance period. Any dividends or dividend equivalents with respect to a performance award will be subject to the same vesting restrictions as such performance award. Prior to the settlement of a performance award in shares of Class A Common Stock, the holder of such award has no rights as a stockholder of the Company with respect to such shares.
All of the terms relating to the satisfaction of performance measures and the termination of a performance period, or the forfeiture and cancellation of a performance award upon (i) a termination of employment with or service to the Company or any of its subsidiaries of the holder of such award, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, will be determined by the Plan Committee.
Performance Measures
Under the 2021 Plan, the grant, vesting, exercisability or payment of certain awards, or the receipt of shares of the Class A Common Stock subject to certain awards, may be made subject to the satisfaction of performance measures. The performance goals applicable to a particular award will be determined by the Plan Committee at the time of grant. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries, business or geographical units or operating areas of the Company (except with respect to the total shareholder return and earnings per share criteria) or individual basis, may be used by the Plan Committee in establishing performance measures under the 2021 Plan: the attainment by a share of Class A Common Stock of a specified fair market value for a specified period of time; increase in stockholder value; earnings per share; return on or net assets; return on equity; return on investments; return on capital or invested capital; total stockholder return; earnings or income of the Company before or after taxes and/or interest; earnings before interest, taxes, depreciation and amortization (“EBITDA”); EBITDA margin; operating income; revenues; operating expenses, attainment of expense levels or cost reduction goals; market share; cash flow, cash flow per share, cash flow margin or free cash flow; interest expense; economic value created; gross profit or margin; operating profit or margin; net cash provided by operations; price-to-earnings growth; and strategic business criteria, consisting of one or more objectives based on meeting specified goals relating to market penetration, customer acquisition, business expansion, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation, supervision of information technology, quality and quality audit scores, efficiency, and acquisitions or divestitures, or such other goals as the Plan Committee may determine whether or not listed in the 2021 Plan. Each goal may be determined on a pre-tax or post-tax basis or on an absolute or relative basis and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions, or operating units) or the past or current performance of other companies or market indices (or a combination of such past and current performance). Performance goals may include comparisons relating to capital (including, but not limited to, the cost of capital), stockholders’ equity, shares outstanding, assets or net assets, sales, or any combination thereof. In establishing a performance measure or determining the achievement of a performance measure, the Plan Committee may provide that achievement of the applicable performance measures may be amended or adjusted to include or exclude components of any performance measure, including, without limitation: (i) foreign exchange gains and losses, (ii) asset write-downs, (iii) acquisitions and divestitures, (iv) change in fiscal year, (v) unbudgeted capital expenditures, (vi) special charges such as restructuring or impairment charges; (vii) debt refinancing costs; (viii) extraordinary or noncash items; (ix) unusual, infrequently occurring, nonrecurring or one-time events affecting the Company or its financial statements; or (x) changes in law or accounting principles.
Federal Income Tax Consequences
The following is a brief summary of certain United States federal income tax consequences generally arising with respect to awards under the 2021 Plan. This discussion does not address all aspects of the United States federal income tax consequences of participating in the 2021 Plan that may be relevant to participants in light of their personal investment or tax circumstances and does not discuss any state, local or non-United States tax consequences of participating in the 2021 Plan. Each participant is advised to consult his or her particular tax advisor concerning the application of the United States federal income tax laws to such participant’s particular situation, as well as the applicability and effect of any state, local or non-United States tax laws before taking any actions with respect to any awards.
Stock Options
A participant will not recognize taxable income at the time an option is granted and the Company will not be entitled to a tax deduction at that time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and the Company (or the applicable employer) will be entitled to a corresponding deduction, subject to the limitations under Section 162(m) of the Code. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of those shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, those shares are disposed of within the above-described period, then in the year of that disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of (1) the amount realized upon that disposition, and (2) the fair market value of those shares on the date of exercise over the exercise price, and the Company (or the applicable employer) will be entitled to a corresponding deduction, subject to the limitations under Section 162(m) of the Code.
SARs
A participant will not recognize taxable income at the time SARs are granted and the Company will not be entitled to a tax deduction at that time. Upon exercise, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company, and the Company (or the applicable employer) will be entitled to a corresponding deduction, subject to the limitations under Section 162(m) of the Code.
Stock Awards
A participant will not recognize taxable income at the time restricted stock (i.e., stock subject to a substantial risk of forfeiture) is granted and the Company will not be entitled to a tax deduction at that time, unless the participant makes an election to be taxed at that time. If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of the grant in an amount equal to the excess of the fair market value for the shares at such time over the amount, if any, paid for those shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions constituting a substantial risk of forfeiture lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for those shares. The amount of ordinary income recognized by making the above-described election or upon the lapse of restrictions constituting a substantial risk of forfeiture is deductible by the Company (or the applicable employer) as compensation expense, subject to the limitations under Section 162(m) of the Code. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions constituting a substantial risk of forfeiture lapse will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee), rather than dividend income, in an amount equal to the dividends paid and the Company (or the applicable employer) will be entitled to a corresponding deduction, subject to the limitations under Section 162(m) of the Code.
A participant will not recognize taxable income at the time a restricted stock unit is granted and the Company will not be entitled to a tax deduction at that time. Upon settlement of restricted stock units, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of any cash paid by the Company, and the Company (or the applicable employer) will be entitled to a corresponding deduction, subject to the limitations under Section 162(m) of the Code.
The tax consequences of another type of Stock Award will depend on the structure and form of such award. A participant who receives a Stock Award in the form of shares of Class A Common Stock that are not subject to any restrictions under the 2021 Plan will recognize compensation taxable as ordinary income on the date of grant in an amount equal to the fair market value of such shares on that date, and the Company (or the applicable employer) will be entitled to a corresponding deduction, subject to the limitations under Section 162(m) of the Code.
Performance Awards
A participant will not recognize taxable income at the time performance awards are granted and the Company will not be entitled to a tax deduction at that time. Upon settlement of performance awards, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company, and the Company (or the applicable employer) will be entitled to a corresponding deduction, subject to the limitations under Section 162(m) of the Code.

Section 162(m) of the Code
Section 162(m) of the Code generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to the corporation’s chief executive officer, chief financial officer and certain of the corporation’s current and former executive officers.
New Plan Benefit
Because the Plan Committee has the discretion to grant future awards under the 2021 Plan to officers, employees, non-employee directors, consultants, independent contractors and agents of the Company and its subsidiaries, the type, number, recipients, and other terms of such awards that will be received by participants under the 2021 Plan cannot be determined as of the date of this proxy statement. The Company has not approved any awards that are conditioned upon stockholder approval of the proposed Plan Amendment and is not currently considering any specific award grants under the 2021 Plan. If the Plan Amendment had been in effect in fiscal 2022, the Company expects that its award grants for fiscal 2022 would not have been substantially different from those actually made in that year under the current version of the 2021 Plan.
Historical Equity Awards Table
The following table sets forth the number of stock options, restricted stock units and performance stock units granted over the lifetime of the 2021 Plan to the individuals and groups as indicated as of July 14, 2023:
Name and Position	Stock Options	RSUs	PSUs
Xuefeng Chen, Global Chief Executive Officer	4,000,000	231,481	601,582
Chui Tin Mok, Global Executive Vice President and Global Head of User Ecosystem	2,044	64,103	—
Yun Han, Chief Accounting Officer and Interim Chief Financial Officer(1)	—	1,208,325	517,241
Dr. Carsten Breitfeld, Former Chief Executive Officer	706,514	—	—
Sue Swenson, Former Executive Chairperson	700,935	—	—
Becky Roof, Former Interim Chief Financial Officer	—	—	—
All current executive officers as a group	5,409,493	1,503,909	1,119,093
All current directors who are not executive officers as a group	—	766,733	—
Each associate of any executive officers, current directors or director nominees	—	—	—
Each other person who received or is to receive 5% of awards	—	—	—
All employees, including all current officers who are not executive officers, as a group	7,925,049	33,599,690	—
(1)	Ms. Yun resigned from her position as Interim Chief Financial Officer of the Company effective July 5, 2023.
Proposal
The Company is seeking stockholder approve of an amendment to the 2021 Plan in order to increase the number of shares of Class A Common Stock available for issuance under the 2021 Plan by an additional 206,785,991 shares, subject to approval by the Company’s stockholders.

Voting Requirements
The Bylaws require the affirmative vote of the holders of a majority of the voting power of the shares present by virtual attendance or represented by proxy at the Special Meeting and entitled to vote to approve the Share Issuance Proposal. The Series A Preferred Stock is not entitled to vote on this proposal. Abstentions will be counted as present for purposes of determining a quorum and will have the same effect as a vote “Against” this proposal. We believe that broker non-votes will be counted towards the presence of a quorum but will have no effect and will not be counted towards the vote total for this proposal because we have been advised by NYSE that this proposal should be considered “non-routine” under NYSE rules, and accordingly, we believe that your broker may not vote your shares on such proposal without instructions from you. Nevertheless, whether a proposal is “routine” or “non-routine” remains subject to the final determination of NYSE. If your shares are held by a bank, we believe your shares cannot be voted without your specific instructions.
Recommendation
THE BOARD RECOMMENDS VOTING “FOR” THE 2021 PLAN PROPOSAL.
ALL MEMBERS OF THE BOARD AND ALL OF OUR EXECUTIVE OFFICERS ARE ELIGIBLE FOR AWARDS UNDER THE 2021 PLAN AND THEREFORE HAVE A PERSONAL INTEREST IN THE APPROVAL OF THIS PROPOSAL.

PROPOSAL 5: APPROVAL OF AN ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES
If the Special Meeting is convened and a quorum is present, but there are not sufficient votes to approve the Reverse Stock Split Proposal (Proposal 1), or if there are insufficient votes to constitute a quorum, our proxy holders may move to adjourn the Special Meeting at that time in order to enable the Board to solicit additional proxies.
In this proposal, we are asking our stockholders to authorize the adjournment of the Special Meeting by the Company from time to time to permit further solicitation of proxies, if necessary or appropriate, if sufficient votes are not represented at the Special Meeting to approve the Reverse Stock Split Proposal or if otherwise determined by the chairperson of the meeting to be necessary or appropriate. If our stockholders approve this proposal, we could adjourn the Special Meeting and any adjourned or postponed session of the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from our stockholders that have previously voted. Among other things, approval of this proposal could mean that, even if we had received proxies representing a sufficient number of votes to defeat the Reverse Stock Split Proposal, we could adjourn the Special Meeting without a vote on such proposal and seek to convince our stockholders to change their votes in favor of such proposal.
If it is necessary or appropriate (as determined in good faith by the Board) to adjourn the Special Meeting, no notice of the adjourned meeting is required to be given to our stockholders, other than an announcement at the Special Meeting of the time and place to which the Special Meeting is adjourned, so long as the meeting is adjourned for 30 days or less and no new record date is fixed for the adjourned meeting. At the adjourned meeting, we may transact any business which might have been transacted at the original meeting.
Proposal
The Company is seeking stockholder approval to adjourn the Special Meeting by the Company from time to time to permit further solicitation of proxies, if necessary or appropriate, if sufficient votes are not represented at the Special Meeting to approve the Reverse Stock Split Proposal or if otherwise determined by the chairperson of the meeting to be necessary or appropriate.
Vote Required
The Bylaws require the affirmative vote of the holders of a majority of shares of our Common Stock present by virtual attendance at the Special Meeting or represented by proxy and entitled to vote on the matter at the Special Meeting to approve the Adjournment Proposal. The Series A Preferred Stock is not entitled to vote on this proposal. Abstentions will be counted towards the vote total and will have the same effect as “Against” votes for this proposal. We do not anticipate broker non-votes for this proposal because we have been advised by NYSE that this proposal should be considered “routine” under NYSE rules, and accordingly, we believe that your broker may vote your shares on this proposal without instructions from you; however, to the extent there are broker non-votes for this proposal, we believe such broker non-votes will have no effect because they are not considered entitled to vote on this proposal under Delaware law. Nevertheless, whether a proposal is “routine” or “non-routine” remains subject to the final determination of NYSE. If your shares are held by a bank, we believe your shares cannot be voted without your specific instructions.
Recommendation
THE BOARD RECOMMENDS VOTING “FOR” THE ADJOURNMENT PROPOSAL.

EXECUTIVE AND DIRECTOR COMPENSATION
This section discusses the material components of the executive compensation program for certain of FF’s executive officers and directors. As an “emerging growth company” as defined in the JOBS Act, FF is not required to include a Compensation Discussion and Analysis section and has elected to apply the scaled back disclosure requirements applicable to emerging growth companies, which require compensation disclosure for all individuals who served as FF’s principal executive officer during 2022, its two most highly compensated executive officers other than the principal executive officer whose total compensation for 2022 exceeded $100,000 and who were serving as executive officers as of December 31, 2022 and two additional individuals for whom disclosure would have been provided but for the fact that such individual was not serving as an executive officer at the end of 2022. We refer to these individuals as “named executive officers.” For 2022, FF’s named executive officers and the positions each held as of December 31, 2022 were:
•	Mr. Xuefeng (XF) Chen, Global Chief Executive Officer(1)
•	Mr. Chui Tin Mok, Global Executive Vice President and Global Head of User Ecosystem
•	Ms. Yun Han, Chief Accounting Officer and Former Interim Chief Financial Officer(2)
•	Dr. Carsten Breitfeld, Former Global Chief Executive Officer(3)
•	Ms. Sue Swenson, Former Executive Chairperson(4)
•	Ms. Becky Roof, Former Interim Chief Financial Officer(5)
(1)	Mr. Xuefeng Chen was appointed Global Chief Executive Officer of FF, effective November 27, 2022.
(2)	Ms. Yun resigned from her position as Interim Chief Financial Officer of the Company effective July 5, 2023.
(3)	Dr. Breitfeld ceased to serve as the Global Chief Executive Officer of FF, effective November 26, 2022, and his employment with FF terminated, effective December 26, 2022.
(4)	Ms. Swenson resigned as Executive Chairperson and as a member of the Board, effective October 3, 2022.
(5)	Ms. Roof resigned as Interim Chief Financial Officer, effective October 12, 2022.
We expect that FF’s executive compensation program will continue to evolve to reflect FF’s status as a newly publicly-traded company, while still supporting FF’s overall business and compensation objectives of attracting, motivating and retaining individuals who contribute to the long-term success of FF. The Compensation Committee of the Board is responsible for administering FF’s executive compensation program and, at the direction of the Compensation Committee, FF has retained Mercer (US) Inc. (“Mercer”), an independent executive compensation consultant, to help advise on FF’s executive compensation program.
Global CEO Transition and Related Compensation
On November 26, 2022, the Board removed Dr. Breitfeld as Global CEO and appointed Mr. Xuefeng Chen to the position, effective as of November 27, 2022 (the “Global CEO Effective Date”). In connection with his appointment as Global CEO, FF and FF U.S., entered into an employment agreement with Mr. Xuefeng Chen, dated as of November 27, 2022, setting forth the terms of his employment and compensation. Pursuant to such employment agreement, Mr. Xuefeng Chen is entitled to a base salary of $900,000 and is eligible for an annual performance-based bonus of up to $600,000 under the FF’s bonus plan beginning in 2023. Mr. Xuefeng Chen also received a cash signing and retention bonus of $500,000, subject to repayment (i) in full within 15 business days of termination of Mr. Xuefeng Chen for “Cause” (as defined in the employment agreement), or (ii) on a pro-rated basis, within 15 days, if Mr. Xuefeng Chen either resigns or is terminated without Cause within 36 months of the Global CEO Effective Date. In addition, Mr. Xuefeng Chen is eligible to participate in FF’s 2021 Stock Incentive Plan (the “2021 Plan”). Subject to approval by the Board and the terms of the 2021 Plan, Mr. Xuefeng Chen has received or will receive (i) $250,000 in grant date fair value of restricted stock units (“RSUs”), (ii) as of the first anniversary of the Global CEO Effective Date, $300,000 in grant date fair value of RSUs, (iii) as of the second anniversary of the Global CEO Effective Date, $400,000 in grant date fair value of RSUs, (iv) as of the third anniversary of the Global CEO Effective Date, $450,000 in grant date fair value of RSUs, and (v) as of the fourth anniversary of the Global CEO Effective Date, $600,000 in grant date fair value of RSUs. Each RSU grant will vest in equal 25% increments on each of the first four anniversaries of the applicable grant date, provided Mr. Xuefeng Chen remains employed with the Company on each such vesting date.

Subject to approval by the Board and the terms of the 2021 Plan, Mr. Xuefeng Chen will be eligible to receive an additional number of PSUs having a target grant date fair value equal to $2,000,000 if FF reaches certain milestones and/or performance goals on certain dates, as specified by the Board (each a “Milestone”), and will be granted as follows: (i) $250,000 in value after FF achieves the first Milestone; (ii) $300,000 in value after FF achieves the second Milestone; (iii) $400,000 in value after FF achieves the third Milestone; (iv) $450,000 in value after FF achieves the fourth Milestone; and (v) $600,000 in value after FF achieves the fifth Milestone. Should FF reach any such Milestone, the PSUs associated with such Milestone will be issued on the date(s) such Milestone is reached and will vest in equal one-third increments on each of the first three annual Milestone anniversary dates following the applicable grant date, provided Mr. Xuefeng Chen remains employed with FF on each such vesting date. On February 3, 2023, the Board granted Mr. Xuefeng Chen an additional $650,000 of PSUs, which vest in equal one-fourth increments on each of the first four annual Milestone anniversary dates.
Pursuant to Mr. Xuefeng Chen’s employment agreement, Mr. Xuefeng Chen will receive an option to purchase 2,000,000 shares of the Class A Common Stock on or following the Global CEO Effective Date, of which 50% will vest in equal 25% increments on each of the first four anniversaries of the Global CEO Effective Date, and the other 50% will commence vesting on the fourth anniversary of the Global CEO Effective Date and will vest in equal 25% increments on each of the next four anniversaries of the Global CEO Effective Date following such date, in each case, subject to Mr. Xuefeng Chen’s continued employment on each such vesting date. Mr. Xuefeng Chen will also receive a performance-based option to purchase 2,000,000 shares of Class A Common Stock, which will not start to vest until the Company reaches certain milestones on certain dates, as specified by the Board (each, an “Option Milestone,” and such grant, the “Milestone-Based Grant”). The portion of the Milestone-Based Grant subject to each Option Milestone will commence vesting on the date such Option Milestone is achieved and will vest in equal 25% increments on each of the subsequent four anniversaries of such date.
In connection with Dr. Breitfeld’s departure, the Company and Dr. Breitfeld entered into a separation agreement (the “Breitfeld Separation Agreement”), pursuant to which, in exchange for Dr. Breitfeld’s execution and non-revocation of the Breitfeld Separation Agreement, and his continued compliance with the ongoing obligations set forth in his employment agreement and his At-Will Employment Confidential Information Invention Assignment Arbitration Agreement, Dr. Breitfeld is entitled to (i) a lump sum payment equal to the base salary he would have received had he remained employed through March 3, 2023, the end of the term of his employment agreement; (ii) monthly payments equal to the monthly employer contribution, less applicable withholdings, that the Company would have made to provide health insurance to Dr. Breitfeld through March 31, 2023 had Dr. Breitfeld remained employed by the Company through such date; and (iii) an extension of the post-termination exercise period applicable to Dr. Breitfeld’s vested stock option awards until March 26, 2023 (i.e., the 90th day following Dr. Breitfeld’s termination date).
Appointment of Yun Han
In connection with Ms. Yun Han’s appointment as Chief Accounting Officer and Interim Chief Financial Officer in October 2022, the Company entered into an offer letter with Ms. Yun Han (the “Han Offer Letter”), pursuant to which Ms. Yun Han will receive an annual base salary of $400,000 and a one-time signing and retention bonus consisting of $200,000 in cash (the “Cash Signing and Retention Bonus”) and RSUs having a grant date fair value of $200,000, which fully vested 30 days after Ms. Yun Han’s onboarding at the Company (the “Equity Signing and Retention Bonus” and together with the Cash Signing and Retention Bonus, the “Signing and Retention Bonus”). If Ms. Yun Han’s employment terminates within 24 months of her start date, she must repay a pro-rata portion of the Signing and Retention Bonus (or the entire Signing and Retention Bonus in the case of a termination of her employment for Cause (as defined in the Han Offer Letter)).
Ms. Yun Han will also be eligible to receive a discretionary annual performance bonus of up to $240,000. Subject to approval by the Board and the terms of the 2021 Plan, Ms. Yun Han has received or will receive (i) as of her start date with the Company, $300,000 in grant date fair value of RSUs, (ii) as of her first annual work anniversary with the Company, $400,000 in grant date fair value of RSUs, (iii) as of her second annual work anniversary with the Company, $550,000 in grant date fair value of RSUs, and (iv) as of her third annual work anniversary with the Company, $750,000 in grant date fair value of RSUs. Each RSU grant will vest in equal 25% increments on each of the first four anniversaries of the applicable grant date, provided Ms. Yun Han remains employed with the Company on each such vesting date.
Subject to approval by the Board and the terms of the 2021 Plan, Ms. Yun Han will be eligible to receive an additional number of PSUs having a target value equal to $2,000,000 if the Company and Ms. Yun Han reach certain milestones and/or performance goals on certain dates as specified by the Board. The first tranche of such PSUs were granted to Ms. Yun Han as of her start date and have a grant date fair value of $300,000 and will vest on the first three anniversaries of the start of production of the Company’s FF 91 model.
Executive Chairperson Compensation
On January 31, 2022, the Board appointed Ms. Swenson to serve as Executive Chairperson. While serving as Executive Chairperson, Ms. Swenson was entitled to receive a monthly base salary of $75,000, which amount was reduced from $100,000 effective May 1, 2022 upon Ms. Swenson’s voluntary waiver of 25% of her monthly base salary in connection with certain cost reduction measures taken by FF. In connection with her appointment as Executive Chairperson, Ms. Swenson was also awarded stock options for a number of shares equal to $3,000,000 divided by the January 31, 2022 closing stock price, (i) 50% of which was scheduled to vest and become exercisable on January 31, 2023, subject to (x) Ms. Swenson having served not less than 90 days as Executive Chairperson and (y) Ms. Swenson having served on the Board through January 31, 2023, and (ii) 50% of which was scheduled to vest and become exercisable based on the achievement of certain stock price-based performance thresholds. Pursuant to the Heads of Agreement, Ms. Swenson was expected to step down from such role concurrent with the funding of the initial $10.0 million tranche of SPA Notes to Senyun International Ltd., which occurred on October 27, 2022. On October 3, 2022, Ms. Swenson tendered her resignation from her role as both Executive Chairperson and member of the Board effective immediately.
Appointment of Becky Roof
In connection with Ms. Roof’s appointment as Interim Chief Financial Officer in March 2022, the Company entered into an Agreement for the Provision of Interim Management Services with AP Services, LLC (“APS”), a subsidiary of AlixPartners, LLP, which provided that Ms. Roof would serve as the Company’s Interim Chief Financial Officer at a rate of approximately $50,000 per week. Ms. Roof resigned as Interim Chief Financial Officer effective October 12, 2022.
2022 Compensation of Named Executive Officers
Base Salary
Base salaries are intended to provide a level of compensation sufficient to attract and retain an effective management team, when considered in combination with the other components of the executive compensation program. In general, FF seeks to provide a base salary level designed to reflect each executive officer’s scope of responsibility and accountability. Please see the “Salary” column in the “Summary Compensation Table — Fiscal 2022” for the base salary amounts received by each named executive officer in 2022. Following the completion of the previously disclosed investigation by the special committee of independent directors in January 2022, the Board approved a 25% reduction in the annual base salary for Dr. Breitfeld. As described above, Ms. Swenson’s base salary was reduced from $100,000 per month to $75,000 per month effective May 1, 2022 upon Ms. Swenson’s voluntary waiver of 25% of her monthly base salary in connection with certain cost reduction measures taken by FF. In October 2022, the Board approved an additional temporary 25% reduction in the annual base salaries of each of FF’s employees, including each of the then-serving named executive officers, in exchange for RSUs having a grant date fair value equal to the amount of reduction in the employee’s salary, which RSUs vested on December 31, 2022, subject to their continued employment through such date. Mr. Mok was granted RSUs with respect to 64,103 shares under this program. Due to his separation, Dr. Breitfeld did not vest in any RSUs under this program. In addition, FF employees, including each of the then-serving named executive officers, could receive RSUs having a grant date fair value equal to 150% and 200% of the amount of foregone salary if they agreed to salary reductions of 50% and 60% (if there is a reduction to two times the minimum wage and at least 60% reduction from the previous salary), respectively. Ms. Yun Han agreed to a reduction of her salary to two times the minimum wage and was accordingly granted RSUs under this program with respect to 346,256 shares.
Bonuses
Pursuant to the terms of his offer letter, Mr. Mok was also eligible for a discretionary target bonus for 2022 in the amount of $300,000. Based on a review of the Company’s performance in 2022, the Compensation Committee of the Board determined not to award a discretionary bonus to Mr. Mok for 2022.

Equity Awards
To further focus FF’s executive officers on FF’s long-term performance, FF has granted equity compensation in the form of stock options and RSUs.
In late 2022, the Company granted Dr. Breitfeld and Mr. Mok stock options to purchase 706,514 shares and 2,044 shares, respectively, 50% of which fully vested on the grant date and, with respect to Mr. Mok, 50% of which will vest in four equal annual installments on each of the first four anniversaries of the start of production of the Company’s FF 91 model. The exercise price for these options was set at $0.8925 per share, which was above the $0.325 stock price on the date of grant. Dr. Breitfeld forfeited the unvested portions of these options in connection with his termination in December 2022.
Please see the “Summary Compensation Table — Fiscal 2022” and the “Outstanding Equity Awards at 2022 Fiscal Year-End” tables for further information regarding the equity grants received by the named executive officers during 2022.
Summary Compensation Table — Fiscal 2022
The following table sets forth certain information concerning compensation paid to the named executive officers for the fiscal year ended December 31, 2022 and, to the extent required by the SEC executive compensation disclosure rules, 2021:
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(4)	Total ($)
Xuefeng Chen(5) Global Chief Executive Officer	2022	487,500	500,000	—	—	—	—	987,500
Chui Tin Mok Global Executive Vice President and Global Head of User Ecosystem	2022	500,000	—	—	967	—	—	500,967
	2021	450,000	469,917	214,773	—	—	—	1,134,690
Yun Han(5) Chief Accounting Officer and Former Interim Chief Financial Officer	2022	73,976	200,000	856,533	—	—	—	1,130,509
Dr. Carsten Breitfeld Former Global Chief Executive Officer	2022	1,645,401	—	—	334,082	—	384,705	2,364,188
	2021	1,908,333	1,998,354	673,125	2,213,144	—	413,357	7,206,313
Sue Swenson(5) Former Executive Chairperson	2022	773,147	—	—	1,958,341	—	—	2,731,488
Becky Roof Former Interim Chief Financial Officer	2022	—	—	—	—	—	1,550,000	1,550,000
(1)
The annualized base salaries for the then-serving named executive officers at the beginning of fiscal 2022 were as follows: Mr. Mok, $500,000; and Dr. Breitfeld, $2,250,000. Following the completion of the previously disclosed investigation by the special committee of independent directors in January 2022, the Board approved a 25% reduction in the annual base salary for Dr. Breitfeld. The amount reported in this column for Ms. Swenson represents fees paid to her for her service as Executive Chairperson during 2022. Ms. Swenson’s base salary was reduced from $100,000 per month to $75,000 per month effective May 1, 2022 upon Ms. Swenson’s voluntary waiver of 25% of her monthly base salary in connection with certain cost reduction measures taken by FF. In October 2022, Mr. Mok agreed to a temporary salary reduction in exchange for RSUs having a grant date fair value equal to the amount of his salary reduction. In October 2022, Ms. Yun Han agreed to a temporary salary reduction in exchange for RSUs having a grant date fair value equal to 200% of her foregone salary. The amount reported in this column for Mr. Mok includes $20,833, which represents the grant date fair value of such RSUs calculated in accordance with ASC Topic 718. The amount reported in this column for Ms. Yun Han includes $56,000, which represents the portion of her RSU grant with a grant date fair value equal to the amount of her foregone salary, calculated in accordance with ASC Topic 718.

(2)	The amounts reported in this column for Mr. Xuefeng Chen and Ms. Yun Han in 2022 represent cash signing and retention bonuses of $500,000 and $200,000, respectively.
(3)
The amounts reported in these columns reflect the grant date fair value of time-based RSUs, time-based stock option awards and PSU awards, as applicable, granted to the named executive officers during 2022 and are accounted for in accordance with FASB ASC Topic 718. The awards were valued in accordance with FASB ASC Topic 718 and, in the case of Ms. Yun Han’s PSU award and Mr. Mok and Ms. Swenson’s stock option awards, based on the assumed achievement of the performance condition at the time of grant, which was considered the probable achievement level at the time of grant. Because Ms. Yun Han’s PSU award and Mr. Mok’s and Ms. Swenson’s stock option awards each only have one payout level, there is no grant date fair value below or in excess of the amount reflected in the table above for Ms. Yun Han, Mr. Mok or Ms. Swenson that could be calculated and disclosed based on achievement of the underlying performance condition. The amounts reported for Ms. Yun Han include $56,533, representing the excess of the grant date fair value of the RSU awards received by Ms. Yun Han over the amount of salary foregone in exchange for such RSUs. The assumptions used to calculate the grant date fair value of the option awards granted in 2022 are as follows: expected volatility of 40.52%, expected dividend yield of 0%, an assumed risk-free interest rate of 2.73% and expected term of 6.99 years.
(4)
For Dr. Breitfeld, this amount includes (1) $114,673 for 2022, which is the allocated value of the costs incurred by the Company with respect to the corporate housing provided to Dr. Breitfeld, (2) a tax reimbursement for 2022 of $229,345 with respect to the corporate housing benefit, and (3) the value of a rental car provided to Dr. Breitfeld during 2022 in the amount of $40,687. For Ms. Roof, this amount represents consulting fees paid by FF to APS Services, LLC for her services as Interim Chief Financial Officer.

(5)	Mr. Xuefeng Chen, Ms. Yun Han, Ms. Swenson and Ms. Roof were not named executive officers in 2021.
Employment Agreements, Offer Letters and Other Compensatory Agreements
Xuefeng Chen
In connection with his appointment to the position of Global CEO in November 2022, FF and FF U.S. entered into an employment agreement with Mr. Xuefeng Chen, pursuant to which he is entitled to certain payments and benefits as described above.
In the event that Mr. Xuefeng Chen’s employment is terminated without Cause (as defined in the employment agreement) or due to his death or disability, then, subject to his execution and non-revocation of a standard release of claims in favor of the Company and its affiliates, Mr. Xuefeng Chen or his immediate family members (as applicable) will be entitled to a lump sum payment equal to the amount of his then current base salary that would have been paid over the next three months, in the case of a termination due to death or disability, or through the end of the employment term on November 26, 2025, in the case of a termination without Cause.
Chui Tin Mok
Mr. Mok entered into an offer letter with FF U.S., dated October 10, 2018, that provides for his employment as FF’s Global UP2U EVP. The offer letter provides for Mr. Mok to receive an annual base salary of $500,000. The agreement also provides that Mr. Mok will be paid a signing and retention bonus of $1,000,000, which vests over 60 months through October 2023, and that he is entitled to receive a discretionary annual performance bonus (with a target amount of $300,000). Mr. Mok is also entitled to participate in FF U.S.’s health insurance, 401(k) plan, paid time off and paid holidays.
Yun Han
In connection with Ms. Yun Han’s appointment as Chief Accounting Officer and Interim Chief Financial Officer in October 2022, the Company provided Ms. Yun Han with an offer letter, pursuant to which she is entitled to certain payments and benefits as described above.
In the event that Ms. Yun Han’s employment is terminated without Cause or due to her death or disability or if she resigns for good reason, then, subject to her execution and non-revocation of a standard release of claims in favor of the Company and its affiliates, she will be entitled to (i) a lump sum payment equal to 12 months’ base salary, (ii) Ms. Yun Han’s target annual bonus and (iii) the immediate vesting in full of all outstanding equity awards, with any applicable performance metrics to be deemed satisfied at the greater of target performance or actual performance measured on the termination date.
Dr. Carsten Breitfeld
Dr. Breitfeld entered into an employment agreement with Faraday&Future, Inc., a California corporation and a wholly-owned subsidiary of FF (“FF U.S.”), dated August 6, 2019, that provided for his employment as FF’s Global Chief Executive Officer. The agreement had an initial term of three years, which was subsequently extended for six months to March 3, 2023, and provided for Dr. Breitfeld to receive an annual base salary of $2,250,000 (which was temporarily reduced to $1,800,000). In connection with the Business Combination, Dr. Breitfeld’s base salary was increased to $2,250,000 and he received a lump sum bonus equal to the amount by which his base salary was reduced from September 2019 to the closing of the Business Combination. The agreement also provided that Dr. Breitfeld was paid a signing and retention bonus of $1,200,000, which vested in three annual installments in August 2020, August 2021 and August 2022, and that he was entitled to receive a discretionary annual performance bonus. The agreement also provided Dr. Breitfeld, in his capacity as a partner in FF Global Partners LLC (“FF Global”), an initial option grant to purchase 13 million Class A ordinary shares of Legacy FF (which was granted in April 2020). Dr. Breitfeld was also entitled to participate in all benefit programs provided to employees of FF U.S. generally and to reimbursement for business expenses, paid time off, a car allowance, payment for visa application and legal fees and $5,000 for accounting advisors retained to advise Dr. Breitfeld on the computation of his personal taxes. Dr. Breitfeld was also provided corporate housing by FF U.S. (or a monthly housing allowance not to exceed $8,000). FF U.S. also agreed to reimburse Dr. Breitfeld for monthly contributions to the German Public Retirement Insurance System although no reimbursements were made with respect to 2022. Dr. Breitfeld’s employment agreement was amended in January 2022 to provide that he would report to the Executive Chairperson and that he would receive an annual base salary of $1,687,500.
On November 26, 2022, the Board removed Dr. Breitfeld as Global CEO. In connection with Dr. Breitfeld’s departure, the Company and Dr. Breitfeld entered into a separation agreement, the material terms of which are described above.
Outstanding Equity Awards at 2022 Fiscal Year-End
FF Equity Awards:
The table below sets forth certain information concerning outstanding stock options to purchase Class A Common Stock of FF and RSUs and PSUs that were unvested as of December 31, 2022. As of December 31, 2022, Mr. Xuefeng Chen, Ms. Swenson and Ms. Roof did not hold any outstanding equity awards with respect to FF.
		Option Awards					Stock Awards
Name	Date of Grant	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Chui Tin Mok	5/30/2019	575,821	271,979(1)	—	2.55	5/30/2029	—	—	—	—
	7/26/2020	123,315	109,179(2)	—	2.41	7/26/2030	—	—	—	—
	11/23/2022	1,022	—	1,022(3)	0.89	11/23/2032	—	—	—	—
Yun Han	10/25/2022	—	—	—	—	—	517,241(4)	150,000	—	—
	10/25/2022	—	—	—	—	—	—	—	517,241(5)	150,000
Dr. Carsten Breitfeld	4/8/2020	528,119	—	—	2.41	4/8/2030	—	—	—	—
	7/26/2020	35,943	—	—	2.41	7/26/2030	—	—	—	—
	11/23/2022	353,257	—	—	0.89	11/23/2032	—	—	—	—
(1)	This option is scheduled to vest as follows (subject in each case to the named executive officer’s continued employment through the applicable vesting date):
•	With respect to 7,065 shares on January 8, 2023.
•	With respect to 45,916 shares, in 13 equal monthly installments on the eighth day of each month through January 8, 2024.
•	With respect to 88,301 shares, in 25 equal monthly installments on the eighth day of each month through January 8, 2025.
•	With respect to 130,697 shares, in 37 equal monthly installments beginning on January 8, 2022.
(2)	This option is scheduled to vest as follows (subject in each case to the named executive officer’s continued employment through the applicable vesting date):
•	With respect to 86,406 shares, in 15 equal monthly installments on the 26th day of each month through March 16, 2024.
•	With respect to 9,537 shares, in 18 equal monthly installments on the 26th day of each month through Jun 26, 2024.
•	With respect to 5,292 shares, in 30 equal monthly installments on the 26th day of each month through Jun 26, 2025.
•	With respect to 3,705 shares, in 42 equal monthly installments on the 26th day of each month through June 26, 2026.
•	With respect to 4,239 shares, in 48 equal monthly installments beginning on June 26, 2023.
(3)
50% of this option was vested on the grant date and 50% will vest in four equal annual installments on each of the first four anniversaries of the start of production of the Company’s FF 91 model, provided Mr. Mok remains employed with the Company on each such vesting date.

(4)
These RSUs are scheduled to vest in equal 25% increments on each of the first four anniversaries of the applicable grant date, provided Ms. Yun Han remains employed with the Company on each such vesting date.

(5)
These PSUs are scheduled to vest on the first three anniversaries of the start of production of the Company’s FF 91 model, provided Ms. Yun Han remains employed with the Company on each such vesting date.

FF Global Equity Awards:
Certain members of Company management and other Company employees are equity owners of FF Global, which beneficially owns approximately 7.2% of the voting power of FF’s fully diluted Common Stock as of July 14, 2023. The table below sets forth the FF Global equity interests for each of the named executive officers as of December 31, 2022.
FF Global Awards
Name	Date of Grant	Number of Securities Underlying Unexercised Awards Exercisable(1)	Number of Securities Underlying Unexercised Awards Unexercisable(1)	Per-Unit Purchase Price ($)	Award Expiration Date
Xuefeng Chen	—	—	—	—	—
Chui Tin Mok(2)	6/25/2019	780,000	—	0.50	6/25/2029
Yun Han	—	—	—	—	—
Dr. Carsten Breitfeld	—	—	—	—	—
Sue Swenson	—	—	—	—	—
Becky Roof	—	—	—	—	—
(1)
The FF Global equity interests are fully vested and exercisable. However, if the executive does not pay an installment of the purchase price when due, the equity interests related to that installment will be forfeited to FF Global without consideration.

(2)	In May 2022, Mr. Mok returned 3,120,000 of his equity awards to FF Global pursuant to amendments to the governance documents of FF Global.
Description of Retirement Plans
FF maintains a defined contribution 401(k) plan for the benefit of its full-time employees based in the United States, although none of the named executive officers participated in the plan during 2022. This 401(k) plan is intended to qualify under Section 401 of the Internal Revenue Code of 1986, as amended (the “Code”), so that employee contributions and income earned on such contributions are not taxable to employees until withdrawn. Employees may elect to defer a portion of their eligible compensation, not to exceed the statutorily prescribed annual limit, in the form of elective deferral contributions to this 401(k) plan. This 401(k) plan also has a “catch-up contribution” feature for employees aged 50 or older (including those who qualify as “highly compensated” employees) who can defer amounts over the statutory limit that applies to all other employees. Currently, FF does not make any discretionary or matching employer contributions to the 401(k) plan. Participants are always vested in their contributions to the 401(k) plan.
Dr. Breitfeld participated in the German Public Retirement Insurance System as required under German law. FF did not make any contributions to this retirement plan, but as noted above in the description of his employment agreement, prior to his termination of employment, FF was obligated to reimburse Dr. Breitfeld for his contributions to this retirement system, although no reimbursements were made with respect to 2022.

Director Compensation Table — Fiscal 2022
The following table sets forth certain information concerning compensation paid to each of FF’s non-employee directors during 2022. Dr. Breitfeld, Mr. Aydt and Mr. Xuefeng Chen served in 2022 as directors and employees of FF; however, they did not receive any additional compensation for their service on the Board during 2022. Please see the “– Summary Compensation Table — Fiscal 2022” for the compensation received by Dr. Breitfeld, Mr. Xuefeng Chen and Ms. Swenson during 2022.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Total ($)(4)
Chad Chen(1)	22,916	—	—	22,916
Edwin Goh(2)	577,702	195,000	—	772,702
Adam (Xin) He(1)	68,739	—	—	68,739
Brian Krolicki(2)	462,980	—	—	462,980
Lee Liu(2)	372,884	195,000	—	567,884
Jie Sheng(1)	3,848	—	—	3,848
Ke Sun(1)	771	—	—	771
Jordan Vogel(2)	538,314	—	—	538,314
Scott Vogel(2)	528,235	—	—	528,235
Qing Ye(3)	—	—	—	—
(1)	Messrs. Chad Chen, Adam (Xin) He and Jie Sheng and Ms. Sun were appointed to the Board effective October 27, 2022, September 23, 2022, December 18, 2022 and December 27, 2022, respectively.
(2)
Mr. Scott Vogel resigned from the Board effective October 3, 2022. Mr. Jordan Vogel resigned from the Board on October 5, 2022. Mr. Krolicki resigned from the Board effective October 28, 2022. Mr. Liu resigned from the Board effective December 18, 2022. Mr. Edwin Goh resigned from the Board effective December 26, 2022.

(3)
Mr. Ye, a former non-executive employee of FF, also served as a director of the Company during 2022. Mr. Ye did not receive any compensation for his services as a director in 2022. As an employee, with respect to 2022, Mr. Ye received cash compensation of $260,479 and option awards with an aggregate grant date fair value of $43,919. As of December 31, 2022, Mr. Ye held outstanding stock options with respect to 91,385 shares.

(4)	Other than the option awards noted in footnote 3 held by Mr. Ye, none of FF’s other non-employee directors held any stock awards or option awards as of December 31, 2022.
Non-Employee Director Compensation Policy
The following director compensation program relates to FF’s non-employee directors and accordingly, Dr. Breitfeld, Mr. Aydt and Mr. Ye did not, and Mr. Xuefeng Chen does not, receive compensation for their services as directors. Effective as of May 1, 2022, the director compensation program was amended to decrease the meeting fee that applies to every Board and Board committee meeting after the 15th meeting in a year from $2,000 to $1,500 per meeting and to cap the monthly amount of such fees that may be paid to a director at $50,000. Effective as of November 1, 2022, the director compensation program was further amended to (among other changes) cap the monthly amount of such meeting fees at $20,000, reduce the annual cash retainer of the Chairperson from $45,000 to $30,000 and eliminate the RSU premiums payable during the initial year of service as an independent director or Board or Committee Chairperson. As so amended, the FF non-employee director compensation program provides for the following:
•	Annual Board Cash Retainer: $50,000
•	Annual Lead Independent Director Cash Retainer: $20,000\
•	Annual Committee Member Cash Retainers:
○	Audit Committee: $10,000
○	Compensation Committee: $6,250
○	Nominating and Corporate Governance Committee: $5,000
○	Finance & Investments Committee: $5,000

•	Annual Executive Chairperson and Committee Chair Cash Premiums:
○	Executive Chairperson: $30,000
○	Audit Committee: $15,000
○	Compensation Committee: $10,000
○	Nominating and Corporate Governance Committee: $7,500
○	Finance & Investments Committee: $7,500
•	Annual RSU Award: $150,000
•
Compensation for Additional Time: $1,500 per Board or Board committee meeting (excepting meetings of special committees of the Board) for every meeting above 15 per year (measured from August 1 to July 31 of each year), up to a maximum of $20,000 for each calendar month.

In 2022, the Company granted to each of Messrs. Liu and Goh an RSU award in accordance with the program above in recognition of their service on the Board since the closing of the Business Combination, which award was 100% vested on the grant date.

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth information as of December 31, 2022 regarding the number of shares of our Common Stock that may be issued under the Company’s equity compensation plans. The Company maintains three equity compensation plans, the 2021 Plan, the Smart King Ltd. Equity Incentive Plan (the “Smart King EIP”), and the Smart King Ltd. Special Talent Incentive Plan (the “Smart King STIP”). The 2021 SI Plan was approved by the stockholders. The Smart King EIP and Smart King STIP plans existed prior to the Company going public and therefore were not approved by the security holders.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	24,516,115(1)	$1.54(2)	24,231,346(3)
Equity compensation plans not approved by security holders	29,040,788(4)	3.51(5)	—
Total	53,556,903	2.6	24,231,346
(1)
Of the shares reported in the table, 17,869,663 shares were subject to awards of restricted stock units under the 2021 Plan and 6,646,452 shares were subject to outstanding stock options under the 2021 Plan.

(2)	The weighted-average exercise price is calculated without taking into account outstanding awards of stock units.
(3)
All of the securities reported in this column were then available for issuance under the 2021 Plan. Shares available for issuance under the 2021 Plan generally may be used for any type of award authorized under that plan including stock options, stock appreciation rights, restricted stock, restricted stock units and performance shares. No new awards may be granted pursuant to the Smart King EIP or the Smart King STIP.

(4)
Of the shares reported in the table, 23,422,276 shares were subject to outstanding stock options under the EI Plan, 5,618,512.00 shares were subject to outstanding stock options under the Smart King STIP.

(5)	The weighted-average exercise price is calculated without taking into account outstanding awards of stock units.
(6)	There are no remaining shares available for issuance under the EI Plan and the STIP Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table and accompanying footnotes set forth information with respect to the beneficial ownership of Common Stock, as of July 14, 2023, for (1) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (2) each member of the Board, (3) each of our named executive officers and (4) all of the members of the Board and our executive officers, as a group. As of July 14, 2023, there were outstanding 1,423,894,633 shares of Class A Common Stock, 64,000,588 shares of Class B Common Stock, and 23,652,119 outstanding warrants to purchase shares of Class A Common Stock, consisting of 23,540,988 warrants originally issued in the initial public offering of Property Solutions Acquisition Corp. (“PSAC”), the predecessor company to FF (or otherwise originally included in the private units purchased in connection with the initial public offering of PSAC, and subsequently sold), 111,131 warrants originally issued in a private placement in connection with the initial public offering of PSAC, 29,454,593 warrants issued in a private placement on August 5, 2021 to Ares Capital Corporation and affiliated entities pursuant to a note purchase agreement with FF Intelligent Mobility Global Holdings Ltd., an entity surviving a merger with PSAC Merger Sub Ltd. to become a wholly-owned subsidiary of PSAC and 116,478,126 warrants issued pursuant to a Securities Purchase Agreement, dated August 14, 2022, among the Company and the other parties thereto, as amended on September 23, 2022, September 25, 2022, October 24, 2022, November 8, 2022, December 28, 2022, January 25, 2023, February 3, 2023, March 23, 2023, May 8, 2023, and June 26, 2023.
The beneficial ownership percentages set forth in the table below are based on 1,487,895,221 shares of Class A Common Stock issued and outstanding as of July 14, 2023 (including for this purpose, 64,000,588 shares of Class A Common Stock issuable upon conversion of 64,000,588 shares of Class B Common Stock held by FF Top, all as issued and outstanding shares as of July 14, 2023) and do not take into account the issuance of any shares of Class A Common Stock upon the exercise of warrants to purchase up to 23,652,119 shares of Class A Common Stock that remain outstanding, the exercise of any of the 15,836,001 outstanding options and vesting of 15,871,369 unvested RSUs (both within 60 days of July 14, 2023), or the conversion of any of the outstanding convertible notes. In computing the number of shares of Common Stock beneficially owned by a person, we deemed to be outstanding all shares of Common Stock subject to warrants and stock options held by the person that are currently exercisable or may be exercised within 60 days of July 14, 2023. We did not deem such shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days.
Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned Common Stock. Unless otherwise indicated, the business address of each person listed in the table below is c/o Faraday Future Intelligent Electric Inc., 18455 S. Figueroa Street, Gardena, California 90248.
Title of Class	Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Class
	Holder of Over 5%:
Class A Common Stock	FF Global Partners Investment LLC (formerly FF Top Holding LLC)(1)	107,748,423	7.2%
	Directors and Executive Officers
Class A Common Stock	Matthias Aydt(2)	511,866	*
Class A Common Stock	Dr. Carsten Breitfeld**	67,312	*
Class A Common Stock	Chad Chen***	214,873	*
Class A Common Stock	Xuefeng Chen(3)**	423,904	*
Class A Common Stock	Yun Han(4)****	691,084	*
Class A Common Stock	Li Han***	54,011	*
Class A Common Stock	Adam (Xin) He*****	254,795	*
Class A Common Stock	Yueting Jia(5)******	1,004,734	*
Class A Common Stock	Chui Tin Mok(6)***	1,078,397	*

Title of Class	Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Class
Class A Common Stock	Hong Rao(7)	545,232	*
Class A Common Stock	Jie Sheng***	153,816	*
Class A Common Stock	Ke Sun***	145,449	*

	All executive officers and directors as a group (12 individuals)	5,078,161	*
*	Less than 1%
**
Mr. Xuefeng Chen was appointed Global CEO effective as of November 27, 2022 and was appointed as a director of the Board on December 27, 2022. On November 26, 2022, the Board removed Dr. Breitfeld as Global CEO and, on December 26, 2022, Dr. Breitfeld tendered his resignation as a director of the Board, effective immediately.

***
Mr. Chad Chen was appointed as a director of the Board as of October 27, 2022. Mr. Jie Sheng was appointed as a director of the Board on December 18, 2022. Ms. Ke Sun was appointed as a director of the Board on December 27, 2022. Mr. Chui Tin Mok was appointed as a director of the Board on January 25, 2023. Ms. Li Han was appointed as a director of the Board on March 13, 2023.

****
Ms. Yun Han was appointed as Chief Accounting Officer and Interim Chief Financial Officer of the Company on October 22, 2022, effective as of October 25, 2022. Ms. Yun resigned from her position as Interim Chief Financial Officer of the Company effective July 5, 2023.

*****	Mr. Adam (Xin) He was appointed Interim Chairman of the Board, effective as of October 3, 2022.
******
On February 26, 2023, Mr. Yueting Jia was determined to be an “officer” of the Company within the meaning of Section 16 of the Exchange Act and an “executive officer” under Rule 3b-7 under the Exchange Act.

(1)
Based on a Schedule 13D/A filed by FF Top, Pacific Technology Holding LLC (“Pacific Technology”) and FF Global, each a Delaware limited liability company (collectively, the “Reporting Persons”) on June 21, 2023. Includes (i) 43,747,835 shares of Class A Common Stock held by certain other stockholders of the Company over which the Reporting Persons exercise voting control pursuant to voting agreements, (ii) 1,180,689 shares of Class A Common Stock held directly by Pacific Technology and (iii) 64,000,588 shares of Class B Common Stock held directly by FF Top. Shares of Class B Common Stock are convertible into Class A Common Stock at any time. Assumes the conversion of the Class B Common Stock referred to above into shares of Class A Common Stock. Pacific Technology is the managing member of FF Top, and FF Global is the managing member of Pacific Technology. FF Global is governed by its board of managers (the “FF Global Board of Managers”) consisting of five managers – Mr. Yueting Jia, Mr. Jerry Wang, Mr. Chui Tin Mok, Mr. Prashant Gulati and Ms. Chaoying Deng. A majority of the managers present at a meeting of the FF Global Board of Managers where there is a quorum is required to approve certain material actions of FF Global, including actions relating to the voting and disposition of shares of Common Stock by FF Top.

(2)
Includes options to acquire 12,085 shares of Class A Common Stock that have vested or will vest within 60 days of July 14, 2023. To the Company’s knowledge, Mr. Aydt has not sold any shares since the Company became a public company.

(3)
Includes options to acquire 44,157 shares of Class A Common Stock that have vested or will vest within 60 days of July 14, 2023. To the Company’s knowledge, Mr. Xuefeng Chen has not sold any shares since the Company became a public company.

(4)
Includes RSUs having a grant date fair value of $200,000, which have fully vested within 30 days of the effective date of Ms. Han’s appointment as Interim Chief Financial Officer. To the Company’s knowledge, Ms. Yun Han has not sold any shares since the Company became a public company.

(5)	To the Company’s knowledge, Mr. Jia has not sold any shares since the Company became a public company.
(6)
Includes options to acquire 34,483 shares of Class A Common Stock that have vested or will vest within 60 days of July 14, 2023. To the Company’s knowledge, Mr. Mok has not sold any shares since the Company became a public company.

(7)
Includes options to acquire 12,976 shares of Class A Common Stock that have vested or will vest within 60 days of July 14, 2023. To the Company’s knowledge, Mr. Rao has not sold any shares since the Company became a public company.

STOCKHOLDER PROPOSALS FOR 2024 ANNUAL MEETING
In order for a stockholder proposal to be considered for inclusion in the Company’s Proxy Statement for the Company’s 2024 annual meeting of stockholders (the “2024 Annual Meeting”) pursuant to Rule 14a-8 under the Exchange Act, our Corporate Secretary must receive the proposal no later than November 18, 2023. Such proposals must be sent via registered, certified, or express mail (or other means that allows the stockholder to determine when the proposal was received) to: Faraday Future Intelligent Electric Inc., Attn: Corporate Secretary, Faraday Future Intelligent Electric Inc., 18455 S. Figueroa Street, Gardena, California 90248. Such proposals must comply with the SEC’s requirements in Rule 14a-8 under the Exchange Act regarding the inclusion of stockholder proposals in Company-sponsored proxy materials, such as the requirement that the stockholder continues to own a minimum number of shares until the 2024 Annual Meeting and appear in person (or by virtual attendance if the such meeting is held in a virtual meeting format only) or through an authorized representative at the 2024 Annual Meeting to present the proposal.
Alternatively, stockholders intending to put forth a director nomination or a stockholder proposal not pursuant to Rule 14a-8 under the Exchange Act must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Corporate Secretary receive written notice with respect to each director nomination or other proposal that the stockholder intends to present at the 2024 Annual Meeting from the stockholder no later than January 15, 2024 and no earlier than December 16, 2023. The notice must contain the information required by our Bylaws. In order for stockholders to give timely notice of nominations for directors, other than those nominated by the Company, for inclusion on a universal proxy card in connection with the 2024 Annual Meeting, notice must be submitted no later than February 14, 2024 and include all of the information required by Rule 14a-19 under the Exchange Act.
Proposals received by the Corporate Secretary after the dates mentioned will not be included in the proxy statement or acted upon at the 2024 Annual Meeting.
OTHER MATTERS
In accordance with the Bylaws, the business transacted at the Special Meeting will be limited to the matters set forth in the Notice of Special Meeting of Stockholders and this Proxy Statement.
EXPENSES OF SOLICITATION
The Company will bear the expenses of calling and holding the Special Meeting and the solicitation of proxies with respect to the Special Meeting. These costs will include, among other items, the expense of preparing, assembling, printing, and mailing the proxy materials to stockholders of record and street name stockholders, and reimbursements paid to brokers, banks, and other nominees for their reasonable out-of-pocket expenses for forwarding proxy materials to stockholders and obtaining voting instructions from street name stockholders. In addition to soliciting proxies by mail, our directors, officers, and certain employees, investors and their representatives may solicit proxies on behalf of the Company, without additional compensation, personally or by telephone.
Certain representatives of FF Top and of its indirect parent entity FF Global, including, without limitation, Jerry Wang, Weiwei Zhao and Wenyi Yan (collectively, the “FF Top Representatives”), are additional participants in the solicitation of proxies in connection with the Special Meeting. Information regarding the direct and indirect interests in the Company, by security holdings or otherwise, of FF Global, FF Top and the FF Top Representatives is included in this Proxy Statement; the post-effective amendment to registration statement on Form S-1, filed with the SEC on March 31, 2023; Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 9, 2023; and in the Current Reports on Form 8-K filed with the SEC from time to time. Changes to the director or indirect ownership of FF Top and FF Global are set forth in SEC filings on Schedule 13D/A.
The Company has retained Georgeson LLC to solicit proxies. Under our agreement with Georgeson LLC, they will receive a fee of up to approximately $100,000 plus the reimbursement of reasonable expenses. The Company also agreed to indemnify Georgeson LLC against certain liabilities relating to, or arising out of, its retention. Georgeson LLC will solicit proxies by mail, telephone, facsimile and email.
HOUSEHOLDING
We have adopted a procedure approved by the SEC, called “householding.” Under this procedure, we send only one Proxy Statement and one annual report to eligible stockholders who share a single address, unless we have received instructions to the contrary from any stockholder at that address. This practice is designed to eliminate duplicate mailings, conserve natural resources, and reduce our printing and mailing costs. Stockholders who participate in householding will continue to receive separate proxy cards.
If you share an address with another stockholder and receive only one set of proxy materials but would like to request a separate copy of these materials, please contact our mailing agent, Broadridge Financial Solutions, either by calling (866) 540-7095, or by writing to Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717, and an additional copy of proxy materials will be promptly delivered to you. Similarly, if you receive multiple copies of the proxy materials and would prefer to receive a single copy in the future, you may also contact Broadridge at the above telephone number or address. If you own shares through a bank, broker, or other nominee, you should contact the nominee concerning householding procedures.

RIGHT OF APPRAISAL
Holders of shares of our Common Stock do not have appraisal rights under Delaware law or under the governing documents of the Company in connection with this solicitation and the matters set forth in the Notice of Special Meeting of Stockholders and this Proxy Statement.
This 20th day of July, 2023.
By Order of the Board of Directors
/s/ Adam (Xin) He
Adam (Xin) He
Interim Board Chairman
Gardena, California

ANNEX A
CHARTER AMENDMENT
THIRD AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
FARADAY FUTURE INTELLIGENT ELECTRIC INC.
Faraday Future Intelligent Electric Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (“DGCL”), hereby certifies as follows:
The name of the Corporation is Faraday Future Intelligent Electric Inc. (originally incorporated as Property Solutions Acquisition Corp.). The original Certificate of Incorporation of the Corporation (the “Original Certificate”) was filed with the Secretary of State of the State of Delaware on February 11, 2020. The Corporation amended and restated the Original Certificate, which was filed with the Secretary of State of the State of Delaware on July 21, 2020 (the “Amended and Restated Certificate”). The Corporation further amended and restated the Amended and Restated Certificate, which was filed with the Secretary of State of the State of Delaware on July 21, 2021 (the “Second Amended and Restated Certificate”). The Corporation thrice amended the Second Amended and Restated Certificate, (i) which certificate of amendment to the Second Amended and Restated Certificate was filed with the Secretary of State of the State of Delaware on November 22, 2022, (ii) which second certificate of amendment to the Second Amended and Restated Certificate was filed with the Secretary of State of the State of Delaware on March 1, 2023, and (iii) which Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock was filed with the Secretary of State of the State of Delaware on June 16, 2023.
This Third Amended and Restated Certificate of Incorporation in the form of Exhibit A attached hereto has been duly adopted in accordance with the provisions of Sections 211, 242 and 245 of the DGCL.
The text of the Corporation’s Certificate of Incorporation as heretofore amended or supplemented is hereby restated and amended to read in its entirety as set forth in Exhibit A attached hereto. This Third Amended and Restated Certificate of Incorporation shall be effective upon its filing with the Secretary of State of the State of Delaware.
IN WITNESS WHEREOF, this Third Amended and Restated Certificate of Incorporation has been signed this [•] day of [•], 2023.
FARADAY FUTURE INTELLIGENT ELECTRIC INC.

By:
Name:	Xuefeng Chen
Title:	Chief Executive Officer

Exhibit A
THIRD AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF
FARADAY FUTURE INTELLIGENT ELECTRIC INC.
ARTICLE I
NAME
The name of the corporation is Faraday Future Intelligent Electric Inc. (the “Corporation”).
ARTICLE II
REGISTERED OFFICE AND AGENT
The address of the Corporation’s registered office in the State of Delaware is c/o Vcorp Services, LLC, 108 W. 13th Street, Suite 100, Wilmington, New Castle County, Delaware, 19801. The name of its registered agent at such address is Vcorp Services, LLC.
ARTICLE III
PURPOSE AND DURATION
The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the “DGCL”). The Corporation is to have a perpetual existence.
ARTICLE IV
CAPITAL STOCK
Section 4.1 The total number of shares of all classes of capital stock that the Corporation is authorized to issue is 1,775,000,000 shares, consisting of two classes of stock: (i) 1,765,000,000 shares of common stock, $0.0001 par value per share (the “Common Stock”), and (ii) 10,000,000 shares of Preferred Stock, $0.0001 par value per share (the “Preferred Stock”). The class of Common Stock shall be divided into two series of stock composed of (i) 1,690,000,000 shares of Class A Common Stock (the “Class A Common Stock”) and (ii) 75,000,000 shares of Class B Common Stock (the “Class B Common Stock”). For the avoidance of doubt, the Class A Common Stock and Class B Common Stock are separate series within a single class of Common Stock, and are referred to herein together as the “Common Stock.”
Pursuant to the DGCL, at 11:59 p.m. Pacific Time on the date of filing (the “Effective Time”) of this Third Amended and Restated Certificate of Incorporation, each set of [•]1 shares of Common Stock issued and outstanding or held by the Corporation in treasury stock immediately prior to the Effective Time shall be combined into one validly issued, fully paid and non-assessable share of Common Stock, without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). No certificates representing fractional shares of Common Stock shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to receive the number of shares rounded up to the next whole number. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (each, an “Old Certificate”) shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.
[Immediately after the Effective Time, the total number of shares of all classes of capital stock that the Corporation is authorized to issue is [•] shares, consisting of two classes of stock: (i) [such number to be 12,355,000,000 divided by the reverse stock split ratio determined by Faraday Future Intelligent Electric Inc.’s Board of Directors] shares Common Stock, and (ii) 10,000,000 shares of Preferred Stock. The class of Common Stock shall be divided into two series of stock composed of (i) [such number to be 11,830,000,000 divided by the reverse stock split ratio
[1]
To be a whole number of shares of Faraday Future Intelligent Electric Inc.’s common stock between and including 2 and 90. If the reverse stock split proposal is approved by stockholders, the Certificate of Amendment filed with the Secretary of State of the State of Delaware will include only that reverse stock split ratio determined by Faraday Future Intelligent Electric Inc.’s Board of Directors to be in the best interests of Faraday Future Intelligent Electric Inc. and its stockholders determined by Faraday Future Intelligent Electric Inc.’s Board of Directors] shares of Class A Common Stock, and (ii) [such number to be 525,000,000 divided by the reverse stock split ratio determined by Faraday Future Intelligent Electric Inc.’s Board of Directors] shares of Class B Common Stock.]2
Subject to the rights of the holders of any series of Preferred Stock, the number of authorized shares of any of the Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation with the power to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL or any successor provision thereof, and no vote of the holders of any of the Common Stock or Preferred Stock voting separately as a class shall be required therefor.
Section 4.2 Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the “Board of Directors”) is hereby authorized to provide from time to time by resolution or resolutions for the creation and issuance, out of the authorized and unissued shares of Preferred Stock, of one or more series of Preferred Stock by filing a certificate (a “Certificate of Designation”) pursuant to the DGCL, setting forth such resolution and, with respect to each such series, establishing the designation of such series and the number of shares to be included in such series and fixing the voting powers (full or limited, or no voting power), preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, of the shares of each such series. Without limiting the generality of the foregoing, the resolution or resolutions providing for the establishment of any series of Preferred Stock may, to the extent permitted by law, provide that such series shall be superior to, rank equally with or be junior to the Preferred Stock of any other series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may be different from those of any and all other series at any time outstanding. Except as otherwise expressly provided in the resolution or resolutions providing for the establishment of any series of Preferred Stock or otherwise provided in this Third Amended and Restated Certificate (or any Certificate of Designation made hereunder), no vote of the holders of shares of Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock so authorized in accordance with this Third Amended and Restated Certificate of Incorporation. Unless otherwise provided in the Certificate of Designation establishing a series of Preferred Stock, the Board of Directors may, by resolution or resolutions, increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of such series and, if the number of shares of such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.
Section 4.3 Subject to Section 4.4, the Corporation has the authority to create and issue rights, warrants and options entitling the holders thereof to purchase shares of any class or series of the Corporation’s capital stock or other securities of the Corporation, and such rights, warrants and options shall be approved in accordance with the Delaware General Corporation Law (the “DGCL”).
Section 4.4 Notwithstanding anything to the contrary under this Third Amended and Restated Certificate (or any Certificate of Designation made hereunder), without the approval of the holders of a majority of the then-outstanding shares of Class B Common Stock, the Board shall not authorize, allot or create any new class of shares each of which bear or may bear more than one vote per share or having the effect of diluting the voting power of the Class B Common Stock disproportionately.
Section 4.5
(a) Voting Rights.
(i) Except as otherwise required by law or this Third Amended and Restated Certificate (or any Certificate of Designation made hereunder), the holders of Common Stock shall exclusively possess all voting power with respect to the Corporation. The holders of shares of Class A Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders on which the holders of the Common Stock are entitled to vote. Prior to the occurrence of a Qualifying Equity Market Capitalization, the holders of shares of Class B Common Stock shall be entitled to one vote for each such share on each
[2]
This paragraph to be added to Section 4.1, if and only if the reverse stock split proposal is approved by stockholders, the reverse stock split is implemented by Faraday Future Intelligent Electric Inc.’s Board of Directors and the authorized share cap proposal is approved by stockholders, and such addition is necessary to reduce the number of authorized shares of Faraday Future Intelligent Electric’s common stock to a number equal to 12,355,000,000 divided by the reverse stock split ratio determined by Faraday Future Intelligent Electric Inc.’s Board of Directors.

matter properly submitted to the stockholders on which the holders of the Common Stock are entitled to vote. Upon and after the occurrence of a Qualifying Equity Market Capitalization, the holders of shares of Class B Common Stock shall be entitled to ten votes for each such share on each matter properly submitted to the stockholders on which the holders of the Common Stock are entitled to vote. Except as otherwise required by law or this Third Amended and Restated Certificate, the holders of shares of the Common Stock shall at all times vote together as one class on all matters submitted to a vote of the stockholders of the Corporation. For purposes of this Section 4.5(a), the term “Qualifying Equity Market Capitalization” means the Corporation, for any consecutive period of 20 trading days, having a volume weighted average total equity market capitalization of at least $20 billion as determined, in good faith by the Board, for each trading day by multiplying the closing sale price per share of Class A Common Stock of the Corporation on the Nasdaq (or such other securities exchange on which the Corporation’s securities are then listed for trading) on such trading day (as reported by Bloomberg through its “HP” function or, if not available on Bloomberg, as reported by Morningstar) by the then total number of issued and outstanding shares of Class A Common Stock, Class B Common Stock and other shares of the Corporation on such trading day.
(ii) Except as otherwise required by law or this Third Amended and Restated Certificate (or any Certificate of Designation made hereunder), at any annual or special meeting of the stockholders of the Corporation, the holders of the Common Stock shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders. Notwithstanding the foregoing, except as otherwise required by law or this Third Amended and Restated Certificate (or any Certificate of Designation made hereunder), the holders of the Common Stock shall not be entitled to vote on any amendment to this Third Amended and Restated Certificate (or any Certificate of Designation made hereunder) that relates solely to the terms of one or more outstanding series of the Preferred Stock if the holders of such affected series of Preferred Stock are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Third Amended and Restated Certificate (or any Certificate of Designation made hereunder) or the DGCL.
(b) Conversion Right.
(i) Subject to the provisions hereof and to compliance with all laws and regulations applicable thereto, including the DGCL, each holder of shares of Class B Common Stock shall have the right to convert, at such holder’s option, any or all of its shares of Class B Common Stock into shares of Class A Common Stock at a conversion rate equal to one share of Class A Common Stock for each share of Class B Common Stock so converted. For the avoidance of doubt, a holder of shares of Class A Common Stock shall have no right to convert shares of Class A Common Stock into shares of Class B Common Stock under any circumstances.
(ii) Each share of Class B Common Stock shall be converted at the option of the holder by delivery of written notice (a “Conversion Notice”) by such holder to the Corporation at the principal executive offices of the Corporation to the attention of the Secretary of the Corporation of such holder’s election to convert such share of Class B Common Stock pursuant to this Section 4.5(b), at any time after issue and without the payment of any additional sum, into one fully paid and nonassessable share of Class A Common Stock. Such conversion shall take effect upon the delivery of such Conversion Notice to the Corporation or at such date and time or upon the happening of such event as may be specified in the Conversion Notice (the “Conversion Time”). A Conversion Notice shall not be effective if it is not accompanied by the share certificates (if any) in respect of the relevant shares of Class B Common Stock and such other evidence (if any) as the Board may reasonably require to prove the title of the person exercising such right (or, if such certificates have been lost or destroyed, such evidence of title and such indemnity as the Board may reasonably require). Any and all taxes and stamp, issue and registration duties (if any) arising on conversion shall be borne by the holder of shares of Class B Common Stock requesting conversion.
(iii) At the Conversion Time, each share of Class B Common Stock shall automatically be converted into a share of Class A Common Stock with such rights and restrictions attached thereto and shall rank pari passu in all respects with the shares of Class A Common Stock then in issue, and the Corporation shall enter or procure the entry of the name of the relevant holder of shares of Class B Common Stock as the holder of the same number of shares of Class A Common Stock resulting from the conversion of the shares of Class B Common Stock in the Corporation’s books and shall procure that any certificates in respect of the relevant shares of Class A Common Stock, together with (if applicable) a new certificate for any unconverted shares of Class B Common Stock comprised in any certificate(s) surrendered by the holder of the shares of Class B Common Stock, are issued to the holders thereof.
(iv) Until such time as the shares of Class B Common Stock have been converted into shares of Class A Common Stock, the Corporation shall at all times keep available for issue and free of all liens, charges, options, mortgages, pledges, claims, equities, encumbrances and other third-party rights of any nature, and not subject to any pre-emptive rights out of its authorized but unissued shares of capital stock, such number of authorized but unissued shares of Class A Common Stock as would enable all shares of Class B Common Stock to be converted into shares of Class A Common Stock and any other rights of conversion into, subscription for or exchange into shares of Class A Common Stock to be satisfied in full.
(c) Conversion upon Transfer. Upon any sale, transfer, assignment or disposition of any share of Class B Common Stock by a holder to any person, or upon a change of ultimate beneficial ownership of any share of Class B Common Stock, in each case without the prior written consent of the Corporation (as determined by the Board of Directors) expressly referencing this Section 4.4(c) (each, a “Transfer”), such share of Class B Common Stock shall be automatically and immediately converted into one share of Class A Common Stock. For the avoidance of doubt, the creation of any pledge, charge, encumbrance or other third-party right of whatever description on any share of Class B Common Stock to secure a holder’s contractual or legal obligations shall not be deemed to be a sale, transfer, assignment or disposition unless and until any such pledge, charge, encumbrance or other third-party right is enforced and results in the third party holding legal title to the relevant share of Class B Common Stock, in which case all the related shares of Class B Common Stock shall be automatically converted into the same number of shares of Class A Common Stock. For purposes of this Section 4.5(c), “beneficial ownership” shall have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended. If the Corporation has reason to believe that a Transfer of Class B Common Stock has occurred, the Corporation may request that the purported holder of Class B Common Stock furnish affidavits or other evidence to the Corporation as it reasonably deems necessary to determine whether a Transfer of Class B Common Stock has occurred, and if such holder does not within ten (10) days after the date of such request furnish sufficient (as determined in good faith by the Board) evidence to the Corporation (in the manner provided in the request) to enable the Corporation to determine that no such Transfer of Class B Common Stock has occurred, any such shares of Class B Common Stock, to the extent not previously converted, shall be automatically converted into shares of Class A Common Stock and such conversion shall thereupon be registered on the books and records of the Corporation.
(d) Dividend Rights. Subject to applicable law and the rights, if any, of the holders of any outstanding series of the Preferred Stock, the holders of the shares of the Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor, and shall share equally on a per share basis in such dividends and distributions. For the avoidance of doubt, shares of Class A Common Stock and Class B Common Stock shall be treated equally, identically and ratably, on a per share basis, with respect to any dividend paid by the Corporation, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and by the affirmative vote of the holders of a majority of the outstanding shares of Class B Common Stock, each voting separately as a class.
(e) Liquidation Rights. Subject to applicable law and the rights, if any, of the holders of any outstanding series of the Preferred Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of the shares of the Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of the Common Stock held by them. For the avoidance of doubt, shares of Class A Common Stock and Class B Common Stock shall be treated equally, identically and ratably, on a per share basis, with respect to any such distribution paid by the Corporation, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and by the affirmative vote of the holders of a majority of the outstanding shares of Class B Common Stock, each voting separately as a class.
(f) Subdivision, Combination and Reclassification. If the Corporation in any manner subdivides, combines or reclassifies the outstanding shares of Class A Common Stock or Class B Common Stock, the outstanding shares of the other such class will be subdivided, combined or reclassified in the same proportion and manner, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and by the affirmative vote of the holders of a majority of the outstanding shares of Class B Common Stock, each voting separately as a class.
(g) Mergers, Consolidations and Similar Transactions. In the case of any distribution or payment in respect of the shares of Class A Common Stock or Class B Common Stock upon the merger or consolidation of the Corporation with or into any other entity, or in the case of any other transaction having an effect on stockholders substantially similar to that resulting from a merger or consolidation, shares of Class A Common Stock and Class B Common Stock shall be treated equally, identically and ratably, on a per share basis, with respect to such distribution or payment, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and by the affirmative vote of the holders of a majority of the outstanding shares of Class B Common Stock, each voting separately as a class.
ARTICLE V
BOARD OF DIRECTORS
For the management of the business and for the conduct of the affairs of the Corporation it is further provided that:
Section 5.1
(a) The business affairs of the Corporation shall be managed by or under the direction of the Board of Directors. Subject to Section 5.1(d), the number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted from time to time by the Board of Directors. Except as otherwise expressly delegated by resolution of the Board of Directors, the Board of Directors shall have the exclusive power and authority to appoint and remove officers of the Corporation.
(b) Subject to the special rights of the holders of one or more series of Preferred Stock to elect directors, at each succeeding annual meeting of stockholders, a director shall be elected and hold office until the next annual meeting of stockholders and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.
Notwithstanding the foregoing provisions of this Article V, each director shall serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation, disqualification, retirement or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.
(c) Subject to (i) that certain Amended and Restated Shareholder Agreement, dated as of January 13, 2023, which amended and restated that certain Shareholder Agreement, dated as of July 21, 2022 (such agreement, as amended, supplemented, restated or otherwise modified from time to time, the “Shareholder Agreement”), by and between the Corporation and FF Top Holding Ltd., an exempted company with limited liability incorporated under the laws of the British Virgin Islands, and (ii) the special rights of the holders of one or more series of Preferred Stock to elect directors, the Board of Directors or any individual director may be removed from office at any time by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of voting stock of the Corporation with the power to vote at an election of directors (the “Voting Stock”).
(d) Subject to (i) the Shareholder Agreement and (ii) the special rights of the holders of one or more series of Preferred Stock to elect directors, any vacancies on the Board of Directors resulting from death, resignation, disqualification, retirement, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, and except as otherwise required by applicable law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum, or by a sole remaining director, and shall not be filled by the stockholders. Subject to the Shareholder Agreement, any director appointed in accordance with the preceding sentence shall hold office for a term that shall coincide with the remaining term of the vacancy to which the director shall have been appointed and until such director’s successor shall have been elected and qualified or until his or her earlier death, resignation, disqualification, retirement or removal.
Section 5.2
(a) In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend, alter or repeal the Bylaws of the Corporation. In addition to any vote of the holders of any class or series of stock of the Corporation required by applicable law or by this Third Amended and Restated Certificate of Incorporation (including any Certificate of Designation in respect of one or more series of Preferred Stock), the adoption, amendment or repeal of the Bylaws of the Corporation by the stockholders of the Corporation shall require the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all the then-outstanding shares of the Voting Stock, voting together as a single class; provided that no Bylaws hereafter adopted by the stockholders of the Corporation shall invalidate any prior act of the Board of Directors that would have been valid if such Bylaws had not been adopted.
(b) The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.
ARTICLE VI
STOCKHOLDERS
Section 6.1 Subject to the special rights of the holders of one or more series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation, and the taking of any action by written consent of the stockholders in lieu of a meeting of the stockholders is specifically denied. Notwithstanding anything herein to the contrary, on any matter that the Class B Common Stock is entitled to consent or vote as a separate class, the holders of the Class B Common Stock may take such action by written consent in lieu of a meeting.
Section 6.2 Subject to the special rights of the holders of one or more series of Preferred Stock, special meetings of the stockholders of the Corporation may be called, for any purpose or purposes as is a proper matter for stockholder action under the DGCL, by (i) the Chairperson of the Board of Directors, (ii) the Chief Executive Officer, or (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption). Such special meetings may not be called by stockholders or any other person or persons.
Section 6.3 Advance notice of stockholder nominations for the election of directors and of other business proposed to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.
ARTICLE VII
LIABILITY AND INDEMNIFICATION; CORPORATE OPPORTUNITY
Section 7.1 To the fullest extent permitted by the DGCL, as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL is amended after approval by the stockholders of this Article VII to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended, automatically and without further action, upon the date of such amendment.
Section 7.2 The Corporation, to the fullest extent permitted by law, shall indemnify and advance expenses to any person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she, or his or her testator or intestate, is or was a director or officer of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director or officer at the request of the Corporation or any predecessor to the Corporation.
Section 7.3 The Corporation, to the fullest extent permitted by law, may indemnify and advance expenses to any person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she, or his or her testator or intestate, is or was an employee or agent of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as an employee or agent at the request of the Corporation or any predecessor to the Corporation.
Section 7.4 Neither any amendment nor repeal of this Article VII, nor the adoption by amendment of this Third Amended and Restated Certificate of Incorporation of any provision inconsistent with this Article VII, shall eliminate or reduce the effect of this Article VII in respect of any matter occurring, or any action or proceeding accruing or arising (or that, but for this Article VII, would accrue or arise) prior to such amendment or repeal or adoption of an inconsistent provision.
Section 7.5 The provisions of this Section 7.5 are set forth to define, to the extent permitted by applicable law, the duties of Exempted Persons (as defined below) to the Corporation with respect to certain classes or categories of business opportunities. “Exempted Persons” means each of Property Solutions Acquisition Sponsor, LLC, a Delaware limited liability company, and its affiliates, successors, directly or indirectly managed funds or vehicles (as applicable), partners, principals, directors, officers, members, managers and employees, including any of the foregoing who serve as directors of the Corporation; provided, that Exempted Persons shall not include the Corporation, any of its subsidiaries or their respective officers or employees.
(a) To the fullest extent permitted by law, the Exempted Persons shall not have any fiduciary duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Corporation or any of its subsidiaries. To the fullest extent permitted by applicable law, the Corporation, on behalf of itself and its subsidiaries, renounces any interest or expectancy of the Corporation and its subsidiaries in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to the Exempted Persons, even if the opportunity is one that the Corporation or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and each such Exempted Person shall have no duty to communicate or offer such business opportunity to the Corporation and, to the fullest extent permitted by applicable law, shall not be liable to the Corporation or any of its subsidiaries for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such Exempted Person pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or its subsidiaries; provided, that the foregoing waiver of corporate opportunities by the Corporation contained in this sentence shall not apply to (i) any such corporate opportunity that is expressly offered to a director of the Corporation in his or her capacity as such (which such opportunity the Corporation does not renounce an interest or expectancy in) or (ii) any other fiduciary duty that may be applicable to such Exempted Person under applicable law.
(b) To the fullest extent permitted by law, no amendment or repeal of this Section 7.5 in accordance with the provisions hereof shall apply to or have any effect on the liability or alleged liability of any Exempted Person for or with respect to any activities or opportunities of which such Exempted Person becomes aware prior to such amendment or repeal. This Section 7.5 shall not limit or eliminate any protections or defenses otherwise available to, or any rights to indemnification or advancement of expenses of, any director or officer of the Corporation under this Third Amended and Restated Certificate of Incorporation, the Bylaws of the Corporation, any agreement between the Corporation and such officer or director, or any applicable law.
(c) Any person or entity purchasing, holding or otherwise acquiring any interest in any shares of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Section 7.5.
ARTICLE VIII
EXCLUSIVE FORUM
Section 8.1 Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of fiduciary duty owed by any director, officer, employee, agent or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, creditors or other constituents, (c) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware, this Third Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation or as to which the General Corporation Law of the State of Delaware confers jurisdiction upon the Court of Chancery of the State of Delaware, or (d) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein; provided that, the provisions of this Article VIII will not apply to suits brought to enforce any liability or duty created by the Securities Act of 1933, as amended, the Securities and Exchange Act of 1934, as amended, or any other claim for which the federal courts have exclusive jurisdiction; and provided further that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state or federal court sitting in the State of Delaware. To the fullest extent permitted by applicable law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article VIII. Notwithstanding any other provisions of law, this Third Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article VIII. If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article VIII (including, without limitation, each portion of any sentence of this Article VIII containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.
Section 8.2 If any action the subject matter of which is within the scope of Section 8.1 is filed in a court other than within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts of the State of Delaware in connection with any action brought in any such court to enforce Section 8.1 (an “FSC Enforcement Action”) and (ii) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.
Section 8.3 Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, and/or the Securities Exchange Act of 1934, as amended.
Section 8.4 If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article VIII (including, without limitation, each portion of any sentence of this Article VIII containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article VIII.
ARTICLE IX
AMENDMENTS
Notwithstanding any other provisions of this Third Amended and Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law or by this Third Amended and Restated Certificate of Incorporation (including any Certificate of Designation in respect of one or more series of Preferred Stock), (i) the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal Articles V, VI, VII and VIII and this Article IX, (ii) the affirmative vote of the holders of a majority of the then-outstanding shares of Class B Common Stock, voting separately as a class, shall be required to alter, amend or repeal Section 4.5, Section 4.5 or this clause (ii) in this Article IX, and (iii) the affirmative vote of the holders of a majority of the then-outstanding shares of Class A Common Stock, voting separately as a class, shall be required to alter, amend or repeal Section 4.5 or this clause (iii) in this Article IX.
ARTICLE X
DOCUMENTS AND DETERMINATIONS
When the terms of this Third Amended and Restated Certificate of Incorporation refer to a specific agreement or other document or a decision by anybody or person that determines the meaning or operation of a provision hereof, the Secretary of the Corporation shall maintain a copy of such agreement, document or decision at the principal executive offices of the Corporation and a copy thereof shall be provided free of charge to any stockholder who makes a request therefor. Unless otherwise expressly provided in this Third Amended and Restated Certificate of Incorporation, a reference to any specific agreement or other document shall be deemed a reference to such agreement or document as amended from time to time in accordance with the terms of such agreement or document.
* * * *

ANNEX B
2021 PLAN
FARADAY FUTURE INTELLIGENT ELECTRIC INC.
AMENDED AND RESTATED 2021 STOCK INCENTIVE PLAN
I. INTRODUCTION
1.1 Purposes. The purposes of the Faraday Future Intelligent Electric Inc. Amended and Restated 2021 Stock Incentive Plan (this “Plan”) are (i) to align the interests of the Company’s stockholders and the recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Company’s growth and success, (ii) to advance the interests of the Company by attracting and retaining Non-Employee Directors, officers, other employees, consultants, independent contractors and agents and (iii) to motivate such persons to act in the long-term best interests of the Company and its stockholders.
1.2 Certain Definitions.
“Acquisition” shall have the meaning set forth in Section 5.8.
“Agreement” shall mean the written or electronic agreement evidencing an award hereunder between the Company and the recipient of such award.
“Board” shall mean the Board of Directors of the Company.
“Change in Control” shall have the meaning set forth in Section 5.8(b).
“Code” shall mean the Internal Revenue Code of 1986, as amended.
“Committee” shall mean the Compensation Committee of the Board, or a subcommittee thereof, or such other committee designated by the Board, in each case, consisting of two or more members of the Board, each of whom is intended to be (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act and (ii) “independent” within the meaning of the rules of the NASDAQ Capital Market or, if the Common Stock is not listed on the NASDAQ Capital Market, within the meaning of the rules of the principal stock exchange on which the Common Stock is then traded.
“Common Stock” shall mean the Class A common stock, par value $ 0.0001 per share, of the Company, and all rights appurtenant thereto.
“Company” shall mean Faraday Future Intelligent Electric Inc., a corporation organized under the laws of the State of Delaware, or any successor thereto.
“Data” shall have the meaning set forth in Section 5.15.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
“Fair Market Value” shall mean the closing transaction price of a share of Common Stock as reported on the NASDAQ Capital Market on the date as of which such value is being determined or, if the Common Stock is not listed on the NASDAQ Capital Market, the closing transaction price of a share of Common Stock on the principal national stock exchange on which the Common Stock is traded on the date as of which such value is being determined or, if there shall be no reported transactions for such date, on the next preceding date for which transactions were reported; provided, however, that if the Common Stock is not listed on a national stock exchange or if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate and in compliance with Section 409A of the Code.
“Free-Standing SAR” shall mean an SAR which is not granted in tandem with, or by reference to, an option, which entitles the holder thereof to receive, upon exercise, shares of Common Stock (which may be Restricted Stock) or, to the extent set forth in the applicable Agreement, cash or a combination thereof, with an aggregate value equal to the excess of the Fair Market Value of one (1) share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of such SARs which are exercised.
“Incentive Stock Option” shall mean an option to purchase shares of Common Stock that meets the requirements of Section 422 of the Code, or any successor provision, which is intended by the Committee to constitute an Incentive Stock Option.

“Non-Employee Director” shall mean any director of the Company who is not an officer or employee of the Company or any Subsidiary.
“Nonqualified Stock Option” shall mean an option to purchase shares of Common Stock which is not an Incentive Stock Option.
“Other Stock Award” shall mean an award granted pursuant to Section 3.4 of the Plan.
“Performance Award” shall mean a right to receive an amount of cash, Common Stock, or a combination of both, contingent upon the attainment of specified Performance Measures within a specified Performance Period.
“Performance Measures” shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the grant or exercisability of all or a portion of an option or SAR or (ii) during the applicable Restriction Period or Performance Period as a condition to the vesting of the holder’s interest, in the case of a Restricted Stock Award, of the shares of Common Stock subject to such award, or, in the case of a Restricted Stock Unit Award, Other Stock Award or Performance Award, to the holder’s receipt of the shares of Common Stock subject to such award or of payment with respect to such award. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified Subsidiaries, business or geographical units or operating areas of the Company (except with respect to the total shareholder return and earnings per share criteria) or individual basis, may be used by the Committee in establishing Performance Measures under this Plan: the attainment by a share of Common Stock of a specified Fair Market Value for a specified period of time; increase in stockholder value; earnings per share; return on or net assets; return on equity; return on investments; return on capital or invested capital; total stockholder return; earnings or income of the Company before or after taxes and/or interest; earnings before interest, taxes, depreciation and amortization (“EBITDA”); EBITDA margin; operating income; revenues; operating expenses, attainment of expense levels or cost reduction goals; market share; cash flow, cash flow per share, cash flow margin or free cash flow; interest expense; economic value created; gross profit or margin; operating profit or margin; net cash provided by operations; price-to-earnings growth; and strategic business criteria, consisting of one or more objectives based on meeting specified goals relating to market penetration, customer acquisition, business expansion, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation, supervision of information technology, quality and quality audit scores, efficiency, commercial launch of new products, completion of projects, and closing of acquisitions, divestitures, financings or other transactions, or such other goals as the Committee may determine whether or not listed herein. Each such goal may be determined on a pre-tax or post-tax basis or on an absolute or relative basis, and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more Subsidiaries, divisions, or operating units) or the past or current performance of other companies or market indices (or a combination of such past and current performance). In addition to the ratios specifically enumerated above, performance goals may include comparisons relating to capital (including, but not limited to, the cost of capital), shareholders’ equity, shares outstanding, assets or net assets, sales, or any combination thereof. In establishing a Performance Measure or determining the achievement of a Performance Measure, the Committee may provide that achievement of the applicable Performance Measures may be amended or adjusted to include or exclude components of any Performance Measure, including, without limitation, foreign exchange gains and losses, asset write-downs, acquisitions and divestitures, change in fiscal year, unbudgeted capital expenditures, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, infrequently occurring, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles. Performance Measures shall be subject to such other special rules and conditions as the Committee may establish at any time.
“Performance Period” shall mean any period designated by the Committee during which (i) the Performance Measures applicable to an award shall be measured and (ii) the conditions to vesting applicable to an award shall remain in effect.
“Person” shall have the meaning set forth in Section 5.8.
“Prior Plans” shall mean the Smart King Ltd. Equity Incentive Plan, the Smart King Ltd. Special Talent Incentive Plan and each other equity plan maintained by FF Intelligent Mobility Global Holdings Ltd. under which awards are outstanding as of the effective date of this Plan.

“Restricted Stock” shall mean shares of Common Stock which are subject to a Restriction Period and which may, in addition thereto, be subject to the attainment of specified Performance Measures within a specified Performance Period.
“Restricted Stock Award” shall mean an award of Restricted Stock under this Plan.
“Restricted Stock Unit” shall mean a right to receive one (1) share of Common Stock or, in lieu thereof and to the extent set forth in the applicable Agreement, the Fair Market Value of such share of Common Stock in cash, which shall be contingent upon the expiration of a specified Restriction Period and which may, in addition thereto, be contingent upon the attainment of specified Performance Measures within a specified Performance Period.
“Restricted Stock Unit Award” shall mean an award of Restricted Stock Units under this Plan.
“Restriction Period” shall mean any period designated by the Committee during which (i) the Common Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award, or (ii) the conditions to vesting applicable to a Restricted Stock Unit Award or Other Stock Award shall remain in effect.
“SAR” shall mean a stock appreciation right which may be a Free-Standing SAR or a Tandem SAR.
“Stock Award” shall mean a Restricted Stock Award, Restricted Stock Unit Award or Other Stock Award.
“Subsidiary” shall mean any corporation, limited liability company, partnership, joint venture or similar entity in which the Company owns, directly or indirectly, an equity interest possessing more than 50% of the combined voting power of the total outstanding equity interests of such entity.
“Substitute Award” shall mean an award granted under this Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, including a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an option or SAR.
“Tandem SAR” shall mean an SAR which is granted in tandem with, or by reference to, an option (including a Nonqualified Stock Option granted prior to the date of grant of the SAR), which entitles the holder thereof to receive, upon exercise of such SAR and surrender for cancellation of all or a portion of such option, shares of Common Stock (which may be Restricted Stock) or, to the extent set forth in the applicable Agreement, cash or a combination thereof, with an aggregate value equal to the excess of the Fair Market Value of one (1) share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of shares of Common Stock subject to such option, or portion thereof, which is surrendered.
“Tax Date” shall have the meaning set forth in Section 5.5.
“Ten Percent Holder” shall have the meaning set forth in Section 2.1(a).
1.3 Administration. This Plan shall be administered by the Committee. Any one or a combination of the following awards may be made under this Plan to eligible persons: (i) options to purchase shares of Common Stock in the form of Incentive Stock Options or Nonqualified Stock Options; (ii) SARs in the form of Tandem SARs or Free-Standing SARs; (iii) Stock Awards in the form of Restricted Stock, Restricted Stock Units or Other Stock Awards; and (iv) Performance Awards. The Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan and determine the form, amount and timing of each award to such persons and, if applicable, the number of shares of Common Stock subject to an award, the number of SARs, the number of Restricted Stock Units, the dollar value subject to a Performance Award, the purchase price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award. The Committee may, in its sole discretion and for any reason at any time, take action such that (i) any or all outstanding options and SARs shall become exercisable in part or in full, (ii) all or a portion of the Restriction Period applicable to any outstanding awards shall lapse, (iii) all or a portion of the Performance Period applicable to any outstanding awards shall lapse and (iv) the Performance Measures (if any) applicable to any outstanding awards shall be deemed to be satisfied at the target, maximum or any other level. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be conclusive and binding on all parties.
The Committee may delegate some or all of its power and authority hereunder to the Board (or any members thereof) or, subject to applicable law, to a subcommittee of the Board, a member of the Board, the Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority to a member of the Board, the Chief Executive Officer or other executive officer of the Company with regard to the selection for participation in this Plan of an officer, director or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer, director or other person.
No member of the Board or Committee, and neither the Chief Executive Officer nor any other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board and the Committee and the Chief Executive Officer or other executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law (except as otherwise may be provided in the Company’s Certificate of Incorporation and/or Bylaws) and under any directors’ and officers’ liability insurance that may be in effect from time to time.
1.4 Eligibility. Participants in this Plan shall consist of such officers, other employees, Non-Employee Directors, consultants, independent contractors, agents, and persons expected to become officers, other employees, Non-Employee Directors, consultants, independent contractors and agents of the Company and its Subsidiaries as the Committee in its sole discretion may select from time to time, provided such persons are eligible to receive awards of shares of Common Stock that are registered on a Form S-8 registration statement. The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time. Except as otherwise provided for in an Agreement, for purposes of this Plan, references to employment by the Company shall also mean employment by a Subsidiary, and references to employment shall include service as a Non-Employee Director, consultant, independent contractor or agent. The Committee shall determine, in its sole discretion, the extent to which a participant shall be considered employed during an approved leave of absence. The aggregate value of cash compensation and the grant date fair value of shares of Common Stock that may be awarded or granted during any fiscal year of the Company to any Non-Employee Director shall not in the aggregate exceed $750,000.
1.5 Shares Available. Subject to adjustment as provided in Section 5.7 and to all other limits set forth in this Plan, 256,359,561 shares of Common Stock shall be available for all awards under this Plan, other than Substitute Awards. Subject to adjustment as provided in Section 5.7, no more than 256,359,561 shares of Common Stock in the aggregate may be issued under the Plan in connection with Incentive Stock Options. In addition, the number of shares of Common Stock available under the Plan shall increase annually on the first day of each calendar year, beginning with the calendar year ending December 31, 2022, and continuing until (and including) the calendar year ending December 31, 2031, with such annual increase equal to the lesser of (i) 5% of the number of shares of Stock issued and outstanding on December 31 of the immediately preceding fiscal year and (ii) an amount determined by the Board. The number of shares of Common Stock that remain available for future grants under the Plan shall be reduced by the sum of the aggregate number of shares of Common Stock that become subject to outstanding options, outstanding Free-Standing SARs, outstanding Stock Awards and outstanding Performance Awards denominated in shares of Common Stock, other than Substitute Awards.
Following approval of the Plan by the stockholders of the Company, the Company shall cease granting awards under the Prior Plans. However, outstanding awards previously granted under the Prior Plans shall remain subject to the terms and conditions of the Prior Plans and shall not be not be subject to the terms and conditions of the Plan.
To the extent that shares of Common Stock subject to an outstanding option, SAR, Stock Award or Performance Award granted under the Plan or a Prior Plan, other than Substitute Awards, are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award (excluding shares subject to an option cancelled upon settlement in shares of a related Tandem SAR or shares subject to a Tandem SAR cancelled upon exercise of a related option) or (ii) the settlement of such award in cash, then such shares of Common Stock shall again be available under this Plan. In addition, shares of Common Stock subject to an award under this Plan or a Prior Plan shall again be available for issuance under this Plan if such shares are (x) shares that were subject to an option or stock-settled SAR and were not issued or delivered upon the net settlement or net exercise of such option or SAR or (y) shares delivered to or withheld by the Company to pay the purchase price or the withholding taxes related to an outstanding award. Notwithstanding the foregoing, shares repurchased by the Company on the open market with the proceeds of an option exercise shall not again be available for issuance under this Plan.
The number of shares of Common Stock available for awards under this Plan shall not be reduced by (i) the number of shares of Common Stock subject to Substitute Awards or (ii) available shares under a stockholder approved plan of a company or other entity which was a party to a corporate transaction with the Company (as appropriately adjusted to reflect such corporate transaction) which become subject to awards granted under this Plan (subject to applicable stock exchange requirements).
Shares of Common Stock to be delivered under this Plan shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.
II. STOCK OPTIONS AND STOCK APPRECIATION RIGHTS
2.1 Stock Options. The Committee may, in its discretion, grant options to purchase shares of Common Stock to such eligible persons as may be selected by the Committee. Each option, or portion thereof, that is not an Incentive Stock Option, shall be a Nonqualified Stock Option. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company, or any parent or Subsidiary) exceeds the amount (currently $100,000) established by the Code, such options shall constitute Nonqualified Stock Options.
Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:
(a) Number of Shares and Purchase Price. The number of shares of Common Stock subject to an option and the purchase price per share of Common Stock purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per share of Common Stock purchasable upon exercise of an option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option; provided further, that if an Incentive Stock Option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than 10 percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or Subsidiary) (a “Ten Percent Holder”), the purchase price per share of Common Stock shall not be less than the price (currently 110% of Fair Market Value) required by the Code in order to constitute an Incentive Stock Option.
Notwithstanding the foregoing, in the case of an option that is a Substitute Award, the purchase price per share of the shares subject to such option may be less than 100% of the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate purchase price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate purchase price of such shares.
(b) Option Period and Exercisability. The period during which an option may be exercised shall be determined by the Committee; provided, however, that no option shall be exercised later than 10 years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five (5) years after its date of grant. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an option or to the exercisability of all or a portion of an option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.

(c) Method of Exercise. An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanying such notice with payment therefor in full (or arrangement made for such payment to the Company’s satisfaction) either (A) in cash or check, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of shares of Common Stock having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation, (D) in cash by a broker-dealer acceptable to the Company to whom the participant has submitted an irrevocable notice of exercise, (E) such other methods permitted by applicable law, or (F) a combination of the foregoing, in each case, to the extent set forth in the Agreement relating to the option, (ii) if applicable, by surrendering to the Company any Tandem SARs which are cancelled by reason of the exercise of the option and (iii) by executing such documents as the Company may reasonably request. Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the participant. No shares of Common Stock shall be issued and no certificate representing Common Stock shall be delivered until the full purchase price therefor and any withholding taxes thereon, as described in Section 5.5, have been paid (or arrangement made for such payment to the Company’s satisfaction).
2.2 Stock Appreciation Rights. The Committee may, in its discretion, grant SARs to such eligible persons as may be selected by the Committee. The Agreement relating to an SAR shall specify whether the SAR is a Tandem SAR or a Free-Standing SAR.
SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:
(a) Number of SARs and Base Price. The number of SARs subject to an award shall be determined by the Committee. Any Tandem SAR related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted. The base price of a Tandem SAR shall be the purchase price per share of Common Stock of the related option. The base price of a Free-Standing SAR shall be determined by the Committee; provided, however, that such base price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such SAR (or, if earlier, the date of grant of the option for which the SAR is exchanged or substituted).
Notwithstanding the foregoing, in the case of an SAR that is a Substitute Award, the base price per share of the shares subject to such SAR may be less than 100% of the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate base price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate base price of such shares.
(b) Exercise Period and Exercisability. The period for the exercise of an SAR shall be determined by the Committee; provided, however, that (i) no Tandem SAR shall be exercised later than the expiration, cancellation, forfeiture or other termination of the related option and (ii) no Free-Standing SAR shall be exercised later than 10 years after its date of grant. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an SAR or to the exercisability of all or a portion of an SAR. The Committee shall determine whether an SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised, in the case of a Tandem SAR, only with respect to whole shares of Common Stock and, in the case of a Free-Standing SAR, only with respect to a whole number of SARs. If an SAR is exercised for shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c), or such shares shall be transferred to the holder in book entry form with restrictions on the shares duly noted, and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3.2(d). Prior to the exercise of a stock-settled SAR, the holder of such SAR shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such SAR.
(c) Method of Exercise. A Tandem SAR may be exercised (i) by giving written notice to the Company specifying the number of whole SARs which are being exercised, (ii) by surrendering to the Company any options which are cancelled by reason of the exercise of the Tandem SAR and (iii) by executing such documents as the Company may reasonably request. A Free-Standing SAR may be exercised (A) by giving written notice to the Company specifying the whole number of SARs which are being exercised and (B) by executing such documents as the Company may reasonably request. No shares of Common Stock shall be issued and no certificate representing Common Stock shall be delivered until any withholding taxes thereon, as described in Section 5.5, have been paid (or arrangement made for such payment to the Company’s satisfaction).
2.3 Termination of Employment or Service. All of the terms relating to the exercise, cancellation or other disposition of an option or SAR (i) upon a termination of employment with or service to the Company of the holder of such option or SAR, as the case may be, whether by reason of termination, resignation, disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable Agreement.
2.4 Repricing. The Committee shall have the discretion, without the approval of the stockholders of the Company, to (i) reduce the purchase price or base price of any previously granted option or SAR, (ii) cancel any previously granted option or SAR in exchange for another option or SAR with a lower purchase price or base price or (iii) cancel any previously granted option or SAR in exchange for cash or another award if the purchase price of such option or the base price of such SAR exceeds the Fair Market Value of a share of Common Stock on the date of such cancellation.
2.5 No Dividend Equivalents. Notwithstanding anything in an Agreement to the contrary, the holder of an option or SAR shall not be entitled to receive dividend equivalents with respect to the number of shares of Common Stock subject to such option or SAR.
III. STOCK AWARDS
3.1 Stock Awards. The Committee may, in its discretion, grant Stock Awards to such eligible persons as may be selected by the Committee. The Agreement relating to a Stock Award shall specify whether the Stock Award is a Restricted Stock Award, a Restricted Stock Unit Award or, in the case of an Other Stock Award, the type of award being granted.
3.2 Terms of Restricted Stock Awards. Restricted Stock Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.
(a) Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Award and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Award shall be determined by the Committee.
(b) Vesting and Forfeiture. The Agreement relating to a Restricted Stock Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of the shares of Common Stock subject to such award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period or (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.
(c) Stock Issuance. During the Restriction Period, the shares of Restricted Stock shall be held by a custodian in book entry form with restrictions on such shares duly noted or, alternatively, a certificate or certificates representing a Restricted Stock Award shall be registered in the holder’s name and may bear a legend, in addition to any legend which may be required pursuant to Section 5.6, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Stock Award. All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable Performance Measures), subject to the Company’s right to require payment of any taxes in accordance with Section 5.5, the restrictions shall be removed from the requisite number of any shares of Common Stock that are held in book entry form, and all certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award.

(d) Rights with Respect to Restricted Stock Awards. Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that a distribution or dividend with respect to shares of Common Stock, including a regular cash dividend, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made.
(e) Section 83(b) Election. If a participant makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which such participant would otherwise be taxable under Section 83(a) of the Code, such participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service along with proof of the timely filing thereof.
3.3 Terms of Restricted Stock Unit Awards. Restricted Stock Unit Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.
(b) Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Unit Award, including the number of shares that are earned upon the attainment of any specified Performance Measures, and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Unit Award shall be determined by the Committee.
(c) Vesting and Forfeiture. The Agreement relating to a Restricted Stock Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Restricted Stock Unit Award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period or (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.
(d) Settlement of Vested Restricted Stock Unit Awards. The Agreement relating to a Restricted Stock Unit Award shall specify (i) whether such award may be settled in shares of Common Stock or cash or a combination thereof and (ii) whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. Any dividend equivalents with respect to Restricted Stock Units shall be subject to the same vesting conditions as the underlying awards. Prior to the settlement of a Restricted Stock Unit Award, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award.
3.4 Other Stock Awards. Subject to the limitations set forth in the Plan, the Committee is authorized to grant other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock, including without limitation shares of Common Stock granted as a bonus and not subject to any vesting conditions, dividend equivalents, deferred stock units, stock purchase rights and shares of Common Stock issued in lieu of obligations of the Company to pay cash under any compensatory plan or arrangement, subject to such terms as shall be determined by the Committee. The Committee shall determine the terms and conditions of such awards, which may include the right to elective deferral thereof, subject to such terms and conditions as the Committee may specify in its discretion. Any distribution, dividend or dividend equivalents with respect to Other Stock Awards shall be subject to the same vesting conditions as the underlying awards.

3.5 Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Restriction Period or Performance Period relating to a Stock Award, or any forfeiture and cancellation of such award (i) upon a termination of employment with or service to the Company of the holder of such award, whether by reason of termination, resignation, disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable Agreement.
IV. PERFORMANCE AWARDS
4.1 Performance Awards. The Committee may, in its discretion, grant Performance Awards to such eligible persons as may be selected by the Committee.
4.2 Terms of Performance Awards. Performance Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.
(a) Value of Performance Awards and Performance Measures. The method of determining the value of the Performance Award and the Performance Measures and Performance Period applicable to a Performance Award shall be determined by the Committee.
(b) Vesting and Forfeiture. The Agreement relating to a Performance Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Performance Award if the specified Performance Measures are satisfied or met during the specified Performance Period and for the forfeiture of such award if the specified Performance Measures are not satisfied or met during the specified Performance Period.
(c) Settlement of Vested Performance Awards. The Agreement relating to a Performance Award shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof. If a Performance Award is settled in shares of Restricted Stock, such shares of Restricted Stock shall be issued to the holder in book entry form or a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights as a stockholder of the Company as determined pursuant to Section 3.2(d). Any dividends or dividend equivalents with respect to a Performance Award shall be subject to the same vesting restrictions as such Performance Award. Prior to the settlement of a Performance Award in shares of Common Stock, including Restricted Stock, the holder of such award shall have no rights as a stockholder of the Company.
4.3 Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Performance Period relating to a Performance Award, or any forfeiture and cancellation of such award (i) upon a termination of employment with or service to the Company of the holder of such award, whether by reason of termination, resignation, disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable Agreement.
V. GENERAL
5.1 Effective Date and Term of Plan. This Plan shall be submitted to the stockholders of the Company for approval at a special meeting of stockholders in 2021 and shall become effective as of the closing of the business combination consummated pursuant to the Agreement and Plan of Merger, dated as of January 27, 2021, as amended by the First Amendment to Agreement and Plan of Merger dated as of February 25, 2021, the Second Amendment to Agreement and Plan of Merger dated as of May 3, 2021, the Third Amendment to Agreement and Plan of Merger dated as of June 14, 2021 and the Fourth Amendment to Agreement and Plan of Merger dated as of July 12, 2021, by and among Property Solutions Acquisition Corp., PSAC Merger Sub Ltd., and FF Intelligent Mobility Global Holdings Ltd. This Plan shall terminate on the 10th anniversary of the date on which the Plan was approved by stockholders, unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination.
Awards hereunder may be made at any time prior to the termination of this Plan, provided that no Incentive Stock Option may be granted later than 10 years after the date on which the Plan was approved by the Board. In the event that this Plan is not approved by the stockholders of the Company, this Plan and any awards hereunder shall be void and of no force or effect.
5.2 Amendments. The Board or, subject to applicable law, the Committee may amend, modify, or terminate this Plan or any Agreement as it shall deem advisable; provided, however, that no amendment to the Plan or any

Agreement shall be effective without the approval of the Company’s stockholders if (i) stockholder approval is required by applicable law, rule or regulation, including any rule of the NASDAQ Capital Market, or any other stock exchange on which the Common Stock is then traded, or (ii) such amendment seeks to modify the Non-Employee Director compensation limit set forth in Section 1.3; provided further, that no amendment may materially impair the rights of a holder of an outstanding award without the consent of such holder. Notwithstanding anything herein to the contrary, the Board may amend the Plan or any Agreement at any time without the consent of a holder of an outstanding award to company with applicable law, including Section 409A of the Code.
5.3 Agreement. Each award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award. No award shall be valid until an Agreement is executed by the Company and, to the extent required by the Company, executed or electronically accepted by the recipient of such award. Upon such execution or acceptance and delivery of the Agreement to the Company within the time period specified by the Company, such award shall be effective as of the effective date set forth in the Agreement.
5.4 Non-Transferability. No award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or, to the extent expressly permitted in the Agreement relating to such award, to the holder’s family members, a trust or entity established by the holder for estate planning purposes, a charitable organization designated by the holder or pursuant to a domestic relations order, in each case, without consideration. Except to the extent permitted by the foregoing sentence or the Agreement relating to an award, each award may be exercised or settled during the holder’s lifetime only by the holder or the holder’s legal representative or similar person. Except as permitted by the second preceding sentence, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any award, such award and all rights thereunder shall immediately become null and void.
5.5 Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any federal, state, local or other taxes which may be required to be withheld or paid in connection with such award. An Agreement may provide that (i) the Company shall withhold whole shares of Common Stock which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the “Tax Date”), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash or check payment to the Company; (B) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously owned whole shares of Common Stock having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation; (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, in either case equal to the amount necessary to satisfy any such obligation; (D) a cash payment by a broker-dealer acceptable to the Company to whom the participant has submitted an irrevocable notice of exercise or sale, (E) such other methods permitted by applicable law, or (F) a combination of the foregoing, in each case to the extent set forth in the Agreement relating to the award. Shares of Common Stock to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate (or, if permitted by the Company, such other rate as will not cause adverse accounting consequences under the accounting rules then in effect, and is permitted under applicable Internal Revenue Service withholding rules). Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.
5.6 Restrictions on Shares. Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The

Company may require that certificates evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.
5.7 Adjustment. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation or any successor or replacement accounting standard) that causes the per share value of shares of Common Stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary cash dividend, the number and class of securities available under this Plan, the terms of each outstanding option and SAR (including the number and class of securities subject to each outstanding option or SAR and the purchase price or base price per share), the terms of each outstanding Stock Award (including the number and class of securities subject thereto), and the terms of each outstanding Performance Award (including the number and class of securities subject thereto, if applicable), shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and SARs in accordance with Section 409A of the Code. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of participants. In either case, the decision of the Committee regarding any such adjustment shall be final, binding and conclusive.
5.8 Change in Control.
(a) Subject to the terms of the applicable Agreements, in the event of a “Change in Control,” the Board, as constituted prior to the Change in Control, may, in its discretion:
(1) require that (i) some or all outstanding options and SARs shall become exercisable in full or in part, either immediately or upon a subsequent termination of employment, (ii) the Restriction Period applicable to some or all outstanding Stock Awards shall lapse in full or in part, either immediately or upon a subsequent termination of employment, (iii) the Performance Period applicable to some or all outstanding awards shall lapse in full or in part, and (iv) the Performance Measures applicable to some or all outstanding awards shall be deemed to be satisfied at the target, maximum or any other level;
(2) (2) require that shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control (or a parent corporation thereof) or other property be substituted for some or all of the shares of Common Stock subject to an outstanding award, with an appropriate and equitable adjustment to such award as determined by the Board in accordance with Section 5.7; and/or
(3) require outstanding awards, in whole or in part, to be surrendered to the Company by the holder, and to be immediately cancelled by the Company, and to provide for the holder to receive (i) a cash payment in an amount equal to (A) in the case of an option or an SAR, the aggregate number of shares of Common Stock then subject to the portion of such option or SAR surrendered, whether or not vested or exercisable, multiplied by the excess, if any, of the Fair Market Value of a share of Common Stock as of the date of the Change in Control, over the purchase price or base price per share of Common Stock subject to such option or SAR; provided, however, that if the purchase price or base price per share of Common Stock subject to such option or SAR exceeds the Fair Market Value of a share of Common Stock as of the date of the Change in Control, such option or SAR may be cancelled for no consideration, (B) in the case of a Stock Award or a Performance Award denominated in shares of Common Stock, the number of shares of Common Stock then subject to the portion of such award surrendered to the extent the Performance Measures applicable to such award have been satisfied or are deemed satisfied pursuant to Section 5.8(a)(i), whether or not vested, multiplied by the Fair Market Value of a share of Common Stock as of the date of the Change in Control, and (C) in the case of a Performance Award denominated in cash, the value of the Performance Award then subject to the portion of such award surrendered to the extent the Performance Measures applicable to such award have been satisfied or are deemed satisfied pursuant to Section 5.8(a)(i); (ii) shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control (or a parent corporation thereof) or other property, having a fair market value not less than the amount determined under clause (i) above; or (iii) a combination of the payment of cash pursuant to clause (i) above and the issuance of shares or other property pursuant to clause (ii) above.

(b) For purposes of this Plan, a “Change in Control” shall be deemed to have occurred under the following circumstances:
(1) Change in Ownership of the Company. A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the shares of the Company that, together with the shares held by such Person, constitutes more than fifty percent (50%) of the total voting power of the shares of the Company (an “Acquisition”); provided, however, that for purposes of this subsection, the acquisition of additional shares by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the shares of the Company will not be considered an Acquisition; provided, further, that any change in the ownership of the shares of the Company as a result of a private financing of the Company that is approved by the Board also will not be considered an Acquisition. Further, if the members of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting shares immediately prior to the change in ownership, direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the shares of the Company or of the ultimate parent entity of the Company, such event shall not be considered an Acquisition under this Section 5.8(b)(1). For this purpose, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities;
(2) Change in Effective Control of the Company. If the Company has a class of securities registered pursuant to Section 12 of the Exchange Act, a change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this Section 5.8(b)(2), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered an Acquisition;
(3) Change in Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (c), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s members immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a member of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s shares, an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding shares of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (b)(3). For purposes of this Section 5.8(b)(3), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
provided, that with respect to any nonqualified deferred compensation that becomes payable on account of the Change in Control, the transaction or event described in clause (1), (2) or (3) also constitutes a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5) if required in order for the payment not to violate Section 409A of the Code.
For purposes of this Section 5.8, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of shares, or similar business transaction with the Company.

Further and for the avoidance of doubt, the following transactions will not constitute an Acquisition: (i) a transaction if its sole purpose is to change the jurisdiction of the Company’s incorporation; (ii) a transaction if its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction or (iii) an acquisition of additional voting power of shares held by FF Top Holding LLC, a Delaware limited liability company, as a result of the increase in voting power attributed to a share of Class B common stock, par value $ 0.0001 per share, of the Company, following the occurrence of a qualifying equity market capitalization of the Company in accordance with the Company’s Second Amended and Restated Certificate of Incorporation (as the same may be amended, restated or otherwise modified from time-to-time).
In addition, a “Person,” as used in this Section 5.8, shall not include (w) the Company or any of its Affiliates; (x) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries; (y) an underwriter temporarily holding securities pursuant to an offering of such securities; or (z) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.
5.9 Deferrals. The Committee may determine that the delivery of shares of Common Stock or the payment of cash, or a combination thereof, upon the settlement of all or a portion of any award made hereunder shall be deferred, or the Committee may, in its sole discretion, approve deferral elections made by holders of awards. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion, subject to the requirements of Section 409A of the Code.
5.10 No Right of Participation, Employment or Service. Unless otherwise set forth in an employment agreement, no person shall have any right to participate in this Plan. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by or service with the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment or service of any person at any time without liability hereunder.
5.11 Rights as Stockholder. No person shall have any right as a stockholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such shares of Common Stock or equity security.
5.12 Designation of Beneficiary. To the extent permitted by the Company, a holder of an award may file with the Company a written designation of one or more persons as such holder’s beneficiary or beneficiaries (both primary and contingent) in the event of the holder’s death or incapacity. To the extent an outstanding option or SAR granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such option or SAR pursuant to procedures prescribed by the Company. Each beneficiary designation shall become effective only when filed in writing with the Company during the holder’s lifetime on a form prescribed by the Company. The spouse of a married holder domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Company of a new beneficiary designation shall cancel all previously filed beneficiary designations. If a holder fails to designate a beneficiary, or if all designated beneficiaries of a holder predecease the holder, then each outstanding award held by such holder, to the extent vested or exercisable, shall be payable to or may be exercised by such holder’s executor, administrator, legal representative or similar person.
5.13 Awards Subject to Clawback. The awards granted under this Plan and any cash payment or shares of Common Stock delivered pursuant to such an award are subject to forfeiture, recovery by the Company or other action pursuant to the applicable Agreement or any clawback or recoupment policy which the Company may adopt from time to time, including without limitation any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.
5.14 Section 409A. This Plan is intended to comply with the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. To the extent that any award is subject to Section 409A of the Code, it shall be paid in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Notwithstanding anything herein to the contrary, any provision in this Plan that is inconsistent with Section 409A of the Code shall be deemed to be amended to comply with Section 409A of the Code and to the extent such provision cannot be amended to comply therewith, such provision shall be null and void. The Company shall have no liability to a participant, or any other party, if an award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee or the Company and, in the event that any amount or benefit under this Plan becomes subject to penalties under Section 409A of the Code, responsibility for payment of such penalties shall rest solely with the affected participants and not with the Company. Notwithstanding any contrary provision in this Plan or an Agreement, any payment(s) of “nonqualified deferred compensation” (within the meaning of Section 409A of the Code) that are otherwise required to be made under this Plan to a “specified employee” (as defined under Section 409A of the Code) as a result of such employee’s separation from service (other than a payment that is not subject to Section 409A of the Code) shall be delayed for the first six (6) months following such separation from service (or, if earlier, the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Agreement) upon expiration of such delay period.
5.15 Data Privacy. As a condition for receiving any award under the Plan, each participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section 5.15 by and among the Company and its Subsidiaries and affiliates exclusively for implementing, administering and managing the participant’s participation in the Plan. The Company and its Subsidiaries and affiliates may hold certain personal information about a participant, including the participant’s name, address and telephone number; birthdate; social security, insurance or other identification number; salary; nationality; job title(s); any shares of Common Stock held in the Company or its Subsidiaries and affiliates; and award details, to implement, manage and administer the Plan and awards (the “Data”). The Company and its Subsidiaries and affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a participant’s participation in the Plan, and the Company and its Subsidiaries and affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the participant’s country, or elsewhere, and the participant’s country may have different data privacy laws and protections than the recipients’ country. By accepting an award, each participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the participant’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the participant may elect to deposit any shares of Common Stock. The Data related to a participant will be held only as long as necessary to implement, administer, and manage the participant’s participation in the Plan. A participant may, at any time, view the Data that the Company holds regarding such participant, request additional information about the storage and processing of the Data regarding such participant, recommend any necessary corrections to the Data regarding the participant or refuse or withdraw the consents in this Section 5.15 in writing, without cost, by contacting the local human resources representative. The Company may cancel participant’s ability to participate in the Plan and, in the Committee’s sole discretion, the participant may forfeit any outstanding awards if the participant refuses or withdraws the consents in this Section 5.15. For more information on the consequences of refusing or withdrawing consent, participants may contact their local human resources representative.
5.16 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan and any award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
5.17 Prohibition on Executive Officer Loans. Notwithstanding any other provision of the Plan to the contrary, no participant who is a director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any awards granted under the Plan, or continue any extension of credit with respect to such payment, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.
5.18 Governing Law. This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

5.19 Foreign Employees. Without amending this Plan, the Committee may grant awards to eligible persons who are foreign nationals and/or reside outside of the United States on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 8:59 p.m. Pacific Time, on August 15, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. You will need the control number at the left in order to do so.

During The Meeting - Go to **www.virtualshareholdermeeting.com/FFIE2023SM3**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 8:59 p.m. Pacific Time, on August 15, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and mail it in the postage-paid envelope provided in time for it to be received by the close of business, on August 15, 2023 or return it to Faraday Future Intelligent Electric Inc., 18455 S. Figueroa Street, Gardena, California 90248 by the close of business, on August 15, 2023.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V19712-Z85800 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. ONLY YOUR LATEST DATED AND SUBMITTED PROXY WILL COUNT.

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

There are no other matters that will be voted upon at the Special Meeting.

PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS CARD. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Dear Stockholder:

You are cordially invited to attend the Special Meeting of Stockholders (the "Special Meeting") of Faraday Future Intelligent Electric Inc. ("FF" or the "Company") to be held virtually at 9:00 a.m. Pacific Time, on August 16, 2023 at www.virtualshareholdermeeting.com/FFIE2023SM3. The accompanying Notice of Special Meeting and Proxy Statement contain detailed information as to the formal business to be transacted at the Special Meeting.

Whether or not you plan to attend the Special Meeting, it is important that your shares be voted. Accordingly, please complete, sign and date the proxy card on the reverse side and return it in the enclosed postage-paid envelope. In the alternative, you have the option to vote these shares by the Internet or telephone as indicated on the reverse side or by attending the Special Meeting virtually and voting during the Special Meeting. Voting your shares via proxy in advance will not affect your ability to attend the Special Meeting virtually, but regardless of whether or not you plan to attend virtually, we encourage you to vote your shares by proxy in advance in order to ensure that your votes are counted.

Sincerely,

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

V19713-Z85800

PROXY

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD AUGUST 16, 2023
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Jonathan Maroko and D. Michael Beck or either of them as Proxies, each with full power of substitution and revocation, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of FARADAY FUTURE INTELLIGENT ELECTRIC INC. (the "Company") held of record by the undersigned as of the close of business on June 23, 2023 at the Special Meeting of Stockholders of the Company to be held on August 16, 2023, at 9:00 a.m. Pacific Time (including any adjournment, postponement or rescheduling thereof, the "Special Meeting"). The undersigned hereby revokes all proxies previously given with respect to the shares covered hereby with respect to the Special Meeting.

This proxy card, when properly executed, will revoke any proxies previously given with respect to the shares covered hereby, and will be voted in the manner directed herein by the undersigned stockholder. IF THIS PROXY CARD IS PROPERLY EXECUTED AND RETURNED BUT NO DIRECTION IS MADE AS TO A PROPOSAL, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS WITH RESPECT TO THAT PROPOSAL. PURSUANT TO THE COMPANY'S BYLAWS, THERE ARE NO OTHER MATTERS OF BUSINESS THAT WILL COME BEFORE THE SPECIAL MEETING.

Please mark, sign, date and return this card promptly using the enclosed envelope.

SEE REVERSE SIDE

Continued and to be signed on Reverse Side

SEE REVERSE SIDE